FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-177354-03

FREE WRITING PROSPECTUS
STRUCTURAL AND COLLATERAL TERM SHEET

UBS-B 2012-C3

$1,082,061,969
(Approximate Total Mortgage Pool Balance)

$757,443,000
(Approximate Publicly Offered Certificate Balance)

UBS-Barclays Commercial Mortgage Trust 2012-C3 Issuing Entity

UBS Commercial Mortgage Securitization Corp. Depositor

UBS Real Estate Securities Inc.
Barclays Bank PLC
Archetype Mortgage Funding II LLC
KeyBank National Association
General Electric Capital Corporation
RAIT Partnership, L.P.
Sponsors and Mortgage Loan Sellers

September 10, 2012

UBS Investment Bank	Barclays
Co-Lead Managers and Joint Bookrunners

KeyBanc Capital Markets	Citigroup	Drexel Hamilton

Co-Managers
The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBS-B 2012-C3

KEY FEATURES OF SECURITIZATION

Capitalized terms used but not defined in this term sheet have the respective meanings assigned to those terms in the other Free Writing Prospectus dated September [10], 2012 relating to the Offered Certificates (the “Free Writing Prospectus”).

Key Features:		Pooled Collateral Facts:
Co-Lead Managers & Joint Bookrunners: Co-Managers:	UBS Securities LLC Barclays Capital Inc. KeyBanc Capital Markets Inc. Citigroup Global Markets Inc. Drexel Hamilton, LLC	Initial Outstanding Pool Balance:	$1,082,061,969
		Number of Mortgage Loans:	85
		Number of Mortgaged Properties:	113
		Average Mortgage Loan Cut-off Date Balance:	$12,730,141
		Average Mortgaged Property Cut-off Date Balance:	$9,575,770
Mortgage Loan Sellers:	UBS Real Estate Securities Inc. (“UBSRES”) (63.6%),	Weighted Avg Mortgage Loan U/W NCF DSCR:	1.65x
	Barclays Bank PLC (12.0%), Archetype Mortgage	Range of Mortgage Loan U/W NCF DSCRs:	1.25x-3.91x
	Funding II LLC (“AMF II”) (9.1%), KeyBank National	Weighted Avg Mortgage Loan Cut-off Date LTV:	65.1%
	Association (8.6%), General Electric Capital	Range of Mortgage Loan Cut-off Date LTVs:	38.2%-78.1%
	Corporation (“GECC”) (5.1%) and RAIT Partnership,	Weighted Avg Mortgage Loan Maturity Date LTV:	54.6%
	L.P. (“RAIT”) (1.6%)	Range of Mortgage Loan Maturity Date LTVs:	31.5%-64.2%
Master Servicer:	Midland Loan Services, a Division of PNC Bank,	Weighted Avg U/W NOI Debt Yield:	11.6%
	National Association	Range of U/W NOI Debt Yields:	7.4%-24.9%
Operating Advisor:	Park Bridge Lender Services LLC	Weighted Avg Mortgage Loan
Special Servicer:	Rialto Capital Advisors, LLC	Original Term to Maturity (months):	113
Trustee:	Deutsche Bank National Trust Company	Weighted Avg Mortgage Loan
Rating Agencies:	DBRS, Inc., Kroll Bond Rating Agency, Inc. and	Remaining Term to Maturity (months):	112
	Moody’s Investors Service, Inc.	Weighted Avg Mortgage Loan Seasoning (months):	1
Determination Date:	The 6th day of each month, or if such 6th day is not a	% Mortgage Loans with Amortization for Full Term:	78.0%
	business day, the following business day,	% Mortgage Loans with Partial Interest Only:	10.2%
	commencing in October, 2012.	% Mortgage Loans with Full Interest Only:	11.8%
Distribution Date:	The 4th business day following the Determination Date	% Mortgage Loans with Upfront or Ongoing Tax Reserves:	59.7%
	in each month, commencing in October, 2012.	% Mortgage Loans with Upfront or
Cut-off Date:	With respect to each mortgage loan, the related due	Ongoing Replacement Reserves(1):	57.3%
	date of such mortgage loan in September 2012 (or	% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	53.5%
	September 1, 2012 if such mortgage loan does not	% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(2):	45.5%
	have a due date in September 2012).	% Mortgage Loans with Upfront Engineering Reserves:	35.1%
Settlement Date:	On or about September 27, 2012	% Mortgage Loans with Upfront or Ongoing Other Reserves:	44.2%
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds	(1) Includes FF&E Reserves.
	with accrued interest.	(2) Represents the percent of the Initial Outstanding Pool Balance allocable only to office, retail, industrial and mixed use properties.
ERISA Eligible:	All of the Offered Classes are expected to be ERISA
	eligible.
SMMEA Eligible:	None of the Offered Classes will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	August, 2049
Minimum Denominations:	$10,000 and in each case in multiples of $1
	thereafter.
Clean-up Call:	1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBS-B 2012-C3

SUMMARY OF THE CERTIFICATES

OFFERED CERTIFICATES

Class	Ratings (DBRS/KBRA/Moody’s)	Initial Certificate Balance(2)	Subordination Levels	Weighted Avg. Life (years)(4)	Principal Window (months)(4)	Certificate Balance to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1(1)	AAA(sf)/AAA(sf)/Aaa(sf)	$78,161,000	30.000%(3)	2.57	1-59	45.6%	16.6%
Class A-2(1)	AAA(sf)/AAA(sf)/Aaa(sf)	$117,174,000	30.000%(3)	4.89	59-60	45.6%	16.6%
Class A-3(1)	AAA(sf)/AAA(sf)/Aaa(sf)	$87,026,000	30.000%(3)	7.38	60-116	45.6%	16.6%
Class A-4(1)	AAA(sf)/AAA(sf)/Aaa(sf)	$475,082,000	30.000%(3)	9.81	116-120	45.6%	16.6%

NON-OFFERED CERTIFICATES

Class	Ratings (DBRS/KBRA/Moody’s)	Initial Certificate or Notional Balance(2)		Subordination Levels	Weighted Avg. Life (years)(4)	Principal Window (months)(4)	Certificate Balance to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-S-EC(1)(10)	AAA(sf)/AAA(sf)/Aaa(sf)	$96,033,000		21.125%	9.95	120-120	51.3%	14.7%
Class X-A(8)	AAA(sf)/AAA(sf)/Aaa(sf)	$853,476,000	(7)	NAP	NAP	NAP	NAP	NAP
Class X-B(9)	NR/AAA(sf)/Ba3(sf)	$228,585,968	(7)	NAP	NAP	NAP	NAP	NAP
Class B-EC(1)(10)	AA(low)(sf)/AA-(sf)/Aa3(sf)	$66,276,000		15.000%	9.95	120-120	55.3%	13.6%
Class EC(1)(10)	A(low)(sf)/(A-(sf)/A2(sf)	$198,829,000		11.625%	9.95	120-120	57.5%	13.1%
Class C-EC(1)(10)	A(low)(sf)/A-(sf)/A3(sf)	$36,520,000		11.625%	9.95	120-120	57.5%	13.1%
Class D(1)	BBB(low)(sf)/BBB-(sf)/Baa3(sf)	$45,987,000		7.375%	9.95	120-120	60.3%	12.5%
Class E(1)	BB(sf)/BB(sf)/Ba2(sf)	$22,994,000		5.250%	9.95	120-120	61.7%	12.2%
Class F(1)	B(sf)/B(sf)/B2(sf)	$17,584,000		3.625%	9.95	120-120	62.7%	12.0%
Class G(1)	NR/NR/NR	$39,224,968		0.000%	9.95	120-120	65.1%	11.6%
(1)
The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S-EC, Class B-EC, Class EC, Class C-EC, Class D, Class E, Class F and Class G Certificates will each equal one of the following per annum rates: (i) a fixed rate, (ii) a rate equal to the weighted average net mortgage pass-through rate for the Mortgage Loans from time to time, (iii) a rate equal to the lesser of the initial pass-through rate for that class and the weighted average net mortgage pass-through rate for the Mortgage Loans from time to time, or (iv) a rate equal to the weighted average net mortgage pass-through rate for the Mortgage Loans from time to time less a specified rate. The net mortgage pass-through rate of any Mortgage Loan is generally equal to the net mortgage interest rate of that Mortgage Loan as of the securitization Settlement Date (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Represents the approximate subordination level for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.
(4)
Based on the assumption that there are no prepayments of, or defaults on, the Mortgage Loans and the assumption that there are no extensions of the maturity dates of the Mortgage Loans, and otherwise based on the modeling assumptions, as described in the Free Writing Prospectus.

(5)
“Certificate Balance to Value Ratio” for any class with a certificate balance is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of Certificates and all other classes, if any, that are senior to or pari passu with such class, and the denominator of which is the total initial certificate balance of all Certificates. The Certificate Balance to Value Ratios of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)
“Underwritten NOI Debt Yield” for any class with a certificate balance is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all Certificates, and the denominator of which is the total initial certificate balance of the subject class of Certificates and all other classes, if any, that are senior to or pari passu with such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
The Class X-A and Class X-B Certificates (the “Class X Certificates”) will not have certificate balances. The interest accrual amounts on the Class X-A Certificates will be calculated by reference to a notional amount equal to the sum of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S-EC Certificates. The interest accrual amounts on the Class X-B Certificates will be calculated by reference to a notional amount equal to the sum of the total certificate balances of the Class B-EC, Class C-EC, Class D, Class E, Class F and Class G Certificates.

(8)
The pass through rate applicable to the Class X-A Certificates for each Distribution will generally be equal to the excess of (i) the weighted average net mortgage pass-through rate for the Mortgage Loans, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S-EC Certificates (based on their certificate balances), as further described in the Free Writing Prospectus.

(9)
The pass-through rate applicable to the Class X-B Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average net mortgage pass-through rate for the Mortgage Loans, over (ii) the weighted average of the pass-through rates of the Class B-EC, Class C-EC, Class D, Class E, Class F, and Class G Certificates (based on their certificate balances), as further described in the Free Writing Prospectus.

(10)
The Class A-S-EC, Class B-EC and Class C-EC Certifications may be exchanged for the Class EC Certificates, and the Class EC Certificates may be exchanged for the Class A-S-EC, Class B-EC and Class C-EC Certificates.  The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the Class A-S-EC, Class B-EC and Class C-EC Certificates that are exchanged for such Class EC Certificates.  The initial certificate balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Class A-S-EC, Class B-EC and Class C-EC Certificates and represents the maximum certificate balance of the Class EC Certificates that may be issued in an exchange.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBS-B 2012-C3

SUMMARY OF THE CERTIFICATES

Short-Term Certificate Principal Paydown Summary(1)
Class A-2 $117,174,000
Loan No.	Mortgage Loan Seller	Mortgage Loan	Cut-off Date Balance	% of Pool	Maturity(1) Balance	% of Certificate Class	Rem. Term to Maturity (Mos.)	U/W NCF DSCR	U/W NOI Debt Yield	Cut-off Date LTV Ratio	Maturity LTV Ratio
2	UBSRES	Apache Mall	$99,876,062	9.2%	$91,246,082	77.9%	59	1.63x	10.4%	66.6%	60.8%

45	UBSRES	Lakewood Village	$7,000,000	0.6%	$6,222,316	5.3%	60	1.66x	12.4%	60.9%	54.1%

56	UBSRES	4520 S National Avenue	$5,500,000	0.5%	$5,500,000	4.7%	60	3.91x	16.1%	49.5%	49.5%

58	UBSRES	East Pointe	$5,260,000	0.5%	$5,260,000	4.5%	60	3.18x	14.1%	50.0%	50.0%

63	GECC	Two Rivers MHC	$4,250,000	0.4%	$3,764,905	3.2%	60	1.35x	9.5%	65.4%	57.9%

68	UBSRES	Unitron	$4,000,000	0.4%	$4,000,000	3.4%	60	2.97x	15.0%	52.2%	52.2%

Total/Weighted Average			$125,886,062	11.6%	$115,993,303	99.0%	59	1.83x	11.0%	64.3%	59.1%
(1)
This table identifies loans with balloon payments due during the principal paydown window for the Class A-2 Certificates assuming 0% CPR, no defaults or losses, and no extensions of the Maturity Date of the Mortgage Loans , and otherwise based on the modeling assumptions as described in the Free Writing Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBS-B 2012-C3

TRANSACTION HIGHLIGHTS

■	$1,082,061,969 (Approximate) New-Issue Multi-Borrower CMBS:
–
Overview: The mortgage pool consists of 85 fixed-rate commercial, manufactured housing community and multifamily Mortgage Loans that have an aggregate Cut-off Date balance of $1,082,061,969 (the “Initial Outstanding Pool Balance”), have an average Cut-off Date Balance of $12,730,141 per Mortgage Loan and are secured by 113 Mortgaged Properties located throughout 29 states.

–	LTV: 65.1% weighted average Cut-off Date LTV and 54.6% weighted average Maturity Date/ARD LTV.
–	DSCR: 1.80x weighted average Debt Service Coverage Ratio, based on Underwritten Net Operating Income. 1.65x weighted average Debt Service Coverage Ratio, based on Underwritten Net Cash Flow.
–	Debt Yield: 11.6% weighted average debt yield, based on Underwritten Net Operating Income. 10.6% weighted average debt yield, based on Underwritten Net Cash Flow.
–	Credit Support: 30.000% credit support to Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, which are expected to be rated AAA(sf)/AAA(sf)/Aaa(sf) by DBRS/KBRA/Moody’s.
■	Loan Structural Features:
–	Amortization: 88.2% of the Mortgage Loans by Initial Outstanding Pool Balance have scheduled amortization:
■	78.0% of the Mortgage Loans by Initial Outstanding Pool Balance have amortization for the entire term with a balloon payment due at Maturity.
■	10.2% of the Mortgage Loans by Initial Outstanding Pool Balance have scheduled amortization following a partial interest-only period with a balloon payment due at Maturity.
–	Hard Lockboxes: 57.6% of the Mortgage Loans by Initial Outstanding Pool Balance have hard lockboxes in place.
■
Cash Traps: 69.9% of the Mortgage Loans by Initial Outstanding Pool Balance have cash traps triggered by certain declines in net cash flow, all at levels greater than a 1.10x coverage, that fund an excess cash flow reserve.

–	Reserves: The Mortgage Loans require amounts to be escrowed for reserves upfront or on an ongoing basis as follows:
■	Real Estate Taxes: 69 Mortgage Loans representing 59.7% of the Initial Outstanding Pool Balance.
■	Insurance Reserves: 62 Mortgage Loans representing 53.5% of the Initial Outstanding Pool Balance.
■	Replacement Reserves (Including FF&E Reserves): 67 Mortgage Loans representing 57.3% of Initial Outstanding Pool Balance.
■	Tenant Improvement / Leasing Commissions: 38 Mortgage Loans representing 45.5% of the Initial Outstanding Pool Balance allocable only to office, retail, industrial and mixed use properties only.
–	Defeasance: 86.4% of the Mortgage Loans by Initial Outstanding Pool Balance permit defeasance after a lockout period and prior to an open period.
–
Yield Maintenance: 13.6% of the Mortgage Loans by Initial Outstanding Pool Balance permit prepayment only with a Yield Maintenance Charge, following the respective lockout period and prior to an open period.

■	Multiple-Asset Types > 5.0% of the Total Pool:
–	Retail: 37.1% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are retail properties (of which 77.0% are regional mall properties and anchored retail properties).
–	Office: 16.6% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are office properties.
–	Hospitality: 15.9% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are Hospitality properties.
–	Mixed Use: 8.3% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are Mixed Use properties.
–	Multifamily: 6.6% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are Multifamily properties.
■
Geographic Diversity: The 113 Mortgaged Properties are located throughout 29 states, with one state representing greater than 10.0% of the allocated Initial Outstanding Pool Balance: New Jersey (13.2%).

Distribution of Collateral by Property Type

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBS-B 2012-C3

STRUCTURE OVERVIEW

Principal Payments:
Payments in respect of principal of the Certificates will be distributed, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S-EC, Class B-EC, Class C-EC, Class D, Class E, Class F and Class G Certificates, in that order, until the certificate balance of each such Class is reduced to zero. Notwithstanding the foregoing, if the total certificate balance of the Class A-S-EC through Class G Certificates has been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the certificate balance of each such Class, until the certificate balance of each such Class is reduced to zero.

The Class X-A and Class X-B Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to Certificates that are components of the notional amount of Class X-A Certificates (the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S-EC Certificates); and (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to Certificates that are components of the notional amount of Class X-B Certificates (the Class B-EC, Class C-EC, Class D, Class E, Class F and Class G Certificates).

Interest Payments:
On each Distribution Date, interest accrued for each Class of the Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A and Class X-B Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class, and then, to the Class A-S-EC, Class B-EC, Class C-EC, Class D, Class E, Class F and Class G Certificates, in that order, in each case until the interest payable to each such Class is paid in full. Interest accrued with respect to the Class A-S-EC, Class B-EC, Class C-EC, Class D, Class E, Class F and Class G Certificates will, in the case of each such Class, be payable only after any principal distributions payable to any more senior Class have been made.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S-EC, Class B-EC, Class C-EC, Class D, Class E, Class F and Class G Certificates for each Distribution Date will each equal one of the following per annum rates: (i) a fixed rate, (ii) a rate equal to the weighted average net mortgage pass-through rate for the Mortgage Loans from time to time, (iii) a rate equal to the lesser of the initial pass-through rate for that class and the weighted average net mortgage pass-through rate for the Mortgage Loans from time to time, or (iv) a rate equal to the weighted average net mortgage pass-through rate for the Mortgage Loans from time to time less a specified rate.

The pass-through rate applicable to the Class X-A Certificates for each Distribution Date will generally be a per annum rate equal to the excess of (i) the weighted average net mortgage pass-through rate for the Mortgage Loans, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S-EC Certificates (based on their certificate balances), as further described in the Free Writing Prospectus.

The pass-through rate applicable to the Class X-B Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average net mortgage pass-through rate for the Mortgage Loans, over (ii) the weighted average of the pass-through rates of the Class B-EC, Class C-EC, Class D, Class E, Class F and Class G Certificates (based on their certificate balances), as further described in the Free Writing Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBS-B 2012-C3

STRUCTURE OVERVIEW

Prepayment Interest Shortfalls:
Net prepayment interest shortfalls will be allocated to the interest-bearing Classes of Certificates pro rata generally based on interest entitlements, in reduction of the interest otherwise payable with respect to each of those Classes.

Loss Allocation:
Losses will be allocated to the Class G, Class F, Class E, Class D, Class C-EC, Class B-EC and Class A-S-EC Certficates, in that order, and then to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on a pro rata basis. The notional amount of either Class of the Class X Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates whose certificate balances are components of the notional amount of such Class of Class X Certificates.

Prepayment Premiums:
A percentage of each prepayment premium (either fixed prepayment premium or yield maintenance amount) collected will be allocated to each Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S-EC, Class B-EC, Class C-EC and Class D Certificates (the “YM P&I Classes”) then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the principal distribution amount that such Class receives on that Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of such Class of Certificates currently receiving principal over the relevant discount rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant discount rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

The remaining percentage of each prepayment premium will be allocated to the Class X Certificates in the manner described in the Free Writing Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Classes then entitled to principal distributions relative to the Class X Certificates as discount rates decrease and a decrease in the percentage allocated to such Classes as discount rates rise.

Control Rights:
Certain Classes of Certificates (the “Control Eligible Certificates”), through a representative, will have certain control rights over servicing matters with respect to each Mortgage Loan. The majority owner or appointed representative of the Class of Control Eligible Certificates that is the Controlling Class (such owner or representative the “Directing Holder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer or the Special Servicer proposes to take with respect to the Mortgage Loans.

Control Eligible Certificates:	Class E, Class F and Class G Certificates.
Controlling Class:
The “Controlling Class” will be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial certificate balance of such Class.

The Controlling Class as of the Settlement Date will be the Class G Certificates.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBS-B 2012-C3

STRUCTURE OVERVIEW

Remedies Available to Holders of Controlling Class Prior to Effectiveness of Control Termination Event:
The Controlling Class representative will have the right, at its sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan that would otherwise result in such Class no longer being the Controlling Class based on the occurrence of a Control Termination Event. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will only become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal will become effective if no demand for a second appraisal is received within a specified number of business days, or if a second appraisal is not received within 90 days after requested by the Controlling Class representative.

Directing Holder:	RREF CMBS AIV I, LP will be the initial Directing Holder and will also own 100% of the Class F, Class G and Class H Certificates as of the Settlement Date.
Control Termination Event:
Will occur when no Class of Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Appraisal Reduction Amounts allocated thereto) equal to or greater than 25% of the certificate balance as of the Settlement Date.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. The Directing Holder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan.

Upon the occurrence and during the continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to the Mortgage Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:
Will occur when, without giving regard to the application of any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Holder will have no rights under the Pooling and Servicing Agreement other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:
The Directing Holder will appoint the initial Special Servicer as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time by the Directing Holder. Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer with respect to the related Mortgage Loans and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

Replacement of Special Servicer:
For so long as a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Certificates evidencing not less than 25% of the aggregate certificate balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBS-B 2012-C3

STRUCTURE OVERVIEW

(ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of written confirmation from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the rating on any Class of the Certificates, the Certificate Administrator will be required to promptly provide written notice to all certificateholders of such request and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction (within 180 days from the time of the Certificate Administrator’s notice) of (i) Holders of at least 75% of the aggregate certificate balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate balances of Classes to which such Appraisal Reduction Amounts are allocable) or (ii) Holders of the Classes of Certificates entitled to principal evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer.

“Non-Reduced Certificates” means any Class of Certificates entitled to principal then outstanding for which (a)(1) the initial certificate balance of such Class minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Holders of such Class, (y) any unreimbursed Appraisal Reduction Amounts allocated to such Class and (z) any Realized Losses previously allocated to such Class, is equal to or greater than (b) 25% of the remainder of (1) the initial certificate balance of such Class less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Holders of such Class.
For so long as a Consultation Termination Event has occurred and is continuing, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to so replace the Special Servicer must be confirmed by a majority (by balance) of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate balances of the Classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time of recommendation and is subject to the receipt of written confirmation from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the rating on any Class of the Certificates.

Cap on Workout and Liquidation Fees:
The workout fees and liquidation fees payable to a Special Servicer with respect to any Specially Serviced Loan, will be an amount equal to the lesser of: (1) 1% of each collection of (a) interest and principal following a workout or (b) a full or discounted payoff or liquidation proceeds and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, if a Mortgage Loan becomes a Specially Serviced Loan solely due to a maturity date default and a collection of interest and principal or liquidation proceeds is received within 90 days following the maturity date as a result of the Mortgage Loan being refinanced, then the Special Servicer will not be entitled to collect a workout fee or liquidation fee, but may collect fees from the related borrower in connection with the workout or liquidation.

The total amount of workout and liquidation fees actually payable by the issuing entity will be capped in the aggregate at $1,000,000 for each Mortgage Loan. If a new special servicer begins servicing the Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBS-B 2012-C3

STRUCTURE OVERVIEW

Special Servicer Compensation:
The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement.

The Special Servicer will also be required to disclose in the Certificateholders’ monthly distribution date statement any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than any special servicing compensation to which the Special Servicer is entitled pursuant to the Pooling and Servicing Agreement in the form of late payment charges, net default interest, assumption fees, loan service transaction fees, beneficiary statement charges, assumption application fees or any interest or other income earned on deposits in the REO accounts.

Operating Advisor:
Prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights. After a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the issuing entity.

Upon the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will be entitled to consult with the Special Servicer with respect to all major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The Operating Advisor will be subject to termination if Holders of at least 15% of the Voting Rights vote to terminate and replace the Operating Advisor and such vote is approved by Holders of more than 50% of the Voting Rights that exercise their right to vote, provided that holders of at least 50% of the Voting Rights have exercised their right to vote. The Holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Liquidated Loan Waterfall:
On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal then due and payable on the Mortgage Loan (including by reason of acceleration of the unpaid principal amount of the Mortgage Loan following default). Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBS-B 2012-C3

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
Range of Cut-off Date Balances						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
$1,376,000	-	$4,999,999	20	$67,235,386	6.2%	5.0799%	112	1.79x	65.3%	53.8%
$5,000,000	-	$9,999,999	32	$225,691,605	20.9%	4.9388%	114	1.79x	62.4%	50.8%
$10,000,000	-	$24,999,999	26	$377,666,270	34.9%	5.1787%	119	1.66x	65.3%	52.3%
$25,000,000	-	$49,999,999	5	$198,592,646	18.4%	5.0341%	118	1.51x	67.3%	55.1%
$50,000,000	-	$99,999,999	1	$99,876,062	9.2%	4.3240%	59	1.63x	66.6%	60.8%
$100,000,000	-	$113,000,000	1	$113,000,000	10.4%	4.8730%	120	1.47x	64.2%	64.2%
Total/Weighted Average			85	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%

Geographic Distribution(1)
			Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
State/Location						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
New Jersey			2	$143,000,000	13.2%	4.8535%	120	1.52x	64.6%	62.1%
Michigan			14	$104,526,947	9.7%	5.1274%	118	1.78x	65.8%	51.2%
Minnesota			2	$103,876,062	9.6%	4.3134%	59	1.68x	66.0%	60.5%
Texas			12	$85,760,696	7.9%	5.2138%	115	1.59x	68.1%	56.0%
California			5	$83,479,027	7.7%	5.0659%	118	1.58x	63.6%	51.4%
New York			16	$63,411,144	5.9%	5.0019%	119	1.42x	65.2%	52.8%
Other			62	$498,008,093	46.0%	5.0782%	117	1.69x	64.6%	52.5%
Total/Weighted Average			113	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%

Property Type Distribution(1)
			Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
Property Type						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Retail			39	$401,094,896	37.1%	4.8714%	104	1.58x	67.6%	56.4%
Anchored			19	$208,865,872	19.3%	5.0050%	119	1.57x	68.0%	54.7%
Regional Mall			1	$99,876,062	9.2%	4.3240%	59	1.63x	66.6%	60.8%
Shadow Anchored			7	$39,281,753	3.6%	5.4215%	120	1.49x	71.8%	58.0%
Unanchored			6	$29,838,373	2.8%	5.0198%	119	1.57x	63.5%	52.8%
Single Tenant			6	$23,232,836	2.1%	4.9026%	120	1.65x	66.7%	54.7%
Office			9	$179,727,424	16.6%	4.9023%	116	1.59x	64.2%	60.0%
CBD			3	$137,189,655	12.7%	4.9221%	120	1.46x	65.1%	62.7%
Suburban			4	$31,677,769	2.9%	4.9587%	109	1.91x	63.6%	52.1%
Medical			2	$10,860,000	1.0%	4.4883%	91	2.34x	55.0%	49.4%
Hospitality			17	$171,713,000	15.9%	5.1115%	119	1.85x	60.9%	46.8%
Limited Service			12	$106,216,059	9.8%	5.1371%	119	1.91x	60.2%	46.0%
Extended Stay			4	$51,018,280	4.7%	5.0187%	119	1.72x	63.0%	49.3%
Full Service			1	$14,478,661	1.3%	5.2500%	119	1.90x	57.9%	43.8%
Mixed Use			10	$90,246,517	8.3%	5.1858%	118	1.50x	62.3%	54.4%
Retail/Office			6	$62,523,164	5.8%	5.1911%	118	1.47x	60.4%	54.1%
Office/Retail/Multifamily			2	$21,566,104	2.0%	5.2500%	118	1.65x	66.1%	54.9%
Retail/Multifamily			2	$6,157,249	0.6%	4.9065%	119	1.29x	68.6%	56.3%
Multifamily			6	$71,213,263	6.6%	5.0463%	118	1.68x	70.1%	56.5%
Conventional			6	$71,213,263	6.6%	5.0463%	118	1.68x	70.1%	56.5%
Industrial			6	$52,733,087	4.9%	5.2109%	115	1.75x	60.1%	47.6%
Warehouse/Distribution			3	$29,992,770	2.8%	5.5448%	120	1.73x	60.9%	47.6%
Flex			3	$22,740,317	2.1%	4.7705%	108	1.78x	59.1%	47.7%
Manufactured Housing Community			9	$47,572,248	4.4%	4.9264%	105	1.81x	63.9%	53.4%
Self-Storage			16	$37,761,535	3.5%	5.3405%	118	1.51x	66.0%	54.5%
Net Lease			1	$30,000,000	2.8%	4.7800%	120	1.72x	66.2%	54.0%
Total/Weighted Average			113	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%

Distribution of Mortgage Rates
			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
Range of Mortgage Rates						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
4.0500%	-	4.9999%	37	$514,919,539	47.6%	4.7069%	105	1.68x	64.9%	56.4%
5.0000%	-	5.2499%	31	$366,825,747	33.9%	5.0980%	119	1.64x	66.0%	52.8%
5.2500%	-	5.7499%	14	$168,586,900	15.6%	5.4042%	118	1.58x	62.5%	52.4%
5.7500%	-	6.5000%	3	$31,729,784	2.9%	5.9700%	119	1.48x	70.8%	58.3%
Total/Weighted Average			85	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%
(1)	Reflects allocated loan amount for properties securing multi-property mortgage loans.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBS-B 2012-C3

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTV Ratios
						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
38.2%	-	54.9%	11	$76,732,018	7.1%	4.8395%	108	2.39x	47.9%	39.5%
55.0%	-	59.9%	12	$146,651,171	13.6%	5.1516%	119	1.75x	58.5%	48.5%
60.0%	-	64.9%	17	$260,103,823	24.0%	4.9811%	118	1.59x	63.6%	56.9%
65.0%	-	69.9%	22	$309,714,946	28.6%	4.8351%	99	1.62x	67.1%	56.5%
70.0%	-	78.1%	23	$288,860,011	26.7%	5.1039%	118	1.48x	72.1%	57.7%
Total/Weighted Average			85	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%

Distribution of LTV Ratios at Maturity
Range of LTV Ratios at Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
31.5%	-	54.9%	51	$518,603,516	47.9%	5.0271%	117	1.78x	61.1%	49.2%
55.0%	-	59.9%	24	$299,437,094	27.7%	5.1123%	117	1.50x	70.2%	57.2%
60.0%	-	64.2%	10	$264,021,359	24.4%	4.7587%	97	1.53x	67.1%	62.4%
Total/Weighted Average			85	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%

Distribution of Underwritten NCF Debt Service Coverage Ratios
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.25x	-	1.34x	6	$44,379,903	4.1%	5.2469%	120	1.31x	67.2%	54.5%
1.35x	-	1.44x	16	$229,669,565	21.2%	5.1194%	118	1.41x	70.9%	56.7%
1.45x	-	1.54x	13	$250,839,945	23.2%	5.0846%	119	1.49x	64.2%	59.0%
1.55x	-	1.64x	10	$213,948,321	19.8%	4.6811%	91	1.62x	66.2%	56.3%
1.65x	-	1.74x	11	$112,097,027	10.4%	5.0098%	115	1.71x	63.1%	50.9%
1.75x	-	1.84x	7	$64,410,797	6.0%	5.2001%	120	1.79x	64.5%	50.8%
1.85x	-	1.99x	11	$87,364,159	8.1%	4.9992%	119	1.94x	63.2%	50.8%
2.00x	-	3.91x	11	$79,352,253	7.3%	4.7312%	109	2.57x	52.2%	42.9%
Total/Weighted Average			85	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%

Distribution of Underwritten NOI Debt Yield
			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
Range of Underwritten NOI Debt Yield						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
7.4%	-	10.0%	13	$241,398,148	22.3%	4.9719%	118	1.42x	66.7%	60.4%
10.1%	-	11.0%	17	$327,121,808	30.2%	4.8802%	100	1.54x	68.5%	57.4%
11.1%	-	12.0%	13	$118,114,604	10.9%	5.1008%	118	1.57x	63.2%	53.4%
12.1%	-	14.0%	25	$245,233,965	22.7%	5.0402%	117	1.71x	65.4%	52.2%
14.1%	-	19.0%	14	$128,397,057	11.9%	5.0637%	113	2.11x	57.4%	45.6%
19.1%	-	24.9%	3	$21,796,387	2.0%	5.0000%	120	2.67x	46.9%	35.5%
Total/Weighted Average			85	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBS-B 2012-C3

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Original Terms to Maturity
			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
Range of Original Terms to Maturity (months)						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
60	-	71	6	$125,886,062	11.6%	4.3411%	59	1.83x	64.3%	59.1%
109	-	120	79	$956,175,907	88.4%	5.0700%	119	1.62x	65.2%	54.0%
Total/Weighted Average			85	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%

Distribution of Remaining Terms to Maturity
			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
Range of Remaining Terms to Maturity (months)						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
59	-	71	6	$125,886,062	11.6%	4.3411%	59	1.83x	64.3%	59.1%
72	-	120	79	$956,175,907	88.4%	5.0700%	119	1.62x	65.2%	54.0%
Total/Weighted Average			85	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%

Amortization Type
			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
Amortization Type						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Amortizing Balloon			76	$844,342,469	78.0%	4.9943%	111	1.65x	65.5%	53.4%
Interest Only			4	$127,760,000	11.8%	4.7779%	113	1.69x	62.6%	62.6%
Interest Only, then Amortizing			5	$109,959,500	10.2%	5.1560%	117	1.58x	64.5%	54.9%
Total/Weighted Average			85	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%

Distribution of Original Amortization Term
			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
Range of Original Amortization Term (months)						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
0	-	240	4	$127,760,000	11.8%	4.7779%	113	1.69x	62.6%	62.6%
241	-	300	26	$300,212,824	27.7%	5.1016%	117	1.68x	64.8%	49.3%
300	-	360	55	$654,089,145	60.4%	4.9722%	110	1.62x	65.7%	55.5%
Total/Weighted Average			85	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%

Distribution of Remaining Amortization Term
			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
Range of Remaining Amortization Term (months)						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
0	-	120	4	$127,760,000	11.8%	4.7779%	113	1.69x	62.6%	62.6%
241	-	300	26	$300,212,824	27.7%	5.1016%	117	1.68x	64.8%	49.3%
301	-	360	55	$654,089,145	60.4%	4.9722%	110	1.62x	65.7%	55.5%
Total/Weighted Average			85	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%

Loan Purpose
			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
Loan Purpose						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Refinance			68	$984,145,145	91.0%	4.9944%	113	1.62x	65.4%	54.9%
Acquisition			17	$97,916,824	9.0%	4.8919%	106	1.92x	61.9%	52.0%
Total/Weighted Average			85	$1,082,061,969	100.0%	4.9852%	112	1.65x	65.1%	54.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBS-B 2012-C3

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans and Mortgage Loan Groups
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance/SF/ Unit/Room	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield	U/W NCF Debt Yield

1000 Harbor Boulevard	UBSRES	Weehawken, NJ	Office	$113,000,000	10.4%	$194	64.2%	1.47x	7.4%	7.3%

Apache Mall	UBSRES	Rochester, MN	Retail	$99,876,062	9.2%	$169	66.6%	1.63x	10.4%	9.7%

Reisterstown Road Plaza	Keybank National Association	Baltimore, MD	Mixed Use	$46,250,000	4.3%	$70	58.5%	1.51x	12.0%	10.0%

Plaza at Imperial Valley	Barclays Bank PLC	El Centro, CA	Retail	$44,907,541	4.2%	$124	70.3%	1.38x	9.8%	9.1%

Crossways Shopping Center	UBSRES	Chesapeake, VA	Retail	$40,435,106	3.7%	$115	70.7%	1.42x	10.3%	9.7%

Providence at Harbour Club	Barclays Bank PLC	Belleville, MI	Multifamily	$37,000,000	3.4%	$33,273	71.8%	1.62x	12.5%	11.4%

Roedel Hotel Portfolio	UBSRES	Various, Various	Hospitality	$31,903,383	2.9%	$91,414	69.8%	1.57x	12.7%	11.2%

Franklin Towne Center	UBSRES	Franklin Park, NJ	Net Lease	$30,000,000	2.8%	$217	66.2%	1.72x	10.8%	10.8%

GPB Portfolio I	UBSRES	Various, IN	Retail	$25,569,000	2.4%	$75	65.9%	1.95x	13.5%	12.4%

GPB Portfolio II	UBSRES	Indianapolis, IN	Retail	$24,243,000	2.2%	$87	65.0%	1.95x	13.3%	12.3%
Total/Weighted Average				$493,184,091	45.6%		66.4%	1.58x	10.4%	9.7%

Split Loan Summary
Mortgage Loan	Mortgage Loan Seller	Mortgage Loan Trust Cut-off Date Balance	Mortgage Loan Non- Trust Cut-off Date Balance	Total Mortgage Debt Cut-off Debt Balance	Controlling Interest	Mortgage Loan
						U/W NCF DSCR	Cut-off Date LTV Ratio	U/W NOI Debt Yield
1000 Harbor Boulevard	UBSRES	$113,000,000	$7,000,000	$120,000,000	UBSBB 2012-C3	1.47x	64.2%	7.4%

Existing Additional Debt
			B-Note or Mezzanine Cut-off Date Balance
	Additional Debt Description	Cut-off Date Balance		Total Debt Cut-off Date Balance	Mortgage Loan			Total Mortgage Debt
Mortgage Loans					U/W NCF DSCR	Cut-off Date LTV Ratio	U/W NOI Debt Yield	U/W NCF DSCR	Cut-off Date LTV Ratio	U/W NOI Debt Yield
Providence at Harbour Club	Mezzanine	$37,000,000	$5,000,000	$42,000,000	1.62x	71.8%	12.5%	1.30x	81.6%	11.0%
Residence Inn Phoenix Desert View at Mayo Clinic	B-Note	$22,100,000	$3,250,000	$25,350,000	1.58x	64.4%	12.2%	1.23x	73.9%	10.6%
9&17 Park of Commerce	Mezzanine	$8,235,314	$1,300,000	$9,535,314	1.52x	52.8%	11.4%	1.20x	61.1%	9.9%
South Bay Distribution Center	Mezzanine	$6,992,770	$400,000	$7,392,770	1.55x	64.2%	10.8%	1.49x	67.8%	10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBS-B 2012-C3

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loans	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization (if Applicable)(2)
Apache Mall	UBSRES	Rochester, MN	Retail	$99,876,062	9.2%	MSDWC 2001-TOP5
Reisterstown Road Plaza	KeyBank National Association	Baltimore, MD	Mixed Use	$46,250,000	4.3%	BSCMS 2004-PWR5
Crossways Shopping Center	UBSRES	Chesapeake, VA	Retail	$40,435,106	3.7%	JPMCC 2002-C3
Providence at Harbour Club	Barclays Bank PLC	Belleville, MI	Multifamily	$37,000,000	3.4%	CSFB 1997-SPCE
Franklin Towne Center	UBSRES	Franklin Park, NJ	Net Lease	$30,000,000	2.8%	SOVC 2007-C1
Great Northeast Plaza	UBSRES	Philadelphia, PA	Retail	$23,058,261	2.1%	MCFI 1996-MC1
Union Station Hotel	UBSRES	Nashville, TN	Hospitality	$14,478,661	1.3%	GCCFC 2006-GG7
Stemmons Office Building	UBSRES	Dallas, TX	Office	$13,500,000	1.2%	MLMI 1999-C1
Eastland Place	UBSRES	Evansville, IN	Retail	$11,605,000	1.1%	LBCMT 1998-C1
Patrick Henry Corporate Center	AMF II	Newport News, VA	Office	$10,850,000	1.0%	GMAC 2004-C1
Clearwater Crossing	UBSRES	Indianapolis, IN	Retail	$10,434,000	1.0%	FULBA 1998-C2
PGA Commons	UBSRES	Palm Beach Gardens, FL	Mixed Use	$9,390,589	0.9%	LBUBS 2005-C7
North Willow Commons	UBSRES	Indianapolis, IN	Retail	$8,801,000	0.8%	FULBA 1998-C2
EADS North America Holdings	Barclays Bank PLC	Irvine, CA	Industrial	$8,490,317	0.8%	BSCMS 2002-PBW1
Centreville Shopping Center	AMF II	Centreville, MD	Retail	$8,250,000	0.8%	GECMC 2003-C2
Magnolia Place	UBSRES	Columbus, MS	Retail	$8,141,542	0.8%	GECMC 2001-1
Morgan Bay Apartments	UBSRES	Houston, TX	Multifamily	$8,000,000	0.7%	JPMCC 2001-C1
Castleton Point	UBSRES	Indianapolis, IN	Retail	$7,778,000	0.7%	LBUBS 2003-C1
Porterville Marketplace	KeyBank National Association	Porterville, CA	Retail	$7,588,399	0.7%	BSCMS 2003-T10
South Bay Distribution Center	AMF II	Chula Vista, CA	Industrial	$6,992,770	0.6%	GECMC 2002-2
Walnut Glen Apartments	UBSRES	Columbus, OH	Multifamily	$6,709,500	0.6%	CSFB 2001-CKN5
Canterbury Shopping Center	UBSRES	Markham, IL	Retail	$6,200,000	0.6%	WBCMT 2006-C24
Clearwater Village	UBSRES	Indianapolis, IN	Retail	$6,186,000	0.6%	LBCMT 1998-C1
Clearwater Shoppes	UBSRES	Indianapolis, IN	Retail	$5,008,000	0.5%	LBCMT 1998-C1
Scarlett Place Apartments	UBSRES	Jonesboro, GA	Multifamily	$4,420,298	0.4%	FUNBC 1999-C4
Southern Gardens Apartments	AMF II	Houston, TX	Multifamily	$4,225,000	0.4%	GECMC 2002-3A
Oyster Point Retail	UBSRES	Newport News, VA	Retail	$4,000,000	0.4%	CSFB 2002-CKS4
East Paris Shoppes – Grand Rapids	UBSRES	Grand Rapids, MI	Retail	$3,250,000	0.3%	LBUBS 2001-C7
MidSouth Mini Storage	UBSRES	Southaven, MS	Self-Storage	$1,940,343	0.2%	GECMC 2004-C2
Greenwood Place Outlot	UBSRES	Indianapolis, IN	Retail	$1,376,000	0.1%	CFSB 1998-C2
Indian Steps MHC	UBSRES	Wind Gap Borough, PA	MHC	$862,000	0.1%	CSFB 2002-CKS4
Pine Meadows Park MHC	UBSRES	Amsterdam, NY	MHC	$675,000	0.1%	CSFB 2002-CKS4
Vil Vue Heights MHC	UBSRES	Moravia, NY	MHC	$663,000	0.1%	CSFB 2002-CKS4
Total				$456,434,847	42.2%
(1)
The previously securitized mortgage loans referred to in the table above were loans secured by substantially the same properties that secure the mortgage loans included in this transaction. The performance of any of the mortgage loans listed above in a prior securitization may not be indicative of the performance of any of the mortgage loans included in this transaction. In addition, in certain cases, the borrower entity and/or the loan sponsor may have changed. Payment history of a prior mortgage loan may or may not be useful in predicting the performance of any mortgage loan in this transaction.

(2)	A prior loan (or portion thereof) secured by substantially the same mortgaged property or properties was included in the indicated securitization transaction(s).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office - CBD
Credit Estimate:	A(high)(DBRS)		Collateral:	Fee Simple
Sponsor:	Hartz Mountain Industries, Inc.		Location:	Weehawken, NJ
Borrower:	1000 Harbor Boulevard, L.L.C.		Year Built / Renovated:	1989 / NAP
Original Balance(1):	$113,000,000		Total Sq. Ft.(7):	617,187
Cut-off Date Balance:	$113,000,000		Property Management:	Hartz Mountain Industries, Inc.
% by Initial UPB:	10.4%		Underwritten NOI:	$8,878,786
Interest Rate(2):	4.8730%		Underwritten NCF:	$8,710,469
Payment Date:	6th of each month		Appraised Value(6):	$187,000,000
First Payment Date:	October 6, 2012		Appraisal Date:	August 1, 2012
Anticipated Repayment Date(2)(3):	September 6, 2022
Maturity Date(2):	December 6, 2028		Historical NOI
Amortization:	None		Most Recent NOI:	$12,735,286 (T-12 June 30, 2012)
Additional Debt:	$7,000,000 pari passu Note A-2		2nd Most Recent NOI:	$12,448,849 (December 31, 2011)
Call Protection:	L(24), D(92), O(4)		3rd Most Recent NOI:	$12,515,599 (December 31, 2010)
Lockbox / Cash Management:	Springing Hard / Springing		4th Most Recent NOI:	$12,580,029 (December 31, 2009)

Reserves(4)			Historical Occupancy(8)
	Initial	Monthly	Most Recent Occupancy:	100.0% (T-12 June 30, 2012)
Taxes:	$0	Springing	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Insurance:	$0	Springing	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
			4th Most Recent Occupancy:	100.0% (December 31, 2009)
Financial Information(5)			5th Most Recent Occupancy:	100.0% (December 31, 2008)
Cut-off Date Balance / Sq. Ft.:		$194	6th Most Recent Occupancy:	100.0% (December 31, 2007)
Balloon Balance / Sq. Ft.:		$194
Cut-off Date LTV(6):		64.2%	Historical Annual Rent Per Sq. Ft.(8)
Balloon LTV(6):		64.2%	Most Recent Rent Per Sq. Ft.:	$20.31 (T-12 June 30, 2012)
Underwritten NOI DSCR:		1.50x	2nd Most Recent Rent Per Sq. Ft.:	$20.31 (December 31, 2011)
Underwritten NCF DSCR:		1.47x	3rd Most Recent Rent Per Sq. Ft.:	$20.31 (December 31, 2010)
Underwritten NOI Debt Yield:		7.4%	4th Most Recent Rent Per Sq. Ft.:	$20.31 (December 31, 2009)
Underwritten NCF Debt Yield:		7.3%	5th Most Recent Rent Per Sq. Ft.:	$20.31 (December 31, 2008)

(1)   The 1000 Harbor Boulevard Mortgage Loan is part of the 1000 Harbor Boulevard Loan Combination, totaling $120.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The 1000 Harbor Boulevard Loanis evidenced by Note A-1 with an original principal balance of $113,000,000 and will be contributed to the UBS-B 2012-C3 Trust. The related pari passu Note A-2 (with an original principal balance of $7,000,000) is expected to be contributed to a future securitization.
(2)   The 1000 Harbor Boulevard loan accrues interest at a rate per annum equal to 4.8730% (“Regular Interest Rate”) prior to the Anticipated Repayment Date (“ARD”). Thereafter, the interest rate is a rate per annum equal to (i) with respect to each interest accrual period (as defined in the loan documents) occurring after the ARD through the interest accrual period which ends immediately following the payment date occurring in September, 2024, the sum of (1) 4.0% and (2) 3.0% plus the greater of (x) 0.0% and (y) and amount by which the Treasury Index Rate (as defined in the loan documents) exceeds 4.0%; and (ii) with respect to each subsequent monthly payment date, through and including the Maturity Date, the sum of (1) 0.0% and (2) 8.0% plus the greater of (x) 0.0% and (y) an amount by which the Treasury Index Rate exceeds 4.0%.
(3)   Commencing on the anticipated repayment date (the “ARD”), (i) the interest rate will increase as set forth above, (ii) all excess cash flow (net of scheduled debt service, required reserves, approved operating expenses and other items required under the loan documents) will be swept and applied to the repayment of the outstanding principal balance and the payment of any accrued interest (with respect to any interest above the interest rate applicable prior to the ARD) and (iii) the loan will be prepayable without penalty or premium.

(4)   See “Initial Reserves” and “Ongoing Reserves” herein.
(5)   Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate interest payments on the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust).
(6) The appraiser also determined a hypothetical alternative value for the 1000 Harbor Boulevard Property utilizing market parameters, due to the below-market rental rates in place as of closing. Based on this hypothetical alternative value of $229.0 million, the Cut-off Date LTV and Balloon LTV are 52.4%.
(7)   Of the 617,187 sq. ft., UBS occupies 589,405 sq. ft. The UBS space will be reduced by 2,969 sq. ft. to 586,216 sq. ft. effective 1/1/14.
(8)   Historical Occupancy and Historical Annual Rent Per Sq. Ft. are based on historical rent roll and occupancy percentages provided by the Borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Base Rent Per Sq. Ft.(3)	% of Total Annual U/W Base Rent(3)(4)	Lease Expiration
UBS(5)	A/A2/A	589,405	95.5%	$14.64	95.4%	12/31/2028
Subtotal / Wtd. Avg.		589,405	95.5%	$14.64	95.4%

Hartz Mountain	NAP	27,782	4.5%	$15.00	4.6%	6/30/2022
Vacant	NAP	0	0.0	NAP	NAP	NAP
Total / Wtd. Avg.(6)		617,187	100.0%	$14.65	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total sq. ft. of 617,187 per the June 30, 2012 rent roll.
(3)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent includes a negative straight-line rent adjustment for UBS rent decreasing by 35% on January 1, 2014.
(4)	% of Total Annual U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(5)	Of the 617,187 sq. ft., UBS occupies 589,405 sq. ft. The UBS space will be reduced by 2,969 sq. ft. to 586,436 sq. ft. effective 1/1/14.
(6)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 617,187.

Lease Rollover Schedule
Year	# of Leases Expiring		Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	0		0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2013	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2015	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2016	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2017	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2018	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2019	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0		0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	1		27,782	4.5	27,782	4.5%	$15.00	4.6	4.6%
Thereafter	1		589,405	95.5	617,187	100.0%	$14.64	95.4	100.0%
Vacant	NA	P	0	0.0	617,187	100.0%	NAP	NAP
Total / Wtd. Avg.	2		617,187	100.0%			$14.65	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. as well as a negative straight-line rent adjustment due to UBS rent decreasing by 35% on January 1, 2014, and exclude any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

The Loan. The 1000 Harbor Boulevard loan combination (the “1000 Harbor Boulevard Loan Combination”) is a $120.0 million, fixed rate, first mortgage loan secured by the borrower’s fee simple interest in a 617,187 sq. ft. Class A office building located at 1000 Harbor Boulevard in Weehawken, New Jersey (the “1000 Harbor Boulevard Property”), which is part of Lincoln Harbor, a master planned community. The loan documents provide for a maturity date of December 6, 2028 and an Anticipated Repayment Date of September 6, 2022 (the “ARD”). Commencing on the ARD, (i) the interest rate will increase as set forth above, (ii) all excess cash flow (net of scheduled debt service, required reserves, approved operating expenses and other items required under the loan documents) will be swept and applied to the repayment of the outstanding principal balance and the payment of any accrued interest and (iii) the loan will be prepayable without penalty or premium. Prior to the ARD, the 1000 Harbor Boulevard Loan is interest-only (requiring monthly interest payments) and accrues interest at a fixed rate equal to 4.8730%.  The 1000 Harbor Boulevard Loan Combination consists of two pari passu notes (Note A-1 in the original amount of $113.0 million and Note A-2 in the original amount of $7.0 million). The 1000 Harbor Boulevard Note A-1 (the “1000 Harbor Boulevard Loan”), but not the related pari passu Note A-2, will be contributed to the UBS-B 2012-C3 Trust.

The 1000 Harbor Boulevard Loan Combination proceeds were used to refinance existing debt of approximately $8.9 million, pay closing costs of approximately $0.6 million, and return equity to the sponsors of approximately $110.3 million. Based on the appraised value of $187.0 million as of August 1, 2012, the cut-off date LTV is 64.2%.  Due to the below-market rents in place at the 1000 Harbor Boulevard Property at the time of closing, the appraiser also determined an alternative hypothetical value of $229,000,000.  To determine this alternative value, the appraiser estimated annual rent under the lease to be $12,896,752 ($22.00 per sq. ft.) for the initial five years of an estimated 15-year term (which assumed the lease would be structured on a net basis with rent bumps occurring every five years) and estimated the ground level retail space (master leased to Hartz Mountain) at a market rent of $30.00 per sq. ft.

The Borrower / Sponsor. The borrower, 1000 Harbor Boulevard, L.L.C. (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The owner of the Borrower is Hartz Mountain Industries, Inc., one of the largest privately held commercial real estate companies in the United States (“Hartz Mountain” or the “Sponsor”).   Hartz Mountain  is a real estate development company and as of December 31, 2011, owned and operated a portfolio of 200 buildings in the New York/Northern New Jersey area and leased more than 38,000,000 sq. ft. of retail, hotel, office, and industrial space.  The non-recourse carve-out guarantor is Hartz Financial Corp.

Hartz Mountain’s strategy has been to assemble large tracts of land and comprehensively plan and develop first-class master planned mixed-use developments. The Hartz Mountain portfolio includes as of December 31, 2011 approximately 200 buildings comprised of primarily fully occupied office, retail, and industrial properties and a 300 acre land bank (in a series of Hartz Mountain developed master planned projects) in New Jersey with prime locations in Edison, Ridgefield Park, Jersey City, Kearny, Linden, Hanover, Secaucus, Weehawken and Newark. Historically, Hartz Mountain has owned and managed a diversified real estate portfolio including office buildings, warehouse and distribution facilities, hotels, retail centers, movie theaters, restaurants and some residential developments.  Most of this work has been conducted internally as Hartz Mountain is a full service real estate company with in-house staff and expertise in all disciplines, including leasing, finance, architecture, construction, property management, environmental, tax, accounting and legal.  Development and completion of these master planned developments, especially in high barrier to entry markets in the northeast, can take 10, 20 or often 30 years and requires significant financial reserves.

Leonard N. Stern, the Chairman and Chief Executive Officer of Hartz Mountain, began Hartz Mountain's real estate operations in 1966. By the late 1980’s, Hartz Mountain’s real estate investments were reportedly worth in excess of $1.0 billion. As of December 31, 2011, Mr. Stern owned 38 million sq. ft. of commercial, residential and retail property in New Jersey and New York and was ranked #255 of the world’s richest people by Forbes. Emanuel Stern, Leonard Stern’s son, is the President/Chief Operating Officer of Hartz Mountain. Hartz Financial Corp., the non-recourse care-out guarantor, reports its only asset being a $5.0 million Demand Note given by Hartz Mountain Industries-NJ, LLC per its December 31, 2011 Financial Statements. Hartz Mountain Financial Corp. is a guarantor under other loans in addition to the 1000 Harbor Loan Combination.

The Property. The 1000 Harbor Boulevard Property consists of a 10-story, 617,187 sq. ft. office tower constructed in 1989 on a 3.599-acre site within Lincoln Harbor in Weehawken, New Jersey.  Started in the 1980’s, Lincoln Harbor is a master-planned mixed-use development set on 60 acres of waterfront property on the Hudson River, directly opposite Midtown Manhattan, NY.  Upon completion, Lincoln Harbor is expected to include over 3.0 million sq. ft. of corporate office space, 350-room Sheraton Lincoln Harbor Hotel, 70,000 sq. ft. of retail stores and restaurants, 245 waterfront condominiums, The Estuary, a 589 luxury multi-family rental community, a 250-slip marina, extensive enclosed parking and an on-site mass transportation center offering ferry, bus and light rail service. As of December 31, 2011, approximately 1.5 million sq. ft. of office space has been developed and leased.

Lincoln Harbor offers views of Midtown Manhattan, shops and restaurants, a public park, yacht club, and waterfront esplanade. It is conveniently adjacent to the entrance of the Lincoln Tunnel, less than 2 miles east of Interstate 95 and minutes from Hoboken.  The 1000 Harbor Boulevard Property is accessed from JFK Boulevard, with Harbor Boulevard being the internal road servicing Lincoln

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

Harbor. The entrance to the Lincoln Tunnel is located across the street from Lincoln Harbor along JFK Boulevard, providing direct access to Manhattan.  Public transportation to the site includes New Jersey Transit bus service, New York Waterway ferry service and the new Hudson-Bergen Light Rail Line, offering light rail service to and from Hoboken, which has created additional direct access from the site to Manhattan via the PATH train, as well as connections to NJ Transit Rail Terminals and buses, connecting riders throughout New Jersey. Additionally, Newark International Airport is less than 10 miles away.

Major Tenants. The 1000 Harbor Boulevard Property is fully leased to two tenants, UBS Financial Services, Inc., an affiliate of the loan seller and Hartz Financial Corp., an affiliate of the Sponsor.

UBS Financial Services, Inc. (“UBS”) (589,405 sq. ft., 95.5% of NRA, 95.4% of underwritten occupied base rent): UBS Financial Services, Inc. is the SEC registered broker-dealer subsidiary of UBS Americas, Inc. which provides wealth management, asset management and investment banking services. UBS has been a tenant and partner in the building since 1986 and recently extended the lease term for 15 years, bringing the expiration date to December 2028.  In conjunction with this extension, Hartz bought out UBS’ partnership interest. The partial-interest ownership of UBS in two other buildings, 1200 Harbor Boulevard and 800 Harbor Boulevard, was also purchased by Hartz Mountain as part of the overall transaction.  The value of that interest was factored into the determination of the fixed rent of the lease extension and has resulted in rental rates that are substantially below market.  The initial rent in the extension period is 40% less than the current New Jersey Waterfront market rent of $22 per sq. ft. net.

UBS leases 589,405 sq. ft. over a 40-year lease term expiring in December 2028, with two 10-year renewal options. UBS’s space will be reduced by 2,969 sq. ft. to 586,436 sq. ft. effective January 1, 2014. UBS’s rent of $14.64 per sq. ft. decreases to $13.30 per sq. ft. on January 1, 2014. The rent increases to $14.05 per sq. ft. on January 1, 2019 and again on January 1, 2024 to $14.80 per sq. ft. Under the terms of its lease, UBS is responsible for all operating expenses related to its space at 1000 Harbor Boulevard Property, including real estate taxes, insurance and repairs and maintenance. In addition to the 1000 Harbor Boulevard Property, UBS occupies space in three other buildings in Lincoln Harbor: 800 Harbor Boulevard, 1200 Harbor Boulevard and 1500 Harbor Boulevard. The leases at 800 Harbor Boulevard and 1500 Harbor Boulevard expire in December 2013 and UBS does not intend to renew those leases. Employees at 800 Harbor Boulevard and 1500 Harbor Boulevard are expected to be consolidated into the 1000 Harbor Boulevard Property. UBS will also scale back its space in 1200 Harbor Boulevard from eight floors to three floors effective January 1, 2014. UBS is rated A/A2/A by S&P/Moody’s/Fitch.

Hartz Mountain Industries, Inc. (“Hartz Mountain”) (27,782 sq. ft., 4.5% of NRA, 4.6% of underwritten occupied base rent):  Hartz Mountain, with headquarters in Secaucus, New Jersey, is one of the largest privately held real estate owners/developers in the United States with the majority of its properties located in the Northern New Jersey/New York area. Hartz Mountain is wholly owned by The Hartz Group, Inc., a privately held enterprise with interests in real estate and financial management. Founded in 1966, Hartz Mountain has grown into a large regional real estate enterprise, owning and operating a portfolio of 200 buildings in the New York/Northern New Jersey area, and owning, developing, managing and leasing more than 38 million sq. ft. of retail, hotel, office and industrial properties.  In addition, it owns more than 200 undeveloped acres of land in major areas of northern New Jersey.

Hartz Mountain currently leases 27,782 sq. ft. at the 1000 Harbor Boulevard Property, which consists of 100% of the ground level retail space pursuant to a lease that expires July 31, 2022 and has an initial renewal option through December 31, 2028 and two subsequent 10-year renewal options.  Hartz Mountain’s rent of $15.00 per sq. ft. is flat throughout the lease term.  Hartz Mountain subleases the bulk of the retail space to third party tenants Ruth’s Chris Steakhouse and Cue Time Billiards.  The remaining retail space consists of common area and two small units occupied by UBS.

The Market. The 1000 Harbor Boulevard Property is located in Lincoln Harbor in Weehawken, Hudson County, New Jersey.  The Northern New Jersey region is comprised of eleven counties: Bergen, Essex, Hudson, Hunterdon, Middlesex, Morris, Passaic, Somerset, Sussex, Union, and Warren. The region extends 45 to 55 miles west of Midtown Manhattan. The northeastern area of the region is heavily urbanized and densely developed, while the remainder is largely suburban and semi-rural. The region encompasses approximately 3,100 square miles, or 41.9% of the land area in New Jersey, which totals approximately 7,400 square miles.  Hudson County is the smallest and most densely populated county, encompassing an area of 46 square miles. Hudson County is bounded by Bergen County to the north and west, Essex and Union Counties to the west, Staten Island, New York to the south, and the Hudson River and Manhattan to the east.

The northern and central New Jersey region has an extensive transportation network, and numerous destinations are easily accessible via major highways. Major Interstate highways include I-287 and I-95 (the New Jersey Turnpike), which travel north/south through the state, and I-78, I-80 and I-280, which provide east-west access. U.S. Routes 1, 9, 202 and 206 are heavily traveled highways, which traverse the state north/south, while U.S. Routes 22 and 46 cross the state east/west. Other major routes include state highways 10, 17, 18, 23, and 24, as well as the Garden State Parkway (passenger traffic only).  Hudson County’s population stabilized during the 1980’s after an extended period of decline from 1930 to 1980. During this time period, the county’s population declined by 19.9% from 690,730 persons in 1930 to 553,105 persons in 1990. Hudson County experienced a reversal during the following decade, with a population

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

increase of 10.1% by 2000. This increase can be attributed to the development that has occurred within the waterfront sections of the County, as well as the general shift that has been occurring in many of the state’s urban centers as people return to city living.   The population in Hudson County has been steadily growing since 2000, and this trend is expected to continue through 2016.  Hudson County has witnessed growth trends slightly greater than those witnessed by the overall state and is projected to witness greater growth into the near future.

The Northern New Jersey office market contains a total of 96,281,488 sq. ft. within 453 buildings. The availability rate remained relatively flat in the second-quarter 2012, similar to the previous 12 months, reporting at 20.6% as compared to the second quarter 2011 rate of 20.3%. Significant negative absorption was reported for year-end 2011; however the first two quarters of 2012 have been positive. The average asking rent within the submarket was $24.52 per sq. ft. as of the second quarter 2012.

According to a market research report, the Summit Executive Center, at 65,000 sq. ft., is under construction for completion in August 2012, while Two Riverfront Center, at 411,000 sq. ft., is under construction in Newark for an August 2013 opening. Average asking and effective rents rose 0.1% and 0.3%, respectively, in first quarter, to $27.73 per sq. ft. and $23.04 per sq. ft.  Class A rents finished the quarter at $32.68 per sq. ft., while Class B/C rents were $22.57 per sq. ft. Overall, rents were essentially unchanged through May 2012.

The 1000 Harbor Boulevard Property is situated in the Waterfront Region submarket of Hudson County, which consists of three primary communities: Hoboken, Weehawken and Jersey City. Bayonne, Guttenberg, North Bergen, Union City and West New York are also communities within the Waterfront Region, although they generally contain limited office space. According to the appraisal, this submarket has an inventory of 18,906,320 sq. ft. with an average effective rent of $31.71 per sq. ft.

The Waterfront average asking rent declined by 13.8% since the market peak in 2007, to $28.76, with most of this decline occurring during 2009. The average asking rent has shown a fairly significant increase of 9.6% from the year end rate of $28.93 per sq. ft. to the current rent of $31.71 per sq. ft.  The Waterfront has the second lowest overall vacancy rate of the 19 Northern and Central New Jersey submarkets.

The table below shows statistics as of the first quarter of 2012 for Class A and B office space in the market and submarket.

Category	New Jersey Northern	Waterfront
Existing Supply (Sq. Ft.)	96,281,488	18,906,320
Average Vacant	20.6%	9.7%
Average Rent Per Sq. Ft.	$24.52	$31.71
Source: Appraisal.

The table below shows the vacancy and asking rents at the 1000 Harbor Boulevard Property in comparison to direct competitors in the Waterfront submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size (Sq. Ft.)	% Leased	Asking Rent (Net) Per Sq. Ft.	Class
1000 Harbor Boulevard	1989	617,187	100.0%	$20.57	A
Exchange Place Centre	1988	698,000	100.0%	$18.00 - $19.00	A
Colgate Center	1992	1,200,000	NAV	$18.00 - $20.00	A
International Financial Tower	1989	629,922	NAV	$24.00	A
Waterfront Corporate Center	2003	570,341	NAV	$24.00	A
Total / Wtd. Avg.		3,715,450	NAV	$18 - $24
(1)	Source: Appraisal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 6/30/2012	U/W	U/W Per Sq. Ft.
Base Rent	$12,533,083	$12,533,083	$12,533,088	$12,481,850	$20.22
Rent Steps(1)	0	0	0	(3,437,410)	(5.57)
Gross Potential Rent	$12,533,083	$12,533,083	$12,533,088	$9,044,440	$14.65
Total Recoveries	4,856,719	5,052,288	5,243,739	5,472,067	8.87
Less: Vacancy(2)	0	0	0	(310,221)	(2.1%)
Total Other Income(3)	0	0	0	144,566	0.23
Effective Gross Income	$17,389,803	$17,585,372	$17,776,827	$14,350,852	$23.25
Total Operating Expenses	4,874,204	5,136,523	5,041,541	5,472,067	8.87
Net Operating Income	$12,515,599	$12,448,849	$12,735,286	$8,878,786	$14.39
TI/LC	0	0	0	51,051	0.09
Capital Expenditures	0	0	0	117,266	0.19
Net Cash Flow	$12,515,599	$12,448,849	$12,735,286	$8,710,469	$14.11
(1)	U/W Rent Steps includes a negative straight-line adjustment for UBS due to rent dropping 35% on 1/1/2014.
(2)	U/W Vacancy of 2.0% for office and 5.0% for retail space.
(3)	Total Other Income includes flat annual rent for Generator Space on the grade level of the parking structure. Straight-lined increases, co-terminus with lease.

Property Management. The 1000 Harbor Boulevard Property is managed by Hartz Mountain Industries, Inc., an affiliate of the Borrower.

Lockbox / Cash Management. The 1000 Harbor Boulevard Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox without active cash management is required to be put into place upon the occurrence of a permitted transfer. A hard lockbox with active cash management is required to be put into place upon the occurrence of any of the following events: (i) an event of default or (ii) the failure by the Borrower to repay or defease the 1000 Harbor Boulevard Loan in full on or prior to the date that is one month before the ARD date.

Initial Reserves. None.

Ongoing Reserves. None required prior to ARD; thereafter, monthly reserves for the payment of real estate taxes and insurance premiums are required.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 Harbor Boulevard Weehawken, NJ 07086	Collateral Asset Summary 1000 Harbor Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$113,000,000 64.2% 1.47x 7.4%

1000 Harbor Boulevard
1000 Harbor Boulevard
Weehawken, NJ 07086
West New York
Tonnele Ave.
51st St.
HUDSON-BERGEN
Bergenline Ave.
LIGHT RAIL
48th St.
45th St.
HUDSON COUNTY
Bergen Tpke.
Kennedy Blvd.
Bergenline Ave.
Park Ave.
JFK Blvd. East
Port Imperial
FERRY TO MIDTOWN
39th St.
38th St.
Union Tpke.
Aaron Burr-Alex. Hamilton Duel Site
North Bergen
Weehawken
495
Lincoln Tunnel
32nd St.
Weehawken Waterfront Park and Recr. Center
FERRY TO MIDTOWN
Paterson Plank Rd.
Palisade Ave.
Gregory Ave.
NEW JERSEY TRANSIT
Harbor Blvd.
21st St.
Hackensack Res. No. 2
Lincoln Harbor
Kennedy Blvd.
Kerrigan Ave.
Union City
16th St.
Hudson River
Weehawken Cove
Tonnele Ave.
Park Ave.
Willow Ave.
14th St.
Paterson Plank Rd.
Secaucus Rd.
Grand St.
11th St.
Clinton St.
Frank Sinatra Dr.
NEW YORK
NEW JERSEY
JFK Stadium
Stevens Institute of Technology
New York Ave.
Wing Viaduct
HUDSON-BERGEN LIGHT RAIL
Grand Ave.
Washington Park
Hudson St.
Washington St.
9th Street/Congress Street
Hoboken
Stevens Park
Church Square Park
Sinatra Dr.
Summit Ave.
Central Ave.
Palisade Ave.
Paterson Plank Rd.
Kennedy Blvd.
Bowers St.
Bowers St.
Saint Mary Hospital
Hoboken City Hall
Newark St.
2nd Street
Observer Hwy.
HOBOKEN TERMINAL
NJ TRANSIT
PATH
Holland Tunnel
78
FERRY TO WORLD FINANCIAL CTR.
14th St.
River Dr.
Harsimus Cove
Pavonia-Newport
12th St.
Erie St.
Luis Munoz Marin Blvd.
Newport Center Mall
Harsimus Cove
2nd St.
Washington St.
Jersey City
Harborside Financial Center
Harborside Financial Ctr.
PATH
Newark Ave.
Grove St.
EXCHANGE PLACE
Jersey Ave.
Jersey City Hall
Montgomery St.
30 Hudson Street (Goldman Sachs Tower)
Grand St.
Essex St.
Upper West Side
Columbus Circle
Central Park
9A
W. 57th St.
Broadway
12th Ave.
Midtown
11th Ave.
10th Ave.
9th Ave.
8th Ave.
Times Square
W. 42nd St.
New York City
Jacob Javits Center
7th Ave.
6th Ave.
5th Ave.
W. 34th St.
PENN STATION
33rd Street
W. 31st St.
Madison Square Garden
Manhattan
Chelsea
Union Square Park
W. 23rd St.
23rd Street
PATH
W. 14th St.
14th Street
Meatpacking District
Greenwich Ave.
Greenwich Village
9th Street
Christopher Street
West Village
Washington Square Park
Christopher St.
7th Ave. South
New York University
West St.
Houston St.
Greenwich St.
SoHo
Canal St.
Tribeca
West Broadway
Chambers St.
Gov. Nelson A. Rockefeller Park
1 World Center (under constr.)
WTC
National September 11 Memorial
Battery Park City
Paterson
Hackensack
Englewood
Yonkers
Mount Vernon
New Rochelle
Long Island Sound
Bronx
East Rutherford
Lyndhurst
Manhattan
Weehawken
Hoboken
Jersey City
New York City
Queens
Brooklyn
Staten Island
Atlantic Ocean

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

sears
jcpenney
Herberger's
macy's
BARNES & NOBLE
Highway 14 (25,000)
Highway 52 (44,000)
16th Street S.W. (18,500)
Red Lobster
Old Country Buffet
TJ Maxx Plaza
David's Bridal
Ramada Inn
Toys "R" Us
Tires Plus
McDonald's
Firestone
Trader Joe's
Chuck E. Cheese's
HY-VEE

BARNES & NOBLE
BOOKSELLERS

FOREVER 21

JCPenney

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail - Regional Mall
Sponsor:	GGP Limited Partnership		Collateral(4):	Fee Simple
Borrower:	Apache Mall, LLC		Location:	Rochester, MN
Original Balance:	$99,999,999		Year Built / Renovated:	1969 / 2002
Cut-off Date Balance:	$99,876,062		Total Sq. Ft.(3):	591,423
% by Initial UPB:	9.2%		Property Management:	Self-managed
Interest Rate:	4.3240%		Underwritten NOI:	$10,348,020
Payment Date:	6th of each month		Underwritten NCF:	$9,730,957
First Payment Date:	September 6, 2012		Appraised Value:	$150,000,000
Maturity Date:	August 6, 2017		Appraisal Date:	July 16, 2012
Amortization:	360 months
Additional Debt(1):	None		Historical NOI
Call Protection:	L(25), D(31), O(4)		Most Recent NOI:	$10,692,932 (T-12 May 31, 2012)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$10,929,869 (December 31, 2011)
			3rd Most Recent NOI:	$11,003,673 (December 31, 2010)
Reserves(2)
	Initial	Monthly	Historical Occupancy(5)
Taxes:	$0	Springing	Most Recent Occupancy:	96.2% (June 30, 2012)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	97.8% (December 31, 2011)
Replacement:	$0	Springing	3rd Most Recent Occupancy:	97.3% (December 31, 2010)
TI/LC:	$0	Springing
(1)   Future mezzanine debt is permitted.  See “Future Mezzanine or Subordinate Indebtedness” herein.
(2)    See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   The Apache Mall Property has a total of 754,213 sq. ft. including Macy’s, which owns its  own land and improvements.  Cut-Off Date Balance / Sq. Ft. and Balloon Balance / Sq. Ft. are calculated based on the 591,423 sq. ft. of collateral only.
(4)   The Apache Mall Collateral also includes unimproved land used for 99 additional parking spaces and the storage of snow removal equipment. The land is owned by the State of Minnesota Department of Transportation and ground leased by the borrower. The ground lease expires on August 31, 2015.
(5)   Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower, inclusive of anchor-owned space.

Ground Rent:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.(3):		$169
Balloon Balance / Sq. Ft.(3):		$154
Cut-off Date LTV:		66.6%
Balloon LTV:		60.8%
Underwritten NOI DSCR:		1.74x
Underwritten NCF DSCR:		1.63x
Underwritten NOI Debt Yield:		10.4%
Underwritten NCF Debt Yield:		9.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of Owned U/W Base Rent(3)(4)	Lease Expiration	T-12 4/30/2012 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Non-Collateral Anchor Tenants
Macy’s(7)	BBB/Baa3/BBB	162,790	21.6%	NAP	NAP	NAP	NAP	NAP	NAP
Subtotal		162,790	21.6%				NAP	NAP

Anchor Tenants
JCPenney	BB-/Ba3/B+	128,196	17.0%	$3.14	4.1%	10/31/2014	$22,868	$178	2.6%
Sears	CCC/B3/CCC+	113,876	15.1	$3.50	4.0	2/28/2014	$10,516	$92	5.5%
Herberger’s	B-/Caa3/CCC	78,130	10.4	$4.53	3.6	1/31/2018	$13,384	$171	3.9%
Subtotal/Wtd. Avg.		320,202	42.5%	$3.61	11.6%		$46,768	$146	3.6%

Major In-Line Tenants
Barnes & Noble	NR/NR/NR	25,134	3.3%	$17.90	4.5%	1/31/2013	$6,065	$241	7.5%
Forever 21(8)	NR/NR/NR	12,686	1.7	$33.50	4.3	8/31/2022	NAV	NAV	NAV
Gap/Gap Kids	BBB-/Baa3/BB+	10,568	1.4	$26.17	2.8	1/31/2016	$2,337	$221	13.3%
Express	NR/NR/BB	10,028	1.3	$21.49	2.2	1/31/2014	$2,693	$269	9.9%
Subtotal/Wtd. Avg.		58,416	7.7%	$23.40	13.8%		$11,095	$243	9.3%

Other(9)	Various	208,156	27.6%	$35.63	74.6%	Various	$69,360	$394	15.4%
Vacant	NAP	4,649	0.6	NAP	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg. (10)		754,213	100.0%	$16.94	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total mall sq. ft. of 754,213, inclusive of non-owned anchor tenants.
(3)
U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent include contractual rent steps through July 31, 2013 as well as percentage in lieu rent that was calculated based on T-12 4/30/2012 Total Sales.

(4)	% of Owned U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on T-12 4/30/2012 Total Sales figures.
(6)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 4/30/2012 Total Sales and contractual rent steps through July 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated June 30, 2012, all divided by the T-12 4/30/2012 Total Sales.

(7)	Macy’s is not required to report sales.
(8)	Forever 21 is not yet in occupancy. In the event the Borrower does not deliver occupancy to this tenant by January 1, 2013, the tenant is permitted to terminate its lease.
(9)
Other Tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than or equal to 10,000 sq. ft. that reported both T-12 4/30/2012 Total Sales and 2011 sales (excluding kiosk, ATM and other non-mall-shop tenants).

(10)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 586,774 and excludes any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	11	17,819	3.0%	17,819	3.0%	$32.95	6.3%	6.3%
2012	0	0	0.0	17,819	3.0%	$0.00	0.0	6.3%
2013	9	38,734	6.5	56,553	9.6%	$26.35	10.9	17.2%
2014	16	304,834	51.5	361,387	61.1%	$6.31	20.6	37.8%
2015	13	27,798	4.7	389,185	65.8%	$33.44	10.0	47.8%
2016	6	25,398	4.3	414,583	70.1%	$35.36	9.6	57.4%
2017	13	31,208	5.3	445,791	75.4%	$36.55	12.2	69.6%
2018	5	91,564	15.5	537,355	90.9%	$9.85	9.7	79.3%
2019	3	6,490	1.1	543,845	92.0%	$31.52	2.2	81.5%
2020	4	8,170	1.4	552,015	93.3%	$47.96	4.2	85.7%
2021	3	16,106	2.7	568,121	96.1%	$34.18	5.9	91.6%
2022	2	13,833	2.3	581,954	98.4%	$35.29	5.2	96.8%
Thereafter	2	4,820	0.8	586,774	99.2%	$62.03	3.2	100.0%
Vacant	NAP	4,649	0.8	591,423	100.0%	NAP	NAP
Total / Wtd. Avg.	87	591,423	100.0%			$15.91	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through July 31, 2013.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

The Loan.  The Apache Mall loan (the “Apache Mall Loan”) is a $99,999,999 ($169 per sq. ft. of owned collateral), fixed rate loan secured by the borrower’s fee simple interest in 591,423 sq. ft. (the “Apache Mall Collateral”) of a 754,213 sq. ft. regional mall located at 333 Apache Mall in Rochester, Minnesota (the “Apache Mall Property”). The Apache Mall Collateral includes JCPenny, Sears, Herberger’s, Barnes & Noble, Forever 21, Gap/Gap Kids, Express and all other mall shop space. The Apache Mall Collateral does not include anchor Macy’s.  The Apache Mall Loan has a five-year term accrues interest at a fixed rate equal to 4.3240% and amortizes on a 30-year schedule.

The Apache Mall Loan proceeds were used to pay closing costs of approximately $599,526 and return equity to the Sponsor of approximately $7.7 million beyond the Sponsor’s initial cost basis of approximately $93.1 million (comprising purchase price of $81.1 million and renovation costs of $12.0 million). No existing debt was in place on the Apache Mall Collateral prior to the closing of the Apache Mall Loan. Based on the appraised value of $150.0 million as of July 16, 2012, the cut-off date LTV is 66.6%.

The Borrower / Sponsor.  The borrower, Apache Mall, LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors in its organizational structure. The Borrower is owned and controlled, directly or indirectly, by GGP Limited Partnership, the non-recourse carveout guarantor. The sponsor of the Borrower is GGP Limited Partnership (“Sponsor”). The Sponsor’s parent, General Growth Properties, Inc. (“GGP”) is one of the largest owners and operators of regional malls in the nation with an ownership interest in 136 regional malls in 41 states as of December 31, 2011, comprising 58 million sq. ft. of gross leasable area (“GLA”), excluding anchor tenants. Based on the number of regional malls in the portfolio and total GLA, GGP is the second largest owner of regional malls in the United States. Of the 136 regional malls, 78 are considered Class A regional malls and have average tenant sales exceeding $575 per sq. ft. GGP has an interest in 125 of the 600 regional malls in the United States with the highest sales per sq. ft. Together, these regional malls had 2011 average tenant sales per sq. ft. of $505.

In February 2012, the Borrower exercised its early termination right on the Sears lease at a cost of $8.0 million.  Sears is required to vacate its space on or prior to February 2014 and the Borrower is expected to reconfigure and lease the vacated space to new tenants (the “Sears Space Renovation”). The Borrower has the right, upon six months’ notice, to cause Sears to vacate prior to February 2014. The Sponsor estimates approximately $9.3M in development costs, and resulting in stabilized annual icome of $1.5 million once the new tenants are in place.  Sears is currently in occupancy and paying rent as of the closing of the Apache Mall Loan.

The Borrower is permitted to perform the Sears Space Renovation without Lender’s consent provided, among other things, that (i)  the aggregate outstanding balance of accounts payable in connection with the Sears Renovation and any other alterations at the Apache Mall Property does not exceed $5,000,000 at any given time and (ii) GGP Limited Partnership delivers a completion guaranty with respect to any Sears Space Renovation that has commenced and is the responsibility of Borrower or an affiliate of Borrower.

The Property.  The Apache Mall Property consists of an enclosed, single-level regional mall located at 333 Apache Mall approximately two miles from downtown Rochester, Minnesota, which is approximately 75 miles southeast of Minneapolis, Minnesota. Anchors at the Apache Mall Property include Macy’s (anchor-owned and not part of the collateral), JCPenney, Sears, and Herberger’s. Mall shop space consists of approximately 80 stores totaling 201,857 sq. ft. inclusive of the food court and kiosks. The Apache Mall Collateral was 96.2% occupied as of the rent roll dated June 30, 2012 and the Apache Mall Property was 99.4% occupied as of the same date. The Apache Mall Collateral includes unimproved land used for 99 additional parking spaces and the storage of snow removal equipment. The land is owned by the State of Minnesota Department of Transportation and ground leased by the Borrower. The ground lease does not contain typical mortgagee protections or otherwise satisfy rating agency criteria for ground leases. The ground leased parcel is not material to the operation of the Apache Mall Collateral.

The Apache Mall Property opened in 1969 and has undergone numerous expansions and renovations. Significant additions include the Macy’s pad in 1972, a Sears and a food court with seating for 300 in 1992, and a 25,134 sq. ft. Barnes & Noble and a food court expansion with seating for more than 600 in 2002.

The Apache Mall Property is located at the intersection of Route 14 and Highway 52, which is a local north/south arterial that provides direct access to the “Twin Cities” of Minneapolis and Saint Paul. Regional access is provided by Interstate 90, which is approximately 13 miles southeast of the Apache Mall Property. The Apache Mall Property is located in Olmsted County, within the greater Northwestern Rochester area. Rochester is the State’s third largest city and is located approximately 75 miles southeast of the Twin Cities and is frequently ranked among the top ten livable cities in the United States. Rochester is home to the Mayo Clinic, which is located approximately two miles north of the Apache Mall Property and forms the core of Rochester’s economy. The Mayo Clinic employs over 30,000 people in the city and every year draws over 2 million visitors. The clinic’s many facilities, along with hotels, restaurants and retail stores, comprise nearly the entire downtown of Rochester. Excluding the state government, the Mayo Clinic is the largest employer in Minnesota. In addition, IBM’s Rochester campus is the world’s largest IBM facility. According to the appraisal, the Apache Mall Property’s trade area includes 180,422 people (within a 20 mile radius as of 2012) with an average household income of $75,857.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

The chart below details the Apache Mall Property’s tenancy by general type.

Apache Mall Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	T-12 4/30/2012 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants (non-collateral)	162,790	NAP	NAP	NAP	NAP	NAP	NAP

Anchor Tenants (collateral)	320,202	54.1%	$3.61	11.6%	2.9	$146	2.9%
Major In-Line > 10,000 sq. ft.	58,416	9.9	$23.40	13.8	3.4	$243	8.5%
In-Line <10,000 sq. ft.	192,269	32.5	$34.06	65.9	3.5	$386	11.7%
Food Court	4,781	0.8	$102.15	4.9	5.1	$678	23.0%
Kiosk / Other	11,106	1.9	$34.32	3.8	7.5	$1,602	17.6%
Vacant	4,649	0.8	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)(5)	591,423	100.0%	$16.94	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through July 31, 2013 and percentage in lieu rent that was calculated based on T-12 4/30/2012 Total Sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost % is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 4/30/2012 Total Sales and contractual rent steps through July 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated June 30, 2012 but excluding tenant energy costs, all divided by the T-12 4/30/2012 Total Sales.

(4)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(5)	Total Net Rentable Area (Sq. Ft.) excludes non-collateral tenants.

The Market.    The Apache Mall Property is located in Rochester, Minnesota, within close proximity to Interstate 90 on Highway 52, approximately two miles south of the Rochester Central Business District.  The Apache Mall Property is considered a suburban location and is located approximately 75 miles southeast of Minneapolis.  Primary access is provided by Highway 52, Highway 14 and Interstate 90.  Highway 14 runs in an east/west direction, while Highway 52 intersects Interstate 92 and runs generally north/south through Rochester.

The area surrounding the Apache Mall Property consists of primarily commercial development along Highway 14. Gas stations, convenience stores and automotive uses are prevalent in the immediate area due to the accessibility of U.S. Highway 52. The remainder of the uses surrounding the Apache Mall Property are predominantly commercial with some industrial uses scattered throughout the area.  The Apache Mall Property is the primary shopping destination for southeastern Minnesota’s residents, with the trade area extending into northern Iowa and western Wisconsin.  Due to the lack of malls within the vicinity, the Apache Mall Property’s only immediate competition is discount retailers such as Walmart and Target and several power centers.

The Apache Mall Property is located in southeastern Minnesota in the Rochester Core Based Statistical Area (CBSA), which had a 2012 estimated population of approximately 189,536 residents. Between 2000 and 2012, the CBSA population expanded annually by 1.23% compared to 0.74% for the entire state over the same period. According to the appraisal, population growth in the CBSA is projected to increase 1.01% annually through 2017. The Apache Mall Property’s trade area within a 10- and 20-mile radius also experienced positive annual population growth over the period 2000-2012 at 1.46% and 1.36%, respectively. Through 2017, the populations within 10- and 20-mile radii are expected to continue to grow at 1.12%, and 1.08%, respectively.

Average household income for 2012 in the 10- and 20-mile radii equaled $79,101 and $75,857, respectively, compared to the Minnesota average of $70,291.  From 2000 to 2012, average household income within the same radii increased annually by 1.69% and 1.62%, respectively.  In the Apache Mall Property’s 10-mile radius, approximately 23% of the population has an average household income of $100,000 or more.

The Apache Mall Property is the only enclosed regional mall within 72 miles and as such is often the choice for many national retailers entering the Rochester market.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

The chart below details the Apache Mall Property’s competitive set.

Property	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Apache Mall Property	1969 / 2002	754,213	Macy’s JC Penney Sears	96.2%	Subject
Valley View Mall	1980 / 2001	625,000	Herberger’s JC Penney Macy’s	96.0%	72.0
Mall of America	1992 / 2005	2,770,000	Bloomingdale’s Macy’s Nordstrom	95.0%	75.0
Burnsville Center	1977 / 2001	1,100,000	Dick’s Sporting Goods JC Penney Macy’s	96.0%	75.0
(1)	Source: Appraisal.
(2)	Based on total mall GLA including any non-owned anchors.

The Apache Mall Property is a traditional shopping center with a wide mix of tenants. The potential trade area for the Apache Mall Property is defined by the location and drawing power of surrounding regional retail centers.  The nearest competitive malls to the Apache Mall Property are Valley View Mall, which is located 72 miles southeast of the Apache Mall Property, and Mall of America and Burnsville Center, which are located 75 miles northwest.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 5/31/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$8,347,883	$8,428,311	$8,372,471	$8,605,422	$14.55
Value of Vacant Space(3)	0	0	0	792,121	1.34
Rent Steps(4)	0	0	0	141,975	0.24
Percentage Rent(5)	469,562	503,271	514,256	605,612	1.02
Gross Potential Rent	$8,817,445	$8,931,582	$8,886,727	$10,145,129	$17.15
Total Recoveries	6,249,201	6,021,535	6,006,053	5,627,492	9.52
Total Other Income(6)	1,585,733	1,690,766	1,531,515	1,531,515	2.59
Less: Vacancy	21,456	13,241	11,386	(792,121)	(5.0%)
Effective Gross Income	$16,673,835	$16,657,124	$16,435,681	$16,512,015	$27.92
Total Operating Expenses	5,670,161	5,727,254	5,742,749	6,163,995	10.42
Net Operating Income	$11,003,673	$10,929,869	$10,692,932	$10,348,020	$17.50
TI/LC	0	0	0	451,465	0.76
Capital Expenditures	0	0	0	165,598	0.28
Net Cash Flow	$11,003,673	$10,929,869	$10,692,932	$9,730,956	$16.45
(1)	U/W Per Sq. Ft. based on total collateral sq. ft. of 591,423.
(2)	U/W Base Rent is based on the rent roll dated June 30, 2012.
(3)	U/W Value of Vacant Space is based on the vacant sq. ft. as of the Rent Roll dated June 30, 2012 grossed up at the appraiser’s market rent conclusion for each respective space type.
(4)	U/W Rent Steps includes contractual rent increases through July 31, 2013.
(5)	UW Percentage Rent is based on breakpoints and % per the Rent Roll dated June 30, 2012 and T-12 4/30/2012 Total Sales.
(6)	Other rental income is based on T-12 April 30, 2012 and contains UW Non-Rental Income is based on T-12 April 30, 2012.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2010	2011	T-12 4/30/2012
JCPenney	$172	$178	$178
Sears	$102	$92	$92
Herberger’s	$174	$173	$171
(1) Based on historical sales statements provided by the Borrower.

Property Management. The Apache Mall Property is self-managed.

Lockbox / Cash Management.  The Apache Mall Loan is structured with a hard lockbox and springing cash management. Active cash management is triggered upon the DSCR falling below 1.20x (a “Low DSCR Trigger Event”). All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower or (ii) certain bankruptcy events relating to the Borrower or the Sponsor (a “Cash Sweep Event”).

Initial Reserves. None.

Ongoing Reserves. During the continuation of a Low DSCR Trigger Event or a Cash Sweep Event, the Apache Mall Loan documents require monthly escrows to be deposited in the amount of (i) $179,216 into a tax reserve account, (ii) $6,034 into an insurance reserve account, (iii) $13,799 into a capital expenditure/replacement reserve account, (iv) $22,602 into a TI/LC reserve account and (v) 1/12th of the annual ground rent into a ground rent reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The Apache Mall Loan documents permit future mezzanine debt subject to the satisfaction of certain conditions including, among other things (i) the LTV on the combined indebtedness is not greater than 66.7%, (ii) the DSCR on the combined indebtedness is at least 1.65x.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

Red Lobster
Barnes & Noble
Arby's
Sbarro
A&W All American Food
Subway
Gold Buyers at the Mall
Orange Julius/ Karmelkorn
Herberger's
Express
Buckle
Justice
Gap/ GapKids
Lady Foot Locker
Ritz Camera
Zales Jewelers
Rogers & Hollands Jewelers
Fred Meyer Jewelers
Christopher & Banks
Cold Stone Creamery
Claire's
Macy's
Sears
Piercing Pagoda
J. Jill
Kitchen Collection
Coldwater Creek
Champs Sports
Abercrombie & Fitch
Forever 21
Swarovski
Coach
Crazy 8
Best Buy Mobile
Bath & Body Works
Aerie
Vanity
Victoria's Secret
Kay Jewelers
Caribou Coffee
Northwoods Candy Emporium
Lids
Aeropostale
Tradehome
American Eagle Outfitters
The Children's Place
Motherhood Maternity
Hallmark
Foot Locker
Wet Seal
New York & Company
Payless Shoesource
C J Banks
Cost Cutters
Zumiez
Maurices
Men's Wearhouse
Spencer Gifts
Love from Minnesota
Sleep Number by Select Comfort
GNC
Cut Above Home
Radioshack
Auntie Anne's
Applebee's
Vacant
Huhot
City Looks Salon & Spa
JCPenney
Associated Bank (Outparcel)

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 Apache Mall Rochester, MN 55902	Collateral Asset Summary Apache Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,876,062 66.6% 1.63x 10.4%

Apache Mall
333 Apache Mall
Rochester, MN 55902
Minneapolis 81 miles
Northwest Rochester
Zumbro R.
55th St. NW
W. Circle Dr.
Second Frank Canine Park
Lincolnshire Park
Northern Hills Golf Course
Hawthorne Hills Park
48th St. NE
Roy Watson Youth Sports Complex
Foster Arend Park
41st St. NW
Maplewood Square
37th St. NW
IBM - Rochester Facility
Valleyhigh Rd.
Viking Hills
West River Pkwy.
E. Circle Dr.
Viola Rd.
Emerald Hills Park
Emerald Hills
Woodside Park
OLMSTED COUNTY
Valleyhigh Dr.
Elton Hills Dr.
Northern Heights Park
National Volleyball Center
19th St. NW
Minnesota Children's Museum of Rochester
Parkwood Hills Park
Silver Creek Rd.
14th St. NW
14th St. NE
7th St. NW
Rochester
Silver Lake
Silver Lake Park
Cascade Lake Park
7th St. NW
Rochester Methodist Hospital
Federal Medical Center - Rochester
Miracle Mile Shopping Ctr.
Mayo Clinic
Olmsted Medical Ctr. Hospital
Collegeview Rd.
St. Mary's Hospital
2nd St. SW
Univ. of Minnesota Rochester
Meadow Lakes Golf Club
Downtown Rochester
Rochester Community & Technical College
6th St. SW
6 1/2 St. SE
Plummer House
Soldiers Field Park
Soldiers Field Golf Course
Silver Park
Eastwood Golf Club
History Center of Olmsted County
12th St. SW
Bear Creek Park
Olmsted County Fairgrounds
Salem Rd. SW
Bamber Lake
16th St. SW
McQuillan Fields
Lake George
Rochester Armory
Marion Rd.
Meadow Park
Mayowood Lake
Mayowood Rd.
20th St. SW
Mayowood Mansion
Zumbro River
Slatterly Park
Bamber Valley Rd.
Broadway Commons Shopping Ctr.
40th St. SW
Shoppes on Maine
48th St. SW
Willow Creek Golf Course
Willow Creek Reservoir
Keller State Wildlife Management Area
Oak Summit Golf Course
County Road 16
Rochester International Airport
North Branch
Rice Lake
Otsego
Coon Rapids
Forest Lake
Maple Grove
New Richmond
Minneapolis
St. Paul
Stillwater
Bloomington
Woodbury
Chippewa Falls
Eau Claire
Menomonie
Eden Prairie
Eagan
Apple Valley
Hastings
Lakeville
Farmington
Red Wing
WISCONSIN
Northfield
MINNESOTA
Rochester
Winona
Waseca
Owatonna
La Crosse
St. Charles
Stewartville
Albert Lea
Austin
IOWA
Decorah

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

Mortgage Loan Information			Property Information
Loan Seller:	KeyBank National Association		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Mixed Use – Retail / Office
Sponsor:	Retail Properties of America, Inc.		Collateral:	Fee Simple
Borrower:	Inland Reisterstown SPE I, L.L.C.		Location:	Baltimore, MD
	Inland Reisterstown SPE II, L.L.C.		Year Built / Renovated:	1961 / 2004
Original Balance:	$46,250,000		Total Sq. Ft.:	798,697
Cut-off Date Balance:	$46,250,000		Total Collateral Sq. Ft.(4):	660,408
% by Initial UPB:	4.3%		Property Management:	RPAI US Management LLC
Interest Rate:	5.2500%		Underwritten NOI:	$5,551,770
Payment Date:	1st of each month		Underwritten NCF:	$4,641,810
First Payment Date:	August 1, 2012		Appraised Value:	$79,000,000
Maturity Date:	June 1, 2022		Appraisal Date:	May 24, 2012
Amortization:	Interest only for 60 months;
	360 months thereafter		Historical NOI
Additional Debt:	None		Most Recent NOI:	$5,416,525 (T-12 June 30, 2012)
Call Protection:	L(25), YM1(91), O(3)		2nd Most Recent NOI:	$4,950,727 (December 31, 2011)
Lockbox / Cash Management:	Hard / Springing		3rd Most Recent NOI:	$5,036,489 (December 31, 2010)

Reserves(1)			Historical Occupancy(5)
	Initial	Monthly	Most Recent Occupancy:	94.5% (August 23, 2012)
Taxes:	$0	Springing	2nd Most Recent Occupancy:	93.7% (December 31, 2011)
Insurance:	$0	Springing	3rd Most Recent Occupancy:	84.1% (December 31, 2010)
Replacement:	$0	$0	4th Most Recent Occupancy:	82.3% (December 31, 2009)
Rollover Reserve:	$0	Springing
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Based on Total Collateral Sq. Ft. of 660,408.
(3)   As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and NCF DSCR are 2.26x and 1.89x, respectively.
(4)   Excludes the Home Depot and five smaller pad sites, all of which comprise the Borrower’s leased fee interests in the relative parcels.
(5)   Based upon Total Sq. Ft. of 798,697. Most Recent Occupancy based on Total Collateral Sq. Ft. is 93.4%. Prior to renovation in 2011, which included a complete retrofit of the Shopper’s World and Big Lot’s spaces, the subject had a Total Sq. Ft. of 796,799.

State Rollover Reserve:	$400,000	Springing
CAM Holdback Reserve:	$608,000	$0
Rent Holdback Reserve:	$93,400	$0
Dept. of Public Safety	$0	Springing
Rollover Reserve:
Home Depot Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft. (2):		$70
Balloon Balance / Sq. Ft.(2):		$65
Cut-off Date LTV:		58.5%
Balloon LTV:		54.3%
Underwritten NOI DSCR(3):		1.81x
Underwritten NCF DSCR:		1.51x
Underwritten NOI Debt Yield:		12.0%
Underwritten NCF Debt Yield:		10.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

Tenant Summary
Leased Fee Tenants (Non-Collateral)	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Sq. Ft.	U/W Annual Base Rent Per Sq. Ft.(2)	% of Annual U/W Base Rent(3)	Lease Expiration	2011 Total Sales (000s)	Sales Per Sq. Ft. (4)	Occupancy Cost (% of Sales)
Home Depot(5)	A-/A3/A-	115,289	14.4%	$5.20	7.1%	1/31/2033	NAV	NAV	NAV
Other (5 pads)(6)	Various	23,000	2.9	$20.14	5.5	Various	NAV	NAV	NAV
Subtotal		138,289	17.3%	$7.69	12.7%

Retail Anchor Tenants
Burlington Coat Factory	NR/Caa1/B-	60,000	7.5%	$4.75	3.4%	1/31/2017	$5,068	$84	10.1%
Giant Foods	NR/NR/NR	59,064	7.4	$17.50	12.3	7/31/2029	$29,325	$496	4.3%
Shopper’s World(7)	NR/NR/NR	53,040	6.6	$7.85	5.0	1/31/2022	NAV	NAV	NAV
Big Lots(8)	NR/NR/BBB	38,089	4.8	$7.35	3.3	1/31/2022	NAV	NAV	NAV
Marshalls	NR/A3/A	28,500	3.6	$10.00	3.4	4/30/2016	$5,802	$204	8.0%
Subtotal		238,693	29.9%	$9.64	27.4%		NAP	NAP	NAP

Retail Other (49 tenants)	Various	141,041	17.7%	$16.30	27.4%	Various	$11,084	$158	15.7%
Retail Vacant	NAP	42,168	5.3	NAP	NAP	NAP	NAP	NAP	NAP
Retail Total/Wtd. Avg.(9)		560,191	70.1%	$12.11	67.4%		NAP	NAP	NAP

Major Office Tenants
Department of Public Safety(10)(11)	AAA/Aaa/AAA	130,766	16.4%	$11.04	17.2%	12/31/2021	NAP	NAP	NAP
Department of Mental Health(10)(12)	AAA/Aaa/AAA	23,250	2.9	$12.50	3.5	10/31/2012	NAP	NAP	NAP
Board of Nursing(10)(12)	AAA/Aaa/AAA	15,232	1.9	$12.95	2.3	9/30/2020	NAP	NAP	NAP
Baltimore City Community College(10)(13)	AAA/Aaa/AAA	15,186	1.9	$12.50	2.3	6/30/2022	NAP	NAP	NAP
Social Security Administration(14)	AAA/Aaa/AA+	14,885	1.9	$12.00	2.1	7/1/2013	NAP	NAP	NAP
Subtotal		199,319	25.0%	$11.54	27.4%		NAP	NAP	NAP

Office Other	Various	37,503	4.7%	$11.73	5.2%	Various	NAP	NAP	NAP
Office Vacant	NAP	1,684	0.2	NAP	NAP	NAP	NAP	NAP	NAP
Office Total/Wtd. Avg.(9)		238,506	29.9%	$11.57	32.6%		NAP	NAP	NAP

Total/Wtd. Avg.(9)		798,697	100.0%	$11.90	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Annual Base Rent Per Sq. Ft. includes contractual rent steps through December 31, 2012.
(3)	Percentage of Annual U/W Base Rent is based on total occupied underwritten base rent of $8,239,897.
(4)	Sales Per Sq. Ft. are based on YE 2011 sales figures. Retail Other tenant figures include comparable tenants < 10,000 sq. ft.
(5)
Tenant has the option to adjust the base rent to $1 per year with a lump sum payment of $6.5 million (“Adjusted Payment”). If tenant exercises such option, the Adjusted Payment shall be held as additional collateral for the loan until the loan is repaid in full.

(6)	Other leased fee tenants include Kentucky Fried Chicken, Applebee’s, Wendy’s, Checker’s and Panda Express.
(7)
Shopper’s World has not provided a full year of sales information.  If during the 37th-48th month of the lease, tenant’s gross sales do not equal or exceed $4.5 million ($85 per sq. ft.), or if during the 61st-72nd month of the lease tenant’s gross sales do not equal or exceed $5 million ($94 per sq. ft.), then tenant shall have a one-time right to terminate the lease, by delivering notice to landlord 60 days following the end of the applicable measuring period during which sales thresholds were not met.  Termination will be effective on the date that is 180 days following the end of the measurement period.  The earliest date tenant could terminate lease is 1/27/2016.

(8)
Big Lots has not provided a full year of sales information. If tenant’s gross sales during the period from 2/1/2017 through 1/31/2018 do not exceed $4.75MM ($125/sq.ft.), the tenant may terminate the lease by delivering notice no later than 4/30/2018. The lease shall terminate six (6) months from the date of notice.

(9)	Weighted average U/W Annual Base Rent per sq. ft. is based on total occupied sq. ft. and does not include ground lease tenants.
(10)	Leases are executed by the State of Maryland.
(11)
The lease allows the State of Maryland to cancel the lease for any reason after the third lease year with 12 months notice.  If cancellation notice is given, lender will require monthly escrow of $108,334/month during the 12 month notice period.  At termination lender will have collected $1,300,000 ($10 per sq. ft.).

(12)	The lease allows the State of Maryland to terminate the lease at any time.
(13)	The lease allows the State of Maryland to cancel the lease for any reason after the 36th month of the lease term, with 12 months prior written notice.
(14)	The lease allows the United States government to terminate the lease at any time.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	11	18,537	2.8%	18,537	2.8%	$16.40	4.1%	4.1%
2012	4	30,625	4.6	49,162	7.4%	$12.67	5.3	9.4%
2013	18	51,842	7.8	101,004	15.3%	$15.68	11.1	20.5%
2014	8	30,119	4.6	131,123	19.9%	$14.29	5.9	26.4%
2015	5	18,272	2.8	149,395	22.6%	$16.81	4.2	30.6%
2016	2	29,550	4.5	178,945	27.1%	$10.43	4.2	34.8%
2017	7	78,464	11.9	257,409	39.0%	$8.72	9.3	44.1%
2018	2	8,104	1.2	265,513	40.2%	$18.98	2.1	46.2%
2019	0	0	0.0	265,513	40.2%	$0.00	0.0	46.2%
2020	2	35,124	5.3	300,637	45.5%	$12.28	5.9	52.1%
2021	2	150,540	22.8	451,177	68.3%	$10.62	21.8	73.8%
2022	3	106,315	16.1	557,492	84.4%	$8.34	12.1	85.9%
Thereafter	1	59,064	8.9	616,556	93.4%	$17.50	14.1	100.0%
Vacant	NAP	43,852	6.6	660,408	100.0%	NAP	NAP
Total / Wtd. Avg.	65	660,408	100.0%			$11.91	100.0%

 The Loan.  The Reisterstown Road Plaza loan (the “Reisterstown Road Plaza Loan”) is a $46.25 million ($70 per collateral sq. ft.) fixed rate loan with a Maryland indemnity deed of trust structure. Pursuant to a payment guaranty, the Reisterstown Road Plaza Loan is guaranteed by the owners of the 660,408, excluding the leased fee properties, sq. ft. retail and office plaza located in Baltimore, Maryland (the “Reisterstown Road Plaza Property”). The payment guaranty is secured by the owners’ fee simple interest in the Reisterstown Road Plaza Property. The $46.25 million first mortgage loan has a term of 119 months, an initial interest only period of 60 months and amortizes on a 30-year schedule. The Reisterstown Road Plaza Loan accrues interest at a fixed rate equal to 5.2500%. Loan proceeds were used to recapitalize a portion of a principal payment to the Sponsor’s unsecured line of credit, fund upfront reserves totaling $1.10 million, and pay closing costs and fees of $124,438. The Borrower acquired the ownership interest in the Reisterstown Road Plaza Property in 2004 for a reported total cost of $97.49 million ($147.62 per collateral sq. ft.). Based on the “as-is” appraised value of $79 million as of May 24, 2012, the cut-off date LTV is 58.5%.

The Borrower / Sponsors.  The borrowers for the Reisterstown Road Plaza Loan, Inland Reisterstown SPE I, L.L.C. and Inland Reisterstown SPE II, L.L.C. (individually and collectively, the “Borrower”), are each single purpose limited liability companies structured to be bankruptcy remote, with two independent directors in each such entity’s organizational structure. The owners of the Reisterstown Road Plaza Property, Reisterstown Plaza Associates, LLC, a Maryland limited liability company, and RRP Hecht, LLC, a Maryland limited liability company (individually and collectively, the “Owner”) are each single purpose limited liability companies structured to be bankruptcy remote, with two independent directors in each such entity’s organizational structure. Owner Reisterstown Plaza Associates, LLC is the sole member of Borrower Inland Reisterstown SPE I, L.L.C. and Owner RRP Hecht, LLC is the sole member of Borrower Inland Reisterstown SPE II, L.L.C. The sole member of each Owner is the Sponsor, Retail Properties of America, Inc., a Maryland corporation (the “Sponsor”), that is the non-recourse carve-out guarantor for the Reisterstown Road Plaza Loan. Retail Properties of America, Inc., formerly known as Inland Western Retail Real Estate Trust, Inc., was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers and single-user net lease properties. The company is a fully-integrated, self-administered and self-managed real estate company that owns and operates high quality, strategically located shopping centers and single-user retail properties. Retail Properties of America, Inc. is one of the largest owner/operators of shopping centers in the United States. As of March 31, 2012, their portfolio consisted of 258 properties with approximately 34.6 million sq. ft. of gross leasable area (“GLA”), geographically diversified across 35 states. The retail portfolio was 91.0% leased, including leases signed but not commenced, to approximately 1,500 tenants. The portfolio includes power centers (45% of GLA), community/neighborhood centers (36% of GLA), lifestyle centers (9% of GLA), and single-user retail properties (10% of GLA). On April 11, 2012, Retail Properties of America, Inc. closed on a public offering of 36.57 million shares of common stock, raising $292.6 million in gross proceeds. This transaction also resulted in the listing of the company’s class A common stock on the NYSE under the symbol “RPAI”. As of August 24, 2012, RPAI had a total market capitalization of $2.48 billion.

The Property.  The Reisterstown Road Plaza Property is a 798,697 sq. ft. mixed use, anchored retail and office property. It was constructed as an open-air retail shopping center in 1961, and later converted to an enclosed regional mall in the 1970’s. In several stages between 1980 and 2003 the property was converted to its current use. In 2003, parts of the north side of the Reisterstown Road Plaza Property were gutted and demolished to accommodate Marshalls and Giant Foods. Most recently in 2011, the Sponsor completed $2.3 million of improvements refitting the space now occupied by Shopper’s World and Big Lots. The Reisterstown Road

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

Plaza Property currently includes a total collateral net rentable area (“NRA”) of 660,408 sq. ft., a pad site that is ground leased to Home Depot (115,289 sq. ft. owned by the tenant) and five pad sites ground leased to Applebee’s, Checker’s, KFC, Panda Express, and Wendy’s (23,000 sq. ft. in aggregate owned by the tenants). Retail space comprises 421,902 sq. ft. (63.9% of NRA) and office space comprises 238,506 sq. ft. (36.1% of NRA). Retail anchor tenants include: Burlington Coat Factory (60,000 sq. ft.), Giant Foods (59,064 sq. ft.), Shopper’s World (53,040 sq. ft.), and Big Lots (38,089 sq. ft.). Retail junior anchors include: Marshalls (28,500 sq. ft.), Modell’s Sporting Goods (19,892 sq. ft.), and Fitness Evolution (18,084 sq. ft.). Additionally, there are several national in-line tenants including: Bank of America (5,250 sq. ft.), Payless Shoes (4,985 sq. ft.), Foot Locker (3,000 sq. ft.), and M&T Bank (2,593 sq. ft.). The State of Maryland, rated AAA/Aaa/AAA by Fitch/Moody’s/S&P, leases 217,325 sq. ft. of office space (32.9% of NRA) at the Reisterstown Road Plaza Property under seven separate leases. The Reisterstown Road Plaza Property owned collateral was 93.4% occupied as of the rent roll dated August 23, 2012.

The Reisterstown Road Plaza Property is located on Reisterstown Road in the northwest portion of the metropolitan area of Baltimore, Maryland, approximately 2.5 miles southeast of the I-695 and Reisterstown Road interchange, and 8.5 miles from the Baltimore CBD.  Interstate 83, which runs north from the Baltimore CBD, is located approximately 3 miles east of the subject property.  The subject property is located directly north of the Reisterstown Plaza Metro Station and is serviced by four MTA local bus services, which have stops at the property along Reisterstown Road.  Per the appraisal, approximately 4,300 businesses and over 39,000 daytime employees are estimated to be located within the 3-mile radius market area of the Reisterstown Road Plaza Property.

In January 2012, construction began on a 538,000 sq. ft. office complex which will house the Social Security Administration (“SSA”).  The SSA will sign a 20-year lease on the 11-acre campus, which is situated directly opposite the Reisterstown Plaza Metro Station, directly south of the Reisterstown Road Plaza Property.  The facility will feature two buildings, five and seven stories respectively, and include a parking garage.  According to the City of Baltimore, the facility will be home to up to 2,300 employees, which will be relocated from their current facility in West Baltimore. The project is expected to be delivered in 2014.

The Market.    The Reisterstown Road Plaza Property is located in Baltimore, Maryland. Baltimore is Maryland’s largest city and economic hub. The Baltimore MSA’s population for 2012 is estimated to be over 2.7 million.  With its central location on the East Coast of the United States, Baltimore is easily accessible via 6 interstates, rail through Penn Station Baltimore, air via BWI Airport, and water.

The Baltimore Retail MSA contains 131,151,738 sq. ft. of space within 10,620 buildings. Vacancy as of Q1 2012, was 5.7%, down .5% from Q1 2011. The market rental rate as of Q1 2012 was $18.10 per sq. ft, up $0.14 per sq ft from Q1 2011 which represents a 1% increase. Net absorption was positive at 217,939 sq. ft. in Q1 2012, up from net negative absorption of 25,034 sq. ft. in Q1 2011.

The Reisterstown Road Plaza Property is located in the Baltimore City West Retail Market and the Baltimore Northwest Retail Submarket. The Baltimore City West Retail Market contains 944 buildings totaling 7,117,190 sq. ft. Q1 2012 vacancy was 4.5%, down 2.4% from Q1 2011. The average rental rate was $13.99 per sq. ft in Q1 2012, which is down $0.61 from Q1 2011. The Baltimore Northwest Retail Submarket contains 551 buildings totaling 4,564,455 sq. ft.  Vacancy was 3.6% and the average rental rate was $15.77 per sq. ft. as of Q1 2012.

The Baltimore Office Market contains 128,750,398 sq. ft. within 5,947 buildings. As of Q1 2012, the vacancy rate was 12.3%, and rental rates were $21.28 per sq. ft. Net absorption has been consecutively positive over the last three quarters with Q1 2012 a positive 297,694 sq. ft. with 264,401 sq. ft. of new space coming online. There are 2,613 class B buildings containing 61,081,972 sq. ft. and reported Q1 2012 vacancy at 11.3% and rental rates at $19.87 per sq. ft.

The Reisterstown Road Plaza Property is located in the Baltimore City West Office Market and the Baltimore Northwest Office Submarket. The Baltimore City West Office Market is comprised of 7,014,849 sq. ft. within 292 office buildings. Vacancy as of Q1 2012 was 13.4%, and rental rates were $19.03 per sq. ft. The Baltimore Northwest Office Submarket is comprised of 4,021,972 sq. ft. within 193 office buildings. Vacancy and rental rates for class B properties in the Baltimore Northwest Office Submarket as of Q1 2012 were 5.8% and $21.23 per sq. ft. respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

The table below shows the Reisterstown Road Plaza Property’s vacancy rate and asking rents in comparison to its direct competitors in the submarket.

Summary of Comparable Retail Properties(1)
Building	Year Built / Year Renovated	Size (Sq. Ft.)	% Leased	Asking Rent (Net) Per Sq. Ft. (2)	Class
Reisterstown Road Plaza Property	1961 / 2004	421,902	90%	$20.09	NAP
Mondawmin Mall	1956 / 1982	800,563	89%	$15.00-20.00	NAP
Northwest Plaza	1974/ NAV	219,977	100%	$16.00-18.00	NAP
Fallstaff Center	1961 / NAV	92,983	100%	$12.00-18.00	NAP
Patterson Village	1970 / NAV	37,500	100%	$15.00-20.00	NAP
Total / Wtd. Avg.(3)		1,151,023
(1)	Source: Appraisal, with the exception of the Reisterstown Road Plaza Property which is taken from the rent roll.
(2)	Asking Rent (Net) Per Sq. Ft. quoted on a NNN basis for shop space. For the Reisterstown Road Plaza Property, asking rents reflective of tenants < 10,000 sq. ft. per rent roll.
(3)	Total / Wtd. Avg. excludes the Reisterstown Road Plaza Property.

Summary of Comparable Office Properties(1)
Building	Year Built / Year Renovated	Size (Sq. Ft.)	% Leased	Asking Rent (Net) Per. Sq. Ft.	Class
Reisterstown Road Plaza Property	1961 / 2004	238,506	99%	$11.57 modified gross	B
Pikesville Plaza Building	1977 / 1996, 2011	70,000	89%	$16.00 modified gross	B
Beacham Square	1971 / NAV	92,983	79%	$19.75 full service	B
Seton Business Park	1988 / NAV	62,610	70%	$11.95 NNN	B
Blue Ocean Plaza	1963 / NAV	38,000	33%	$12.00-17.50 NNN	C
Bedford Square	1985 / NAV	26,654	89%	$17.00 modified gross	B
Total / Wtd. Avg.(2)		290,247
(1)	Source: Appraisal, with the exception of the Reisterstown Road Plaza Property which is taken from the rent roll.
(2)	Total / Wtd. Avg. excludes the Reisterstown Road Plaza Property.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 6/30/2012	U/W	U/W Per Sq. Ft.(2)
Base Rent(1)	$7,828,581	$7,761,232	$7,820,347	$8,401,552	$12.72
Value of Vacant Space	0	0	0	776,487	1.18
Gross Potential Rent	$7,828,581	$7,761,232	$7,820,347	$9,178,039	$13.90
Total Recoveries	1,681,162	1,699,676	1,824,102	1,740,540	2.64
Total Other Income(3)	426,778	371,688	413,753	215,885	0.33
Less: Vacancy	0	0	0	(1,356,333)	(12.2%)
Effective Gross Income	$9,936,521	$9,832,596	$10,058,202	$9,778,131	$14.81
Total Operating Expenses	4,900,032	4,881,869	4,641,677	4,226,361	6.40
Net Operating Income	$5,036,489	$4,950,727	$5,416,525	$5,551,770	$8.41
TI/LC	0	0	0	663,435	1.00
Capital Expenditures	0	0	0	246,525	0.37
Net Cash Flow	$5,036,489	$4,950,727	$5,416,525	$4,641,810	$7.03
(1)	U/W Base Rent includes contractual rent steps of $5,780 taken through December 31, 2012.
(2)	U/W Per Sq. Ft. based on collateral sq. ft. of 660,408.
(3)	Other Income includes kiosk rental income, specialty income from vending and parking contracts and percentage rent.

Property Management.  The Reisterstown Road Plaza Property is managed by RPAI US Management LLC, an affiliate of the Borrower.

Lockbox / Cash Management.  The Reisterstown Road Plaza Loan is structured with a hard lockbox and springing cash management. Active cash management and a full sweep of excess cash flow are triggered upon any of the following: (i) the DSCR falls below 1.15x based on trailing 3 months of gross income from operations annualized and 12 months of operating expenses assuming a 30-year

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

amortization, (ii) bankruptcy or insolvency of the Borrower, the property manager or the Owner, or (iii) an event of default under the Reisterstown Road Plaza Loan. Upon the occurrence of certain conditions specified in the Reisterstown Road Plaza loan documents, the excess cash flow sweep and active cash management will terminate until the occurrence of another trigger event.

Initial Reserves.  At closing, the Borrower deposited (i) $93,400 into a reserve to be held until the Borrower delivers an estoppel certificate from a specified tenant certifying that the rent abatement period for such tenant has expired, (ii) $400,000 into a rollover reserve (the “State Rollover Reserve”) which funds are to be used to pay rollover costs with respect to any replacement leases for space currently leased to State of Maryland tenants, (iii) $608,000 into a reserve to be held until the Borrower delivers an estoppel certificate from a specified tenant certifying eliminating the exception for overpayment of common area maintenance charges.

Ongoing Reserves.  On a monthly basis, the Borrower is required to deposit reserves as follows: (i) if either (a) the DSCR falls below 1.20x based on a trailing 3 month period, assuming a 30-year amortization schedule, (b) an event of default occurs, or (c) the Borrower fails to deliver paid tax receipts on or prior to the date taxes are due, 1/12th of the expected annual taxes into a tax reserve account provided, if a tenant occupies an entire tax parcel, the Borrower shall not be obligated to fund 1/12th of expected annual taxes with respect to that tax parcel as long as (a) no event of default occurs, (b) such tenant’s lease is in full force and effect and (c) Borrower delivers evidence that tenant is paying the taxes, (ii) there is no monthly insurance reserve if blanket insurance is in place for the property, provided, however if either (a) any notice of cancellation, termination, or lapse of any insurance coverage is received, (b) any cancellation, termination, or lapse of any insurance coverage occurs whether or not any notice is issued, (c) the Borrower or Owner does not deliver evidence of insurance coverages, or (d) the occurrence of any event of default, 1/12th of the expected insurance premiums into an insurance reserve account, (iii) if the DSCR falls below 1.40x based on a trailing 3 month period, assuming a 30-year amortization, $54,836 into a general rollover reserve, which reserve is capped at $1,843,200, but is subject to replenishment, (iv) if the balance in the State Rollover Reserve falls below $400,000, $50,000 into the State Rollover Reserve until the balance in the State Rollover Reserve is restored to $400,000, and (v) if the Department of Public Safety provides notice of its intention to terminate its lease, $108,334 into a rollover reserve to be used to pay rollover costs with respect to any replacement lease for such tenant’s space, which reserve is capped at $1,300,000. If the Home Depot exercises its rental option pursuant to its lease by payment to Owner or Borrower of the required $6.5 million adjustment payment (the “Home Depot Payment”), Owner or Borrower shall, within one business day of receipt of the Home Depot Payment, deposit the Home Depot Payment with Lender, to be held by Lender as additional security for the Loan. Funds shall be released after the debt has been paid in full, and shall be paid to Owner.

Current Mezzanine or Subordinate Interest.  None.

Future Mezzanine or Subordinate Indebtedness.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

Home Depot
Wendy's
MEZZANINE LEVEL
Dept of Public Safety
Pick A Pretzel
Osaka Japan
New Evergreen Cafe
Burgundy Park Seafood
Sausage Plus
Thai Delight
SECOND LEVEL (INTERIOR RETAIL)
Board of Nursing
Juvenile Justice
Board of Nursing
Vacant
Sprint
Park West Medical Center
Fitness Evolution
Burlington Coat Factory
GROUND LEVEL
Department of Health
Modell's
Vacant
Panda Express
Vital Records
Dollar City
Injury Treatment Center of Maryland
Steak Builder
Mall Sports
New Directions Barber Shop
M&T Bank
Convenience Corner
MD Speedy Tag & Title
An Angel's Touch
Total Health Center
K's Alterations
Vogue Hair Supply
Power Gamer
The Great Cookie
Subway
Shoe City
Perfumery
Rent-A-Center
Sally Beauty Supply
The Avenue
Bank of America
Leather & More
Time and More
Chic Nails
Fashion Accessories
Square Circle
Custard Happiness
Marshalls
Baltimore City Community College
Dept of Public Safety
Social Security Administration
Giant Foods
Shopper's World
Big Lots
GROUND LEVEL
SECOND LEVEL
Dept of Public Safety
RPAI US Management
Dept of Public Safety
Baltimore City Community College
THIRD LEVEL
Dept of Public Safety
KFC
Taco Bell
Long John Silver
A&W
Checkers
Applebee's

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6500 Reisterstown Road Baltimore, MD 21215	Collateral Asset Summary Reisterstown Road Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,250,000 58.5% 1.51x 12.0%

Reisterstown Road Plaza
6500 Reisterstown Road
Baltimore, MD 21215
Baltimore
Garrison
Pikesville
Randallstown
Lochearn
Milford Mill
Woodlawn
Towson
Towson University
Greater Baltimore Medical Center
St. Joseph Medical Center
Robert E. Lee Park
Lake Roland
Green Spring Valley Hunt Country Club
Woodholme Country Club
Suburban Club of Baltimore
Baltimore Beltway
OLD COURT
Cheswolde
Mount Saint Agnes College
Mt. Washington Pediatric Hospital
Mount Washington
Glen
Homeland
Roland Park
Cylburn Arboretum
Pimlico Race Course
Sinai Hospital of Baltimore
College of Notre Dame of Maryland
Baltimore Polytechnic Institute
Villa Nova Park
REISTERSTOWN PLAZA
Reisterstown Station
METRO SUBWAY
ROGERS AVENUE
Arlington
Cylburn
Guilford
Medfield
Powder Mill Run Park
West Arlington
WEST COLD SPRING
Woodberry
Jones Falls Expwy
Hampden
Wyman Park
Johns Hopkins University
Ashburton
Druid Hill Park
Druid Lake
BALTIMORE COUNTY
Gwynn Oak Park
Howard Park
Forest Park Golf Course
Community College of Baltimore
MONDAWMIN
Mondawmin Mall
Windsor Hills
Kernan Hospital
Coppin State University
Security Square Mall
Wakefield
PENN-NORTH
UPTON/AVENUE MARKET
PENN STATION
Leakin Park
Gwynns Falls Park
STATE CTR./CULTURAL CTR.
Cultural Center
Edmondson
WEST BALTIMORE
Downtown
LEXINGTON MARKET
CHARLES CENTER
SHOT TOWER
Inner Harbor
Convention Center
CAMDEN STATION
Oriole Park at Camden Yards
Federal Hill
M & T Bank Stadium
Yale Heights
Carroll Park
Carroll Park Golf Course
MARC TRAIN PENN LINE
MARC TRAIN CAMDEN LINE
Westport
Morrell Park
Patapsco River
Arbutus
Riverside Park
Baltimore-Washington Intl. Airport 9 miles
Bel Air
Reisterstown
Cockeysville
Owings Mills
Carney
Parkville
Perry Hall
Joppatowne
Edgewood
White Marsh
Middle River
Rosedale
Essex
Dundalk
Ellicott City
Catonsville
Columbia
Elkridge
Glen Burnie
Riviera Beach
Savage
Severn
Laurel
Odenton
Arnold
Chesapeake Bay

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	Ronald B. Russ and Jeffrey S. Gould		Collateral:	Fee Simple
Borrower:	RJFP LLC		Location:	El Centro, CA
Original Balance:	$45,000,000		Year Built / Renovated:	2007 / NAP
Cut-off Date Balance:	$44,907,541		Total Sq. Ft.:	362,400
% by Initial UPB:	4.2%		Property Management:	Russ Group, Inc.
Interest Rate:	5.1520%		Underwritten NOI:	$4,383,310
Payment Date:	6th of each month		Underwritten NCF:	$4,078,950
First Payment Date:	August 6, 2012		Appraised Value:	$63,900,000
Maturity Date:	July 6, 2022		Appraisal Date:	April 16, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(26), D(92), O(2)		Most Recent NOI:	$4,147,358 (T-12 March 31, 2012)
Lockbox / Cash Management:	Hard / In Place		2nd Most Recent NOI:	$4,121,205 (December 31, 2011)
			3rd Most Recent NOI:	$3,960,026 (December 31, 2010)
Reserves (1)
Initial		Monthly	Historical Occupancy (5)
Taxes:	$256,924	$42,821	Most Recent Occupancy:	92.9% (July 31, 2012)
Insurance:	$20,471	$6,824	2nd Most Recent Occupancy:	83.1% (December 31, 2011)
Replacement:	$0	$4,530	3rd Most Recent Occupancy:	83.1% (December 31, 2010)
Deferred Maintenance:	$135,695	NAP	4th Most Recent Occupancy:	81.2% (December 31, 2009)
TI/LC(2):	$1,041,875	$20,833
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   The TI/LC reserve is subject to a $1,500,000 cap and is required to be replenished at a rate of $20,833 per month if reduced below the cap.
(3)   $818,750 of the $1,000,000 Olive Garden Lease Holdback funded at closing by Olive Garden will be released to borrower imminently as a fully executed lease deemed acceptable to lender was delivered.
(4)   A full cash sweep will commence in January 2018 and funds collected will be deposited into the 2019 Rollover Reserve Fund until a cap of $1,300,000 is met. The Borrower has the option to post an acceptable letter of credit in the amount of $1,300,000 in lieu of a cash flow sweep.
(5)   Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower.

Olive Garden Lease
Holdback(3):	$181,250	NAP
2019 Rollover Reserve (4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$124
Balloon Balance / Sq. Ft.:	$103
Cut-off Date LTV:	70.3%
Balloon LTV:	58.2%
Underwritten NOI DSCR:	1.49x
Underwritten NCF DSCR:	1.38x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	9.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

Anchor and Major Tenant Summary
Anchor & Junior Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Sq. Ft.	U/W Annual Base Rent Per Sq. Ft.	% of Owned U/W Base Rent	Lease Expiration	12/31/2011 Total Sales (000s)	Sales Per Sq. Ft.	Occupancy Cost (% of Sales)
Burlington Coat Factory	NR/Caa1/B-	76,450	21.1%	$13.00	21.3%	1/31/2019	NAP	NAP	NAP
Marshalls	NR/A3/A	33,000	9.1	$9.50	6.7	8/31/2018	$8,948	$271	3.5%
Ross Dress for Less	NR/NR/BBB+	30,187	8.3	$13.10	8.5	1/31/2019	$22,000	$729(2)	NAP
Best Buy	BB+/Baa2/BB+	30,000	8.3	$15.25	9.8	1/31/2018	$22,500	$750(2)	NAP
Bed Bath & Beyond	NR/NR/BBB+	28,000	7.7	$11.00	6.6	1/31/2024	NAP	NAP	NAP
Michaels	NR/Caa1/B	21,360	5.9	$13.00	6.0	9/30/2018	$5,500	$257(2)	NAP
Staples	BBB/Baa2/BBB	20,388	5.6	$13.00	5.7	9/30/2023	NAP	NAP	NAP
dd’s Discounts	NR/NR/BBB+	20,032	5.5	$9.00	3.9	1/31/2023	NAP	NAP	NAP
DSW	NR/NR/NR	20,000	5.5	$18.00	7.7	1/31/2019	NAP	NAP	NAP
Old Navy	BBB-/Baa3/BB+	17,192	4.7	$16.50	6.1	9/30/2018	$3,841	$223	7.4%
Petco	NR/Caa1/B	15,283	4.2	$18.00	5.9	1/31/2019	NAP	NAP	NAP
Subtotal / Wtd. Avg.		311,892	86.1%	$13.18	88.1%			NAP	NAP

In-line	NAP	13,737	3.8%	$26.46	7.8%	Various	NAP	NAP	NAP
Pad	NAP	10,989	3.0	$17.29	4.1	Various	NAP	NAP	NAP
Vacant	NAP	25,782	7.1	NAP	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.		362,400	100.0%	$13.85	100.0%			NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Tenants are not required to report sales. The figures listed are estimates provided by tenants.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	0.0%
2012	0	0	0.0	0	0.0%	$0	0	0.0%
2013	1	3,017	0.8	3,017	0.8%	$30.83	2.0	2.0%
2014	1	7,220	2.0	10,237	2.8%	$22.92	3.5	5.5%
2015	1	3,500	1.0	13,737	3.8%	$30.00	2.3	7.8%
2016	0	0	0.0	13,737	3.8%	$0.0	0	7.8%
2017	0	0	0.0	13,737	3.8%	$0.0	0	7.8%
2018	4	101,552	28.0	115,289	31.8%	$13.12	28.6	36.4%
2019	4	141,920	39.2	257,209	71.0%	$14.26	43.4	79.8%
2020	0	0	0.0	257,209	71.0%	$0.0	0	79.8%
2021	0	0	0.0	257,209	71.0%	$0.0	0	79.8%
2022	1	7,537	2.1	264,746	73.1%	$15.92	2.6	82.3%
Thereafter	4	71,872	19.8	336,618	92.9%	$11.46	17.7	100.0%
Vacant	NAP	25,782	7.1	362,400	100.0%	NAP	NAP
Total / Wtd. Avg.	16	362,400	100.0%			$13.85	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps for Best Buy and Décor N’ More.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan. The Plaza at Imperial Valley loan (the “Plaza at Imperial Valley Loan”) is a $45.0 million, fixed rate loan secured by the Borrower’s fee simple interest in a 362,400 sq. ft. (the “Plaza at Imperial Valley Collateral”) shopping center located at 2903 South Dogwood Road, El Centro, California (the “Plaza at Imperial Valley Property”). The Plaza at Imperial Valley Property is anchored by Burlington Coat Factory and includes Marshalls, Ross Dress for Less, Best Buy, Bed, Bath & Beyond, Michaels, Staples, dd’s Discounts and DSW as junior anchors each representing 20,000 sq. ft. or more.  The Plaza at Imperial Valley Loan has a 10-year term and amortizes on a 30-year schedule.  The Plaza at Imperial Valley Loan accrues interest at a fixed rate equal to 5.1520%.  Loan proceeds were used to refinance an existing loan with a discounted pay off balance of $55.0 million.  The Borrower contributed a total of $12.98 million at loan closing, which was comprised of approximately $10.0 million to pay off the existing debt, $2.45 million to fund upfront reserves and approximately $0.53 million in closing costs and fees.  Based on the “As-Is” appraised value of $63.9 million for the Plaza at Imperial Valley Property as of April 16, 2012, the Cut-off Date LTV for the Plaza at Imperial Valley Loan is 70.3%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

The Borrower / Sponsor. The Borrower is RJFP LLC, a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The Borrower is indirectly wholly owned by Ronald B. Russ and Jeffrey S. Gould (the “Sponsors”).  Mr. Gould has been involved in commercial real estate since 1985 and reports a schedule of real estate assets owned with a combined market value of $144.2 million.  Mr. Russ is the president of The Russ Group, Inc. which he founded in 1987.  Mr. Russ provided a schedule of real estate assets owned with a combined market value of $157.3 million.  The Plaza at Imperial Valley Property is managed by Russ Group, Inc., an affiliate of the Sponsors.  The Sponsors are the non-recourse carveout guarantors for the Plaza at Imperial Valley Loan.

The Property. The Plaza at Imperial Valley Property is a 362,400 sq. ft. retail center located in El Centro, California.  The Plaza at Imperial Valley Property was originally developed in 2007 at an approximate total cost of $71.2 million.  The Plaza at Imperial Valley Property is currently 92.9% leased to 16 tenants, the majority of which are big box or national retailers.  The Plaza at Imperial Valley Property has experienced recent leasing as the last major space has been leased to dd’s Discounts for 20,032 sq. ft. dd’s Discounts opened on 6/21/12 and is paying rent. Olive Garden, which plans to take occupancy by the 4th Quarter 2012 recently signed a 30-year ground lease for 7,537 sq. ft. of space.  A $1.0 million Olive Garden Lease Holdback was held back at closing, $818,750 of which will be released to Borrower when a fully executed lease deemed acceptable to lender is delivered.

Four tenants at the Plaza at Imperial Valley Property report sales, all of which shown have shown an increase in performance.  Marshall’s sales over the past three years have increased from $219 per sq. ft.  to $271 per sq. ft.; current occupancy cost is 3.5%; Old Navy’s sales over the past three years have increased from $188 per sq. ft. to $223 per sq. ft.; current occupancy cost is 7.4%;  Décor N’ More’s sales over the past two years have increased from $245 per sq. ft.  to $270 per sq. ft.; current occupancy cost is 8.5%;  Burger King reported sales for the lease year ended June 30, 2011 were $246 per sq. ft.; current occupancy cost is 8.2%.

The chart below details the Plaza at Imperial Valley Property’s tenancy by general type.

Plaza at Imperial Valley Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft. (1)	% of Total U/W Base Rent	Average Remaining Lease Term (Yrs)	Sales Per Sq. Ft.	Occupancy Cost %
Anchor Tenants	76,450	21.1%	$13.00	21.3%	6.4	NAP	NAP
Junior Anchor Tenants	235,442	65.0	$13.24	66.8	7.5	NAP	NAP
In-Line	13,737	3.8	$26.46	7.8	2.0	NAP	NAP
Pad	10,989	3.0	$17.29	4.1	17.8	NAP	NAP
Vacant	25,782	7.1	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg. (1)	362,400	100.0%	$13.85	100.0%
(1)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.

The Market.  The Plaza at Imperial Valley Property is located in El Centro, California, the largest city in Imperial County, California.  El Centro is approximately 115 miles east of San Diego and 110 miles south of Palm Springs. Imperial County includes the communities of Brawley, El Centro, Calexico, Imperial, Holtville, and Westmoreland. The Plaza at Imperial Valley Property is situated approximately 11 miles southeast of the Imperial County Airport and 7 miles north of the Calexico International Airport. Primary access to the Plaza at Imperial Valley Property is provided by Interstate 8 and Route 111. Interstate 8 extends in an east/west direction from San Diego to the west to Arizona to the east. Route 111 extends to the Mexican border and is approximately 10 miles south of the Plaza at Imperial Valley Property.

As of July 2011, Imperial County’s total population was 178,169. This is expected to increase by 2.5% annually or by 49.6% to 283,693 by 2030. The Government is the largest employer, employing approximately 40% of the total nonfarm employees, and is forecasted to remain the leading employer through 2018. According to the Center for the Continuing Study of the California Economy, Imperial County exhibited the highest growth in California in total personal income between 2000 and 2010 at 73%. The bulk of the growth is attributed to its location near the Mexican border. Cross-border goods and services accounts for 85% of the county’s taxable sales and $70 million is generated monthly by cross border shopping.

According to the appraisal, Imperial County had an inventory of 5.6 million sq. ft. of retail space as of year-end 2011. Inventory increased by 9.6% over the past few years, primarily due to the delivery of the recently completed space at the Plaza at Imperial Valley Property. As a result, market vacancy has increased from 6.3% in 2008 to 12.3% in 2011. During 1Q 2012, vacancy remained at 12.3%, although the 4-year average vacancy was 8.8%. Asking rental rates were $14.76 per sq. ft. ($1.23 per sq. ft. per month). Currently, the Plaza at Imperial Valley Property benefits from being the only power center in the local market. Additionally, dd’s Discounts and Olive Garden are considered below market by the appraisal due to the fact that the Borrower did not provide tenant improvements. Average

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

In place rents at the Plaza at Imperial Valley Property are $13.85 per sq. ft. ($1.15 per sq. ft. per month) which are in line with the average of the market rents at the Property of $13.80 per sq. ft. ($1.15 per sq. ft. per month).

The chart below details the Plaza at Imperial Valley Property’s competitive set.

Competitive Property Summary(1)
Property		Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy %	Proximity (miles)
	Owner
Plaza at Imperial Valley Property	RJFP LLC	2007 / NAP	362,400	Burlington Coat Factory	93%	Subject
Imperial Valley Mall	CBL & Associates Properties, Inc.	2005 / NAP	761,275	Dillard’s, Cinemark, JC Penney, Macys, Sears	96%	1.2
Imperial Valley Commons	CBL & Associates Properties, Inc.	2012 / NAP	385,000	Kohl’s	In lease-up	3.4
(1)	Source: Appraisal and CoStar, excluding Proximity (miles).

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009(1)	12/31/2010(1)	12/31/2011(1)	T-12 3/31/2012	U/W (2)(3)	U/W Per Sq. Ft.
Base Rent	$4,081,908	$4,221,690	$4,326,039	$4,341,272	$5,282,330	$14.58
Gross Potential Rent	$4,081,908	$4,221,690	$4,326,039	$4,341,272	$5,282,330	$14.58
Total Recoveries	794,575	671,309	826,750	869,832	936,470	2.58
Less: Vacancy	0				(685,391)	11.0%
Effective Gross Income	$4,876,483	$4,892,999	$5,152,789	$5,211,104	$5,533,410	$15.27
Total Operating Expenses	1,265,609	932,973	1,031,584	1,063,746	1,150,100	3.17
Net Operating Income	$3,610,874	$3,960,026	$4,121,205	$4,147,358	$4,383,310	$12.10
TI/LC	0	0	0	33,960	250,000	0.69
Capital Expenditures	0	0	0	0	54,360	0.15
Net Cash Flow	$3,610,874	$3,960,026	$4,121,205	$4,113,398	$4,078,950	$11.26
(1)	Base Rent includes other income of $23,582 for 2009, $2,728 for 2010, ($424) for 2011 and $7 for 2012.
(2)
For purposes of our underwriting, 25,782 Sq. Ft. of vacant retail in-line shop space has been grossed up to a market rent of $24.00 per Sq. Ft which is below the appraiser’s estimate of $27.00 Per Sq. Ft for this space type.  This has been subsequently taken out via a vacancy adjustment.

(3)	U/W is higher than T-12 as of 3/31/2012 primarily due to the inclusion of rent from dd’s Discounts and Olive Garden which are new tenants.

Property Management. The Plaza at Imperial Valley Mall Property is managed by the Russ Group, Inc, a Borrower affiliate.  The Russ Group, Inc. was founded in September 1987 and has developed, managed and leased in excess of 7 million sq. ft. of retail real estate throughout the United States.  The Russ Group currently manages fifteen properties in seven states consisting of approximately 2 million sq. ft.

Lockbox / Cash Management.    The Plaza at Imperial Valley Loan is structured with a hard lockbox and in-place cash management. All excess cash flow will be swept into a lender controlled account upon the occurrence of one of the following events: (i) DSCR falls below 1.15x or (ii) an event of default occurs under the Plaza at Imperial Valley Loan documents.

Initial Reserves.    At loan closing, the Borrower deposited (i) $256,924 into the tax reserve account, (ii) $20,471 into an insurance reserve account, (iii) $1,041,875 into a TI/LC reserve, (iv) $1,000,000 into a holdback of which $818,750 will be released to Borrower imminently as a fully executed lease deemed acceptable to lender was delivered, and (v) $135,695 into the deferred maintenance reserve.

Ongoing Reserves.    On a monthly basis, the Borrower is in initially required to deposit reserves of (i) $42,821 into a tax reserve account, (ii) $6,824 into an insurance reserve account, (iii) $20,833 into a TI/LC reserve account, and (iv) $4,530 into a replacement reserve account.

The TI/LC reserve is subject to a cap of $1,500,000, which is required to be replenished at the monthly rate of $20,833 per month.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

A full cash sweep will commence in January 2018 and funds collected will be deposited into the 2019 Rollover Reserve Fund until a cap of $1,300,000 is met.  The Borrower has the option to post an acceptable letter of credit in the amount of $1,300,000 in lieu of a cash flow sweep.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

Partial Release. The Borrower may obtain the release of a vacant non-income producing outparcel without any prepayment of the Plaza at Imperial Valley Loan or release fee so long as no Event of Default has occurred and is continuing and other conditions as set forth in the loan documents.  The outparcel was not included for purposes of the appraised value of the Plaza at Imperial Valley Property stated herein.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2903 South Dogwood Road El Centro, CA 92243	Collateral Asset Summary Plaza at Imperial Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,907,541 70.3% 1.38x 9.8%

Plaza at Imperial Valley
2903 South Dogwood Road
El Centro, CA 92243
Imperial County Airport
Imperial
Palm Springs 105 miles
Huston Rd.
Aten Rd.
Cruickshank Rd.
McConnell Rd.
IMPERIAL COUNTY
Lincoln Ave.
Hackleman Rd.
North Park
N. 8th St.
La Brucherie Rd.
Swarthout Field
Dogwood Rd.
Cooley Rd.
Old Highway 111
Evan Hewes Hwy.
Main St.
Valley Plaza Shopping Center
Orange Ave.
El Centro
West Park
Imperial Ave.
S. 4th St.
Stark Field
Nichols Rd.
Austin Rd.
Bowker Rd.
Ross Rd.
El Centro Regional Medical Ctr.
Bucklin Park
Desert Gardens Park
San Diego 109 miles
Yuma, AZ 56 miles
Broken Spoke Country Club
Danenberg Rd.
Chick Rd.
Horne Rd.
Imperial Valley Mall
McCabe Rd.
Imperial County Sherrif's Office
Imperial County Public Administration
Clark Rd.
Pitzer Rd.
Correll Rd.
Heber
Heber Rd.
Fawcett Rd.
Meadows Rd.
Jasper Rd.
Cole Rd.
Camacho Rd.
Kloke Rd.
Calexico
San Diego State Univ. Imperial Valley Campus
Nosotros Little League Field
Calexico International Airport
Mexicali, MX 2 miles
86
111
8
98
NEVADA
Las Vegas
North Las Vegas
Henderson
Boulder City
Mesquite
Ridgecrest
CALIFORNIA
Barstow
Kingman
Flagstaff
Sedona
Prescott
Lake Havasu City
MOJAVE DESERT
San Bernardino
Los Angeles
Riverside
Palm Springs
ARIZONA
Scottsdale
Glendale
Mesa
Phoenix
Chandler
Blythe
Oceanside
Carlsbad
Poway
El Cajon
El Centro
San Diego
Chula Vista
Yuma
Casa Grande
Tijuana
Mexicali
Pacific Ocean
Ensenada
BAJA CALIFORNIA NORTE
SONORA
SONORAN DESERT
U.S. MEXICO
Puerto Peñasco

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail - Anchored
Sponsor:	Schottenstein Realty LLC		Collateral:	Fee Simple / Leasehold
Borrower:	JLP-Chesapeake, LLC		Location:	Chesapeake, VA
	JLP-MWL Chesapeake LLC		Year Built / Renovated:	1990 / NAP
Original Balance:	$40,500,000		Total Sq. Ft.:	350,958
Cut-off Date Balance:	$40,435,106		Property Management:	Schottenstein Property Group LLC
% by Initial UPB:	3.7%		Underwritten NOI:	$4,161,523
Interest Rate:	4.7800%		Underwritten NCF:	$3,941,087
Payment Date:	6th of each month		Appraised Value:	$57,200,000
First Payment Date:	September 6, 2012		Appraisal Date:	June 15, 2012
Maturity Date:	August 6, 2022
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$4,012,373 (T-12 April 30, 2012)
Call Protection:	L(25), D(90), O(5)		2nd Most Recent NOI:	$3,962,039 (December 31, 2011)
Lockbox / Cash Management:	Springing Hard / Springing		3rd Most Recent NOI:	$3,655,641 (December 31, 2010)

Reserves(1)			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	99.4% (June 6, 2012)
Taxes:	$0	Springing	2nd Most Recent Occupancy:	97.8% (December 31, 2011)
Insurance:	$0	Springing	3rd Most Recent Occupancy:	96.1% (December 31, 2010)
Replacement:	$0	Springing	(1) See “Initial Reserves” and “Ongoing Reserves” herein.
TI/LC:	$0	Springing
ASF TI/LC Reserve:	$0	Springing
DSW TI/LC Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$115
Balloon Balance / Sq. Ft.:		$86
Cut-off Date LTV:		70.7%
Balloon LTV:		52.5%
Underwritten NOI DSCR:		1.50x
Underwritten NCF DSCR:		1.42x
Underwritten NOI Debt Yield:		10.3%
Underwritten NCF Debt Yield:		9.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(2)	% of U/W Base Rent(2)(3)	Lease Expiration	2011 Total Sales (000s)	Sales Per Sq. Ft.(4)	Occupancy Cost (% of Sales)(4)(5)
Anchor Tenants
American Signature Furniture	NR/NR/NR	55,548	15.8%	$9.00	10.7%	4/30/2016	$8,696	$157	7.3%
DSW	NR/NR/NR	36,575	10.4	$13.00	10.2	7/31/2016	$4,998	$137	11.3%
Ross Dress for Less	NR/NR/BBB+	30,187	8.6	$9.50	6.1	1/31/2018	NAV	NAV	NAV
TJ Maxx	NR/A3/A	30,000	8.5	$8.50	5.5	10/31/2017	$6,950	$232	4.2%
Marshalls	NR/A3/A	27,000	7.7	$8.35	4.8	1/31/2017	$5,678	$210	5.4%
Office Depot	NR/Caa1/B-	26,884	7.7	$9.25	5.3	11/30/2012	NAV	NAV	NAV
Subtotal/Wtd. Avg.		206,194	58.8%	$9.66	42.6%		NAV	NAV	NAV

Major In-Line Tenants
Greenbrier Buffet	NR/NR/NR	10,000	2.8%	$12.50	2.7%	10/31/2019	NAV	NAV	NAV
Subtotal/Wtd. Avg.		10,000	2.8%	$12.50	2.7%		NAV	NAV	NAV

Other(6)	Various	132,764	37.8%	$19.23	54.7%	Various	$6,353	$213	9.6%
Vacant	NAP	2,000	0.6	NAP	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg.(7)		350,958	100.0%	$13.38	100.0%			NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent include contractual rent steps through June 30, 2013 as well as percentage in lieu rent that was calculated based on YE 2011 sales.
(3)	% of U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(4)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on YE 2011 total sales figures.
(5)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of contractual rent steps through June 30, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated June 6, 2012 but excluding tenant energy costs, all divided by the YE 2011 total sales.

(6)	Other Tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than 10,000 sq. ft. that reported both YE 2010 and YE 2011 total sales.
(7)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 348,958 and excludes any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	2	9,977	2.8%	9,977	2.8%	$1.20	0.3%	0.3%
2012	5	36,484	10.4	46,461	13.2%	$12.35	9.7	9.9%
2013	6	16,223	4.6	62,684	17.9%	$22.92	8.0	17.9%
2014	6	14,226	4.1	76,910	21.9%	$19.90	6.1	23.9%
2015	5	17,600	5.0	94,510	26.9%	$20.16	7.6	31.5%
2016	11	119,742	34.1	214,252	61.0%	$13.25	34.0	65.5%
2017	7	71,429	20.4	285,681	81.4%	$11.38	17.4	82.9%
2018	1	30,187	8.6	315,868	90.0%	$9.50	6.1	89.0%
2019	1	10,000	2.8	325,868	92.9%	$12.50	2.7	91.7%
2020	2	5,000	1.4	330,868	94.3%	$21.96	2.4	94.1%
2021	1	7,550	2.2	338,418	96.4%	$11.67	1.9	96.0%
2022	2	10,540	3.0	348,958	99.4%	$17.88	4.0	100.0%
Thereafter	0	0	0.0	348,958	99.4%	$0.00	0.0	100.0%
Vacant	NAP	2,000	0.6	350,958	100.0%	NAP	NAP
Total / Wtd. Avg.	49	350,958	100.0%			$13.38	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through June 30, 2013.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan.  The Crossways Shopping Center loan (the “Crossways Shopping Center Loan”) is a $40.5 million fixed rate loan secured by the JLP Borrower’s (defined below) both fee and leasehold interests in the full 350,958 sq ft. suburban power center located at 1412 Greenbrier Parkway in Chesapeake, Virginia (the “Crossways Shopping Center Property”) and the MWL Borrower’s (defined below) interest in a lease, as tenant, with JLP Borrower as landlord, with respect to a portion of the Crossways Shopping Center Property formerly occupied by Montgomery Ward (the “MW Lease Space”). Major national tenants at the Crossways Shopping Center Property include American Signature Furniture, DSW, Ross Dress for Less, TJ Maxx, Marshalls and Office Depot. The $40.5 million first mortgage loan has a 10-year term. The Crossways Shopping Center Loan accrues interest at a fixed rate equal to 4.7800% and amortizes on a 25-year schedule.

The Crossways Shopping Center Loan proceeds were used to refinance existing debt of approximately $18.6 million, pay closing costs of approximately $580,018, and return equity to the sponsors of approximately $21.9 million. Based on the appraised value of $57.2 million as of June 15, 2012, the cut-off date LTV is 70.7%.

The Borrower / Sponsor.  The borrowers, JLP-Chesapeake, LLC (the “JLP Borrower”) and JLP-MWL Chesapeake LLC (the “MWL Borrower,” and together with JLP Borrower, the “Borrower”), each of which are affiliated entities, are single purpose Delaware limited liability companies structured to be bankruptcy-remote, each with one independent director in its organizational structure. The sponsor of the Borrower and the non-recourse carveout guarantor is Schottenstein Realty LLC (the “Sponsor”). The Sponsor is owned and controlled by the Schottenstein family, which has extensive experience in the retail and real estate industries. The Sponsor is an owner, operator, acquirer and redeveloper of power/big box, community and neighborhood shopping centers predominantly anchored by national retailers in major population centers throughout the United States. Schottenstein Realty LLC also provides management, leasing, and construction services to affiliated companies as well as third parties. As of December 31, 2011, Schottenstein Realty LLC reportedly owned properties and interests in joint ventures in 26 states, as follows: 87 retail properties with approximately 10.1 million sq. ft. of gross leasable area, 10 office/industrial properties with approximately 4.5 million sq. ft. of gross leasable area, 3 undeveloped land parcels and joint venture interests in 51 unconsolidated retail properties with approximately 6.9 million sq. ft. of gross leasable area, plus an investment in a real estate investment fund. The Borrower is affiliated with the borrower under the Pine Island loan, a mortgage loan in the UBSB 2012-C3 mortgage pool with a cut-off date balance of $6,289,905.

The Property.  The Crossways Shopping Center Property consists of six buildings located at 1412 Greenbrier Parkway in Chesapeake, Virginia, in the Greenbrier Section of the city of Chesapeake, a suburban location within the Hampton Roads area. Major tenants at the Crossways Shopping Center Property include American Signature Furniture, DSW, Ross Dress for Less, TJ Maxx, Marshalls and Office Depot. American Signature Furniture and DSW are borrower-affiliated companies. As of the June 6, 2012 rent roll, the Crossways Shopping Center Property was 99.4% occupied. The Borrower reportedly purchased the Crossways Shopping Center Property in 2000 for $26.4 million and has since reportedly invested $5.3 million in capital improvements and leasing expenses.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

The Crossways Shopping Center Property is situated along Greenbrier Parkway, a major thoroughfare and primary retail corridor within the area. Primary access to the Crossways Shopping Center Property is provided by Interstate Highway 64, which connects with Richmond and Interstate 95 about 80 miles east as well as Battlefield Boulevard, Greenbrier Parkway and Interstate Highway 464. Most areas of Chesapeake, Norfolk, and Virginia Beach are less than 20 miles from the Crossways Shopping Center Property. Newport News is located approximately 33 miles to the northwest and the Norfolk International Airport is about ten miles to the north. The immediate neighborhood consists of a mixture of commercial and residential development including CBL’s Greenbrier Mall, a 900,000 sq. ft. regional mall anchored by Dillard’s, JC Penney, Macy’s and Sears, located directly across the street from the Crossways Shopping Center Property. Traditionally, the region’s dominant industries have been the military, shipbuilding/repair, local government, and healthcare. Within the past decade the region has experienced growth in financial firms, distribution companies, telemarketing and customer service operations. According to a Hampton Roads publication, companies are drawn to this area by reasonable wage rates, a large labor pool, inexpensive land, the Port of Hampton Roads, and the limited influence of labor unions. Eighteen publicly traded corporations, the world’s largest naval base, the Port of Virginia, and numerous internationally known tourist attractions are all located in the Hampton Roads area.

The chart below details the Crossways Shopping Center Property’s tenancy by general type.

Crossways Shopping Center Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	YE 2011 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants	206,194	58.8%	$9.66	42.6%	3.8	NAV	NAV
Major In-Line	10,000	2.8	$12.50	2.7	7.2	NAV	NAV
In-Line	132,764	37.8	$19.23	54.7	3.2	$213	9.6%
Vacant	2,000	0.6	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)	350,958	100.0%	$13.38	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through June 30, 2013 as well as percentage in lieu rent that was calculated based on YE 2011 sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost % is calculated as the sum of (i) underwritten base rent and contractual rent steps through June 30, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated June 6, 2012 but excluding tenant energy costs, all divided by the YE 2011 total sales.

(4)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.

The Market.  The Crossways Shopping Center Property is located in the Greenbrier Section of the city of Chesapeake and is bounded by Military Highway to the north, Kempsville Road to the south, Centerville Turnpike to the east, and North Battlefield Boulevard to the west. The region is commonly referred to as Hampton Roads. Hampton Roads has a comprehensive and efficient transportation system, including Interstate 64, which extends east-to-west through Virginia and provides access to the principal north-south interstates of I-95 and I-85.  Other major thoroughfares in the area include U.S. Routes 58, 60 and 460, which travel east-west, and U.S. Routes 13 and 17, which travel north-south. In addition to a comprehensive transportation system, Hampton Roads is the Mid-Atlantic terminus for two major railroad corporations, the Norfolk-Southern Railroad and CSX Transportation, Inc., which together connect industrial centers in nine states. There are two international airports in Hampton Roads, Norfolk International Airport, which is ranked as the 75th largest airport in the U.S. and is served by 5 major airlines, and Newport News-Williamsburg International Airport. Also in Hampton Roads is the eighth most active U.S. port, the Port of Virginia, which provides a wide range of international trade and commodity services.

The area surrounding the Crossways Shopping Center Property consists of a mixture of commercial and residential development including Greenbrier Mall, a 900,000 sq. ft. regional mall anchored by Dillard’s JC Penney, Macy’s and Sears that is located directly across the street from the Crossways Shopping Center Property. Additional retail properties, including large big-box stores, small free standing structures, convenience stores, automotive service facilities, car dealerships, and restaurants are concentrated along Greenbrier Parkway as well as along the major secondary roads, Crossways Boulevard and Eden Way.

The Crossways Shopping Center Property is located in the city of Chesapeake, Virginia and is within the Norfolk-Newport News-Virginia Beach Statistical Market Area. In the past decade, the population and number of households have grown with estimated 2012 populations of 6,443, 93,204, and 200,437 within the 1-, 3-, and 5-mile radii, respectively. The 2012 estimated average household income is reportedly $77,971, $64,629, and $66,351 within the 1-, 3-, and 5-mile radii, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

The chart below details the Crossways Shopping Center Property’s competitive set.

Competitive Property Summary(1)
Property	Year Built / Renovated	Total GLA (sq. ft.)	Major Tenants	Occupancy %(2)	Proximity (miles)
Crossways Shopping Center Property	1990 / NAP	350,958	American Signature Furniture, DSW, Ross Dress for Less	99.4%	Subject
Atlantic Commons	2006 / NAP	63,639	Food Lion, Rite Aid	93.3%	3.9
1437 Sams Drive	2002 / NAP	47,594	Detox Spa, Premier Soccer	80.4%	2.4
517 Kempsville Road	1983 / NAP	29,213	Broken Egg Bistro, Fu Shing Lin, Halos Hot Dogs	86.4%	2.9

Knells Ridge Square	2000 / NAP	30,160	Sign A Rama, T & N Nails	83.7%	3.2
Crossways Center	1991 / NAP	152,697	Supervalu, U.S. Coast Guard Commissionary, Michael’s	100.0%	0.5
(1)	Source: Appraisal, excluding Proximity (miles).
(2)	Based on total GLA including any non-owned anchors.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 4/30/2012	U/W	U/W Per Sq. Ft.
Base Rent(1)	$4,350,802	$4,499,057	$4,547,818	$4,591,556	$13.08
Value of Vacant Space(2)	0	0	0	46,000	0.13
Rent Steps(3)	0	0	0	78,148	0.22
Percentage Rent(4)	16,634	22,216	22,888	0	0.00
Gross Potential Rent	$4,367,436	$4,521,273	$4,570,706	$4,715,704	$13.44
Total Recoveries	713,837	739,694	774,834	835,320	2.38
Less: Vacancy	(197,836)	(114,118)	(121,208)	(277,551)	(5.0%)
Effective Gross Income	$4,883,437	$5,146,849	$5,224,332	$5,273,473	$15.03
Total Operating Expenses	1,227,796	1,184,810	1,211,959	1,111,950	3.17
Net Operating Income	$3,655,641	$3,962,039	$4,012,373	$4,161,523	$11.86
TI/LC	0	0	0	167,792	0.48
Capital Expenditures	0	0	0	52,644	0.15
Net Cash Flow	$3,655,641	$3,962,039	$4,012,373	$3,941,087	$11.23
(1)	U/W Base Rent is based on the rent roll dated June 6, 2012.
(2)	U/W Value of Vacant Space is based on vacant sq. ft. as of the rent roll dated June 6, 2012 grossed up at the appraiser’s market rent conclusion for each respective space type.
(3)	U/W Rent Steps includes contractual rent increases through June 30, 2013.
(4)	Historically, Percentage Rent represents new and renewal tenants that have opted to pay percentage rent instead of base rent.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2009	2010	2011
American Signature Furniture	$167	$158	$157
DSW	$111	$132	$137
TJ Maxx	$207	$223	$232
Marshalls	$205	$203	$210
(1)	Historical Sales Per Sq. Ft. shown in the table above is based on historical sales statements provided by the Borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

Property Management.  The Crossways Shopping Center Property is managed by Schottenstein Property Group LLC, an affiliate of the Borrower.

Lockbox / Cash Management The Crossways Shopping Center Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox and cash management is required during the occurrence and continuation of any of the following: (i) an event of default, (ii) a bankruptcy event of the Borrower, the Sponsor or the property manager, (iii) if the Borrower or Sponsor fails to deliver the ASF Deposit or the DSW Deposit (each as defined below) or (iv) in the event that (1) one or more Schottenstein Family Members (as defined in the loan agreement), (2) trusts of which such Schottenstein Family Members are sole beneficiaries or entities which are owned and controlled by such Schottenstein Family Members or (3) a private or public REIT sponsored and controlled by such Schottenstein Family Members no longer owns, directly or indirectly, at least 51% of the Borrower or no longer controls the Borrower (collectively, a “Cash Management Trigger Event”). However, if in-place cash management is the result of clause (iv) above and such transfer is made in accordance with the Crossways Shopping Center Loan documents and certain other conditions set forth in the Crossways Shopping Center Loan documents are satisfied, all sums in the lockbox will be remitted to the Borrower until the occurrence of a subsequent Cash Management Trigger Event or if the DSCR falls below 1.20x. In addition, all excess cash will be swept into a lender controlled account upon the occurrence of (i), (ii) or (iii) or, if after the occurrence of the trigger in (iv) above, the DSCR falls below 1.10x (collectively, a “Cash Sweep Event”).

Initial Reserves.  None.

Ongoing Reserves.  In event that the Borrower fails to timely pay all taxes or fails to renew all insurance policies, or if a Cash Management Trigger Event exists, the Crossways Shopping Center Loan documents require monthly escrows for taxes and insurance. During such time as a Cash Management Trigger Event exists, the Crossways Shopping Center Loan documents require monthly escrows for replacement reserves, not to exceed $150,000, and TI/LCs, not to exceed $700,000. The Borrower will be required to deposit $600,000 into an American Signature Furniture TI/LC reserve or post a $600,000 letter of credit (“ASF Deposit”) upon the occurrence of an “ASF Trigger Event”, which occurs if ASF: (i) provides notice it will not extend or renew its lease or fails to provide notice under the terms of its lease, (ii) is in default beyond the cure periods specified in its lease, (iii) is in bankruptcy or insolvent, or (iv) goes dark, vacates, ceases to occupy or discontinues operations of the leased premises. The Borrower will be required to deposit $400,000 into a DSW TI/LC reserve or post a $400,000 letter of credit (“DSW Deposit”) upon the occurrence of a “DSW Trigger Event”, which occurs if DSW: (i) provides notice it will not extend or renew its lease or it fails to provide notice under the terms of its lease, (ii) is in default beyond the cure periods specified in its lease, (iii) is in bankruptcy or insolvent, or (iv) goes dark, vacates, ceases to occupy or discontinues operations of the leased premises.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1412 Greenbrier Parkway Chesapeake, VA 23320	Collateral Asset Summary Crossways Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,435,106 70.7% 1.42x 10.3%

Crossways Shopping Center
1412 Greenbrier Parkway
Chesapeake, VA 23320
Norfolk Naval Air Station
Craney Island US Naval Reservation
Little Creek Naval Amphibious Base
Norfolk Botanical Garden
Norfolk International Airport
Hampton Roads Beltway
Old Dominion University
Lakewood Park
Virginia Zoo in Norfolk
Lake Wright Golf Course
Cypress Point Country Club
Virginia Wesleyan College
Elizabeth River
Norfolk
Sentara Norfolk General Hospital
Chrysler Museum of Art
Eastern VA Medical School
Norfolk Scope
MacArthur Center
Norfolk State University
JANAF Shopping Yard
The Gallery at Military Circle
Pembroke Mall
The Town Center of Virginia Beach
Sandler Ctr. for the Performing Arts
Naval Medical Center
Harbor Park Stadium
Virginia Beach Expwy
Mt. Trashmore Park
Portsmouth
Virginia Beach
Norfolk Naval Shipyard
Bide-A-Wee Golf Course
Regent University
Kempsriver Crossing
Lake James
Lake Christopher
Chesapeake Crossing
Greenbrier Mall
Greenbrier Market Center
Battlefield Boulevard Shopping Ctr.
Greenbrier Country Club
City View District Park
Stumpy Lake Golf Course
Honey Bee Golf Club
Stumpy Lake
Battlefield Shoppes
Chesapeake
Hampton Roads
Beltway
Chesapeake General Hospital
Woodford Square
Chesapeake City Park
Chesapeake Expwy
Albemarle Chesapeake Canal
Fentress Naval Auxiliary Field
South Branch
Elizabeth R.
Lafayette R.
Military Hwy
Greenwood Dr
Victory Blvd
High St
Ohio St
Indian River Rd
Providence Rd
Ferrell Pkwy
Independence Blvd
Princess Anne Rd
Virginia Beach Blvd
Haygood Rd
Volvo Pkwy
Great Bridge Blvd
Butts Station Rd
Kempsville Rd
Mt. Pleasant Rd
Etheridge Manor Blvd
Battlefield Blvd S
Johnstown Rd
Centerville Tpke
Greenbrier Pkwy
Bainbridge Blvd
Dominion Blvd S
Newport News
Hampton
Poquoson
Chesapeake Bay
Atlantic Ocean
Smithfield
Suffolk

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

49000 Denton Road Belleville, MI 48111	Collateral Asset Summary Providence at Harbour Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 71.8% 1.62x 12.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

49000 Denton Road Belleville, MI 48111	Collateral Asset Summary Providence at Harbour Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 71.8% 1.62x 12.5%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Multifamily-Conventional
Sponsor:	Allen Gross and Square Mile		Collateral:	Fee Simple
	Partners LP		Location:	Belleville, MI
Borrower:	Harbour Detroit Square, LLC and		Year Built / Renovated:	1970 – 1974 / NAP
	Harbour Detroit Square II, LLC		Total Units:	1,112
Original Balance:	$37,000,000		Property Management:	GFI Management Services, Inc.
Cut-off Date Balance:	$37,000,000		Underwritten NOI:	$4,625,481
% by Initial UPB:	3.4%		Underwritten NCF:	$4,236,281
Interest Rate:	5.1050%		Appraised Value:	$51,500,000
Payment Date:	6th of each month		Appraisal Date:	May 15, 2012
First Payment Date:	July 6, 2012
Maturity Date:	June 6, 2022		Historical NOI
Amortization:	Interest only for 24 months; 300		Most Recent NOI:	$4,782,684 (T-12 June 30, 2012)
	months thereafter		2nd Most Recent NOI:	$4,770,140 (December 31, 2011)
Additional Debt:	$5,000,000 Mezzanine Loan		3rd Most Recent NOI:	$4,379,094 (December 31, 2010)
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Soft / In Place		Historical Occupancy
			Most Recent Occupancy:	89.6% (July 10, 2012)
Reserves(1)			2nd Most Recent Occupancy:	87.5% (December 31,2011)
	Initial	Monthly	3rd Most Recent Occupancy:	91.2% (December 31, 2010)
Taxes:	$628,001	$84,974
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Based on amortizing debt service payments.  Based on the current interest-only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR for the Mortgage Loan are 2.42x and 2.21x, respectively. Based on the current interest-only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR for the Total Debt are 1.83x and 1.68x, respectively.
(3)   Total Debt includes the mezzanine loan described under “Additional Debt” herein.

Insurance:	$20,769	$20,769
Replacement:	$0	$32,433
Deferred Maintenance:	$221,155	NAP
Other:	$0	$13,900

Financial Information
	Mortgage Loan	Total Debt(3)
Cut-off Date Balance / Unit:	$33,273	$37,770
Balloon Balance / Unit:	$26,009	$30,165
Cut-off Date LTV:	71.8%	81.6%
Balloon LTV:	56.2%	65.1%
Underwritten NOI DSCR(2):	1.76x	1.42x
Underwritten NCF DSCR(2):	1.62x	1.30x
Underwritten NOI Debt Yield:	12.5%	11.0%
Underwritten NCF Debt Yield:	11.4%	10.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

49000 Denton Road Belleville, MI 48111	Collateral Asset Summary Providence at Harbour Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 71.8% 1.62x 12.5%

Unit Mix(1)
Unit Type	Units	% of Total	Occupied Units	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate Per Sq. Ft.
Studio	3	0.3%	2	505	$565	$1.12
1 Bed / 1 Bath	518	46.6	484	813	$705	$0.87
2 Bed / 2 Bath	591	53.1	529	987	$853	$0.86
Total / Wtd. Avg.	1,112	100.0%	1,015	905	$783	$0.87
(1)	Source: Appraisal.

The Loan. The Providence at Harbour Club loan (the “Providence at Harbour Club Loan”) is a $37.0 million fixed rate loan secured by the Borrowers’ fee simple interest in the 1,112-unit multifamily property located in Belleville, Michigan (the “Providence at Harbour Club Property”).  The Providence at Harbour Club Loan has a 10-year term, an initial interest-only period of twelve months, and amortizes on a 25-year schedule thereafter.  The Providence at Harbour Club Loan accrues interest at a fixed rate equal to 5.1050%. Loan proceeds, with an additional $5,000,000 mezzanine loan (as described below under “Additional Debt;” and together with the Providence at Harbour Club Loan, the “Total Debt”), were used to retire existing debt of approximately $39.8 million. Based on the “As-is” appraised value of $51.5 million for the Providence at Harbour Club Property as of May 15, 2012, the Cut-off Date LTV is 71.8% for the Providence at Harbour Club Loan and 81.6% for the Total Debt.  The most recent prior financing of the Providence at Harbour Club Property was not included in a securitization.

The Borrower / Sponsor. The Borrowers are Harbour Detroit Square, LLC and Harbour Detroit Square II, LLC, each a Delaware limited liability company.  The sponsor of the Borrowers and the non-recourse carveout guarantors are Allen Gross and Square Mile Partners LP, a Delaware limited partnership.  Mr. Gross has over 25 years of commercial real estate experience. In 1985 he founded GFI Capital Resources, Inc. (“GFI”), a real estate service company based in New York. GFI specializes in investment sales, property management, finance, mortgage banking, retail, and insurance services. GFI currently has a portfolio of 50 properties located in New York, Michigan, Texas, Georgia, and Florida. GFI has completed over $10 billion in transactions and the mortgage banking division closed more than $8 billion in loans.  As of March 31, 2012, Mr. Gross reported a net worth of $130.4 million with liquidity of $3.9 million. A majority of Mr. Gross’ net worth is related to his real estate business investments valued at approximately $108.8 million.

Square Mile Partners, LP (“SMP”) is a private equity fund based in Greenwich, Connecticut that invests in commercial real estate primarily located in the New York metro area, Michigan, and Florida. SMP launched in 2006, and raised $115.5 million in capital for the purpose of acquiring, holding, financing, managing and disposing of debt instruments and equity investments in real estate and real estate related securities and businesses. As of December 31, 2012, SMP’s reported liquidity and net worth are $3.8 million and $41.4 million, respectively. SMP is a smaller fund within Square Mile Capital Management LLC (“SMCM”) which was founded by Jeffrey Citrin and Craig Soloman. SMCM is a diversified real estate investment firm which focuses on sourcing and managing real estate and related equity, debt and hybrid investments on behalf of select institutional investors.

The Property. The Providence at Harbour Club Property is located on Denton Road just off of Interstate-94 approximately 20 miles southeast of Ann Arbor, MI and 25 miles southwest of Detroit, MI. The Providence at Harbour Club Property was built in four phases from 1970 through 1974. The area surrounding the Providence at Harbour Club Property is characterized by multifamily and single-family residential uses fronting Belleville Lake and commercial uses along Interstate-94.

Additional collateral includes a nine-hole golf course, which is owned and operated by the Sponsor, and a marina. The golf course and accompanying pro shop are available to residents and non-residents. 30% of the units have either golf course views or lakefront views. The clubhouse houses the leasing office, a community room, fitness room, restrooms, men’s and women’s locker rooms and a masseuse room. The locker rooms each have a sauna, tanning bed, and lockers. The community room has furnishings, a gas fireplace, television, and a full kitchen area. There also exists an in-ground, outdoor swimming pool and four tennis courts.

The Providence at Harbour Club Property consists of 1,112 garden-style apartment units within 43, three-story buildings. The unit mix includes 3 studios (0.3% of all units), 518 one-bedroom, one-bath apartments (46.6%), and 591 two-bedroom, two-bath apartments (53.1%). The Providence at Harbour Club Property had occupancy of 87.5%, 91.2%, and 90.8% at year-ends 2011, 2010, and 2009, respectively.  The Providence at Harbour Club Property’s current occupancy is 89.6% as of the rent roll dated July 10, 2012.

The Market. Per the appraisal, as of first quarter 2012, the Detroit market contains 949 apartment communities and a total of 213,771 units. The Detroit apartment market was approximately 95.6% occupied with another 6.2% in rent concessions given. From 1995, the highest vacancy rate was 8.1% in 2009 and has since reduced to 4.4%. The average asking rent is $870/month and has increased 3.2% from the previous year and absorption was positive.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

49000 Denton Road Belleville, MI 48111	Collateral Asset Summary Providence at Harbour Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 71.8% 1.62x 12.5%

The Providence at Harbour Club Property is situated within Wayne/Westland submarket, which ranks third in the Detroit market in terms of occupancy levels. The submarket contains the second largest inventory at 26,511 units within 112 properties. Per the appraisal, the first quarter 2012 vacancy rate was 2.6%, which has decreased from the year-end 2011 vacancy rate of 3.9%. The vacancy rate has remained stable since 1995 with the highest vacant rate being 6.9% in 2005.

Summary of Comparable Properties(1)
Property Name	Location	Year Built	Occupancy	Units	Miles from subject	Avg. Rent Per Month
Providence at Harbour Club	Belleville, MI	1970-1974	90%	1,112	NAP	$782
Belleridge Apartments	Belleville, MI	1987	98%	250	3.5	$699
Hidden Cove	Belleville, MI	1970	83%	120	1.5	$724
Tuscan Manor Apartments	Belleville, MI	1979	97%	136	1.5	$590
Village Green of Belleville	Belleville, MI	1973	96%	168	1.2	$695
Water’s Edge Apartments	Belleville, MI	1966	98%	80	0.7	$660
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 6/30/2012	T-3 6/30/2012 (1)	U/W	U/W Per Unit
Gross Potential Rent	$10,455,970	$10,451,812	$10,446,217	$10,432,312	$10,432,312	$9,382
Less: Total Vacancy (2)	(1,005,928)	(1,031,456)	(1,212,353)	(1,213,160)	(1,213,160)	(1,091)
Less: Concessions	(1,521,776)	(1,356,846)	(1,216,930)	(1,136,032)	(1,136,032)	(1,022)
Less: Credit Loss	(213,658)	(163,938)	(207,541)	(203,248)	(203,248)	(183)
Less: Employee and Model Units	(34,078)	(26,609)	(29,774)	(34,544)	(34,544)	(31)
Total Collected Rent	$7,680,530	$7,872,963	$7,779,619	$7,845,328	$7,845,328	$7,055
Other Income (3)	796,643	882,495	865,332	898,632	865,332	778
Effective Gross Income	$8,477,173	$8,755,458	$8,644,951	$8,743,960	$8,710,660	$7,833
Total Expenses	4,098,079	3,985,318	3,862,267	3,867,360	4,085,179	3,674
Net Operating Income	$4,379,094	$4,770,140	$4,782,684	$4,876,600	$4,625,481	$4,160
Capital Expenditures	0	0	0	0	389,200	350
Net Cash Flow	$4,379,094	$4,770,140	$4,782,684	$4,876,600	$4,236,281	$3,810
(1)	T-3 6/30/2012 reflects annualized figures.
(2)	Underwritten vacancy of 11.6% is based on the T-3 6/30/2012 annualized cash flow.
(3)	Other income includes laundry revenue, late fees, utility reimbursements, and other miscellaneous income items.

Property Management. The Providence at Harbour Club Property is managed by GFI Management Services, Inc., a Borrower affiliate.

Lockbox / Cash Management. The Providence at Harbour Club Loan is structured with a soft lockbox and in place cash management. A full sweep of excess cash flow is triggered upon (i) an event of default under the Providence at Harbour Club Loan or the mezzanine loan or, (ii) the DSCR falling below 1.10x.

Initial Reserves. At closing, the Borrower deposited (i) $628,001 into a tax reserve account, (ii) $20,769 into an insurance reserve account and (iii) $221,155 into a deferred maintenance account.

Ongoing Reserves. On a monthly basis, the Borrower is required to deposit reserves of (i) $84,974 into a monthly tax reserve account, (ii) $20,769 into a monthly insurance reserve account, (iii) $32,433 into a replacement reserve account and (iii) $13,900 into an additional reserve account for outside wood siding and balconies and replacement of fixtures, doors, windows, carpeting and sheetrock.

Additional Debt. In conjunction with the Providence at Harbour Club Loan, Redwood Commercial Mortgage Corporation provided a $5,000,000 mezzanine loan.  Consistent with the Providence at Harbour Club Loan, the mezzanine loan has a 10-year term, an initial interest-only period of twelve months, and amortizes on a 25-year schedule thereafter.  The mezzanine loan accrues interest at a fixed rate equal to 11.9800%.

Future Mezzanine or Subordinate Indebtedness Permitted. None Permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

49000 Denton Road Belleville, MI 48111	Collateral Asset Summary Providence at Harbour Club	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 71.8% 1.62x 12.5%

Providence at Harbour Club
49000 Denton Road
Belleville, MI 48111
Plymouth Township
Livonia
Canton
Superior Charter Township
Westland
Garden City
Wayne
Washtenaw County
Wayne County
Van Buren Township
Romulus
Ypsilanti
Eastern Michigan University
Willow Run Airport
Yankee Air Museum
Detroit Industrial Frwy
Ford Lake
Belleville Lake
Belleville
Detroit Metro-Wayne County Airport
Detroit 16 miles
Ann Arbor 6 miles
Belleville Airport
Sumpter Township
New Boston
Huron Township
Lower Huron Metropark
Willow Metropark
Monroe County
Saline Recreation Area
Sherwood Park

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Hospitality - Limited Service
Sponsor:	Roedel Companies LLC		Collateral(3):	Various
	Roedel Partners of Auburn, LLC,		Location(4):	Various
Borrower:	Roedel Partners of Fishkill LLC,		Year Built / Renovated(4):	Various / NAP
	Roedel Partners of Manchester, LLC		Number of Rooms:	349
Original Balance:	$32,000,000		Property Management:	RGH Hospitality, LLC
Cut-off Date Balance:	$31,903,383		Underwritten NOI:	$4,059,669
% by Initial UPB:	2.9%		Underwritten NCF:	$3,570,372
Interest Rate:	5.1230%		Appraised Value:	$45,700,000
Payment Date:	6th of each month		Appraisal Date(5):	Various
First Payment Date:	August 6, 2012
Maturity Date:	July 6, 2022		Historical NOI
Amortization:	300 months		Most Recent NOI:	$4,114,057 (T-12 February 29, 2012)
Additional Debt:	None		2nd Most Recent NOI:	$3,729,565 (December 31, 2011)
Call Protection:	L(26), D(91), O(3)		3rd Most Recent NOI:	$2,951,051 (December 31, 2010)
Lockbox / Cash Management:	Hard / Springing
			Historical Occupancy
Reserves(1)			Most Recent Occupancy:	75.6% (T-12 February 29, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	73.9% (December 31, 2011)
Taxes:	$173,403	$38,470	3rd Most Recent Occupancy:	67.1% (December 31, 2010)
Insurance:	$72,915	$9,594
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   This reserve amount is sufficient to purchase the fee simple interest in the Auburn Property in accordance with the terms of the ground lease. See “Ground Lease” herein.
(3)   The borrower has a fee simple interest in each of the Hilton Garden Inn Manchester Property and the Hilton Garden Fishkill Property. The borrower has a leasehold interest in the Holiday Inn Express Auburn Property.
(4)   See the Property Summary chart herein.
(5)   See “The Properties” section herein.

Immediate Repairs:	$11,250	$0
FF&E:	$0	1/12th of 4% Gross Income
Ground Lease Option	$1,800,000	$11,092
Reserve(2):

Financial Information
Cut-off Date Balance / Room:		$91,414
Balloon Balance / Room:		$68,863
Cut-off Date LTV:		69.8%
Balloon LTV:		52.6%
Underwritten NOI DSCR:		1.79x
Underwritten NCF DSCR:		1.57x
Underwritten NOI Debt Yield:		12.7%
Underwritten NCF Debt Yield:		11.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

Property Summary
Property Name	Location	Borrower	Keys	Year Built / Renovated	Note Amount	Appraised Value	T-12 2/29/12 Occupancy
	Manchester, NH	Roedel Partners of	125
Hilton Garden Inn-Manchester		Manchester, LLC		2006/ NAP	$13,350,105	$19,900,000	78.2%

	Fishkill, NY	Roedel Partners of	111
Hilton Garden Inn-Fishkill		Fishkill LLC		2002 / NAP	9,324,948	13,900,000	74.4%

	Auburn, MA	Roedel Partners of	113
Holiday Inn Express Auburn		Auburn, LLC		2004 / NAP	9,324,948	11,900,000	73.8%
Total / Wtd. Avg.:			349		$32,000,000	$45,700,000	75.6%

The Loan. The Roedel Hotel Portfolio loan group (the “Roedel Hotel Portfolio  Loan Group”) is comprised of three individual cross-collateralized and cross-defaulted fixed rate loans totaling $32.0 million (each, a Roedel Hotel Portfolio  Loan, collectively, the “Roedel Hotel Portfolio  Loans”).  Each individual loan is secured by the related borrower’s fee simple (Manchester and Fishkill) and leasehold (Auburn) interest in a limited service hotel (each a “Property” and together the “Roedel Hotel Portfolio  Properties”) as detailed in the Property Summary table above.  The Roedel Hotel Portfolio  Loans have 10-year terms and amortize on 25-year schedules.  The Roedel Hotel Portfolio Loans each accrue interest at a fixed rate equal to 5.1230%.  Loan proceeds were used to refinance existing debt on the Roedel Hotel Portfolio Properties of approximately $20.1 million, fund upfront reserves totaling approximately $2.1 million, pay closing costs of approximately $440,000, and return equity to the sponsors of approximately $9.3 million.  Based upon the sponsor’s total reported cost basis in the Roedel Hotel Portfolio Properties of $39.4 million, the Roedel Hotel Portfolio Loan Group represents an aggregate loan to cost ratio of 81.3%.  Based on the appraised value of $45.7 million as of March and April 2012, the cut-off date LTV is 69.8%.

The Borrower / Sponsor. The borrowers are three single purpose limited liability companies (as identified in the Property Summary table above), each structured to be bankruptcy remote, each with two independent directors in its organizational structure (each, a “Borrower”, collectively, the “Borrowers), and each with the same single purpose entity as a managing member, Wilton Partners, Inc. (the “Managing Member”). The Borrowers are 99.5% owned by Roedel Companies LLC (the “Sponsor”), and 0.5% owned by the Managing Member.  The Sponsor is one of the non-recourse carveout guarantors for the Roedel Hotel Portfolio Loans.  Fred Roedel III and David Roedel are also non-recourse carveout guarantors for the Roedel Hotel Portfolio Loans.  The beneficial owners of the Roedel Companies, LLC are:  Roedel Irrevocable Annuity Trust (29.34%), Fred B. Roedel Sr. (16.88%), Fred Roedel III (11.30%), David Roedel (11.30%), Jennifer Bernard (11.30%), Susan Pollio (11.30%), Fred and Katharine Irrevocable Trust (7.58%) and Katharine Roedel (1.0%).  The managing members of the Sponsor are Fred Roedel III and David Roedel.  Roedel Companies, LLC, Fred Roedel III, and David Roedel have a combined net worth of $13,379,493 and liquidity of $117,643 as reported in a Statement of Financial Condition dated March 30, 2012.  Prior to forming the Roedel Companies both Fred Roedel III and David Roedel worked for Chalet Susse International, where they were responsible for the acquisition, development and permitting of Susse Chalet and Grand Chalet hotels throughout the northeast and mid-Atlantic.  Today, in addition to owning hotels, Roedel Companies LLC provides essential hotel services through its subsidiary organizations RGH Hospitality, LLC and ROK Builders.

The Properties

The Hilton Garden Inn Manchester Property (41.7% of the Roedel Hotel Portfolio Loan Group)

Property Information. The Hilton Garden Inn Manchester Property is a six-story, limited service hotel located in downtown Manchester, NH near the eastern banks of the Merrimack River, in the city’s Millyard District, a mile-long cluster of previously derelict riverfront warehouses and mill factory buildings that have been redeveloped as office and retail space. The Hilton Garden Inn Manchester Property is near Interstate 93, which serves Manchester and the Manchester-Boston Airport that is located three and one-half miles southeast of the Hilton Garden Inn Manchester Property.  The improvements were constructed in 2006, opened in May 2006, and consist of 125 guest rooms (63 king rooms, 53 queen-queen rooms and 9 suites).  In-room amenities include wired and wireless high-speed internet access, alarm clock with MP3 capabilities, and a telephone with voicemail and data port.  The Hilton Garden Inn Manchester Property features the Pavilion Restaurant & Lounge, the Patio Restaurant (a seasonal outdoor dining area overlooking an adjacent baseball stadium), three meeting rooms with 2,016 sq. ft. of meeting space, a heated indoor pool, an outdoor whirlpool, a business center, a fitness room, a 24-hour convenience items and snacks kiosk, and a guest laundry facility. There are 132 parking spaces. The Hilton Garden Inn Manchester Property is subject to a franchise agreement with Hilton Inns, Inc. that expires in 2026 with no renewal options. The Hilton Garden Inn Manchester Property has an appraised value of $19,900,000 as of April 9, 2012.

The Market.  The Hilton Garden Inn Manchester Property is located in Manchester, New Hampshire.  Manchester is the largest city in New Hampshire and is located approximately 50 miles northwest of Boston.  Manchester functions as a regional economic, cultural, and medical center for northern New England, and features a strong mix of manufacturing and services oriented employers and is routinely

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

identified as one of the most livable cities in the nation.  In addition, the region has emerged as a high-technology employment center. The Hilton Garden Inn Manchester Property is located adjacent to the Northeast Delta Dental Stadium, the home to the New Hampshire Fisher Cats, an AA affiliate of Major League Baseball’s Toronto Blue Jays. Major employers in the Manchester area include Elliott Hospital, Catholic Medical Center, Verizon Communications, Public Service of New Hampshire, Southern New Hampshire University, Saint Anselm College and several large banking institutions.  Demand segmentation for the Hilton Garden Inn Manchester Property is estimated at 50% commercial, 15% meeting and group and 35% leisure.  The reported market-wide demand is 68% commercial, 9% meeting and group, and 23% leisure.

Operating Performance. According to a travel research company, the Hilton Garden Inn Manchester Property has historically outperformed the selected competitive set in terms of occupancy, ADR and RevPAR since at least 2010.

Historical Occupancy, ADR, and RevPAR(1)
Hilton Garden Inn Manchester Property	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	65.4%	73.3%	78.7%
ADR	$122.63	$127.21	$138.50
RevPAR	$80.25	$93.23	$108.97
Competitive Set(2)	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	56.6%	62.8%	70.3%
ADR	$92.37	$93.93	$101.30
RevPAR	$52.26	$58.98	$71.20
Penetration	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	115.7%	116.7%	111.9%
ADR	132.8%	135.4%	136.7%
RevPAR	153.6%	158.1%	153.0%
(1) Source: Travel Research Report. (2) Competitive Set includes: Courtyard by Marriott – Airport, Holiday Inn – Airport, Hampton Inn & Suites – Bedford, Holiday Inn Express & Suites - Airport.

Primary Competitive Set(1)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy(2)	ADR(2)	RevPAR(2)
Hilton Garden Inn Manchester	125	50%	15%	35%	77.0%	$131.00	$100.00
Courtyard by Marriott – Airport	139	60%	10%	30%	71.0%	$97.00	$69.00
Holiday Inn - Airport	96	70%	10%	20%	76.0%	$94.00	$71.00
Hampton Inn & Suites – Bedford	91	70%	5%	25%	69.0%	$100.00	$69.00
Holiday Inn Express & Suites -Airport	107	75%	5%	20%	65.0%	$93.00	$60.00
Total/Wtd. Avg.	558	64%	10%	27%	72.0%	$104.00	$75.00
(1)   Source: Appraisal.
(2)   Estimated 2011 performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

The Hilton Garden Inn Fishkill Property (29.1% of the Roedel Hotel Portfolio Loan Group)

Property Information. The Hilton Garden Inn Fishkill Property is a four-story hotel situated in the heart of the Hudson River Valley, five miles west of the Hudson River and 15 miles south of Poughkeepsie. The Hilton Garden Inn Fishkill Property is located along U.S. Highway 9, north of Interstate 84.  Interstate 84 extends between Sturbridge, MA in the east to Scranton, PA in the west.  New York City is located approximately 70 miles to the south, and U.S. Highway 9 provides a direct connection to the Poughkeepsie area, which is located approximately 15 miles to the north. The improvements were constructed in 2002 and consist of 111 guest rooms (71 king rooms and 40 queen-queen rooms).  In-room amenities include wired and wireless high-speed internet access, alarm clock with mp3 capabilities, and a telephone with voicemail and data port.  Other facilities and amenities include the Great American Grille, a board room with 650 sq. ft. of meeting space, a heated indoor pool and whirlpool, a business center, a fitness room, a 24-hour convenience items and snacks kiosk, and room service.  There are 125 parking spaces. The Hilton Garden Inn Fishkill Property is subject to a franchise agreement with Hilton Inns, Inc. that expires in 2023, with no renewal options.  The Hilton Garden Inn Fishkill Property has an appraised value of $13,900,000 as of March 29, 2012.

The Market. The Hilton Garden Inn Fishkill Property is located in Fishkill, New York.  Fishkill is an affluent suburban town in the southwestern part of Dutchess County.  Dutchess County is located in the Mid-Hudson Valley, halfway between New York City and Albany.  It is bordered on the west by the Hudson River and on the east by Connecticut.  The Hudson Valley has one of the most diverse economies in the country.  The range of industries includes high technology, tourism, higher education, health services, finance, legal services, and business services.  Dutchess County is positioned at the center of the Hudson Valley with Interstate 84 and U.S. Highway 9 serving as its major commercial corridors.  Major employers include IBM, Dutchess County Government, Wappinger Central School District, Taconic Development SVC Office, and Health Quest.  In addition, the area is home to three colleges:  Dutchess Community College, Vassar College, and Marist College. Demand segmentation for the Hilton Garden Inn Fishkill Property is estimated at 70% commercial, 15% meeting and group and 15% leisure with reported market with market-wide demand of 72% commercial, 10% meeting and group and 18% leisure.

Operating Performance. According to a travel research company, the Hilton Garden Inn Fishkill Property has historically outperformed the selected competitive set in terms of ADR and RevPAR since at least 2010.

Historical Occupancy, ADR, and RevPAR(1)
Hilton Garden Inn Fishkill Property	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	61.0%	66.1%	76.6%
ADR	$110.97	$113.39	$111.09
RevPAR	$67.72	$74.99	$85.11
Competitive Set(2)	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	62.6%	57.5%	57.0%
ADR	$96.04	$97.90	$97.93
RevPAR	$60.11	$56.31	$55.81
Penetration	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	97.5%	115.0%	134.4%
ADR	115.5%	115.8%	113.4%
RevPAR	112.7%	133.2%	152.5%
(1) Source: Travel Research Report. (2) Competitive Set includes: Courtyard by Marriott, Hyatt House, Hampton Inn, and Holiday Inn Express.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

Primary Competitive Set(1)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy(2)	ADR(2)	RevPAR(2)
Hilton Garden Inn Fishkill	111	70%	15%	15%	73.0%	$112.00	$81.00
Courtyard by Marriott	152	75%	10%	15%	51.0%	$104.00	$53.00
Hyatt House	135	60%	20%	20%	73.0%	$110.00	$80.00
Hampton Inn	99	70%	10%	20%	72.0%	$100.00	$72.00
Holiday Inn Express	71	80%	5%	15%	71.0%	$117.00	$83.00
Total/Wtd. Avg.	568	70%	13%	17%	67.0%	$108.00	$72.00
(1)   Source: Appraisal.
(2)   Estimated 2011 performance.

The Holiday Inn Express Auburn Property (29.1% of the Roedel Hotel Portfolio Loan Group)

Property Information. The Holiday Inn Express Auburn Property is a four-story hotel located along Interstate 290, just south of its intersection with Interstate 90 (the Massachusetts Turnpike) and just north of where Interstate 290 becomes known as Interstate 395. The improvements were constructed in 2004 and consist of 113 guest rooms (52 king rooms, 39 queen-queen rooms, and 22 suites (19% of inventory)). The suites are oversized standard units with kitchenette facilities. Amenities include a complimentary breakfast buffet each morning, boardroom with leather-backed chairs, seating for twelve, and all necessary audio-visual services, a 24-hour convenience items and snacks kiosk adjacent to the front desk, a fitness center featuring a suitable array of current equipment, and an indoor whirlpool. There are 125 parking spaces. The Holiday Inn Express Auburn Property is subject to a franchise agreement with Holiday Hospitality Franchising, Inc. (“HHF”) that expires in 2014. Between 24-months and 12-months prior to the expiration of such franchise agreement, the Borrower is required to request that HHF provide and deliver a property improvement plan (“PIP”). HHF is required to deliver such PIP within 120 days of request. Upon the Borrower’s completion (within 60 days) of the PIP, then the franchise agreement will extend for an additional five years. The Holiday Inn Express Auburn Property is located on ground leased land with a contractual buy-out price of $1.8 million, as of April 16, 2016. The current ground lease rent payment is $133,000 annually. See “Ground Lease” below. The Holiday Inn Express Auburn Property has an appraised value of $11,900,000 as of March 29, 2012.

The Market.  The Holiday Inn Express Auburn Property is located in Auburn, Massachusetts. Auburn is a small town of approximately 16,000 people which primarily functions as an urban satellite of the city of Worcester, which is adjacent to the north. As of the 2010 Census, Worcester’s population totaled approximately 181,000, making it the second largest city in New England after Boston.  Worcester is located in central Massachusetts, approximately 40 miles west of Boston and 38 miles northeast of Springfield, and is convenient to all of Massachusetts’ major metropolitan areas.  During Worcester’s initial stages of development, the city’s economy was concentrated in manufacturing and industry, specifically textiles, shoes, and clothing.  Today, the concentrations are in education, medical, and biotechnology.  Most of the key hotel demand generators in the area are clustered in downtown Worcester, including a number of large institutional uses. Major employers include UMass Memorial Health Care, UMass Medical School, City of Worcester, Saint Vincent Hospital, Saint-Gobain, Reliant Medical Group, Polar Beverages, College of the Holy Cross, and Quinsigamond Community College.  Demand segmentation for the Holiday Inn Express Auburn Property is estimated at 75% commercial, 5% meeting and group and 20% leisure with reported market with market-wide demand of 63% commercial, 9% meeting and group and 28% leisure.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

Operating Performance. According to a travel research company, the Holiday Inn Express Auburn Property has historically outperformed the selected competitive set in terms of occupancy, ADR and RevPAR since at least 2010.

Historical Occupancy, ADR, and RevPAR(1)
Holiday Inn Express Auburn Property	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	57.3%	66.7%	75.3%
ADR	$97.69	$100.11	$103.00
RevPAR	$56.00	$66.81	$77.59
Competitive Set(2)	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	51.0%	59.4%	67.9%
ADR	$88.25	$91.61	$96.83
RevPAR	$45.04	$54.44	$65.72
Penetration	T-12 May 2010	T-12 May 2011	T-12 May 2012
Occupancy	112.3%	112.3%	111.0%
ADR	110.7%	109.3%	106.4%
RevPAR	124.3%	122.7%	118.1%
(1)	Source: Travel Research Report.
(2)	Competitive Set includes: Hampton Inn Auburn, Fairfield Inn & Suites Auburn, Comfort Inn Auburn, and La Quinta Inn & Suites Auburn.

Primary Competitive Set(1)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy(2)	ADR(2)	RevPAR(2)
Holiday Inn Express Auburn	113	75%	5%	20%	72.0%	$101.00	$73.00
Hampton Inn Auburn	82	75%	5%	20%	63.0%	$114.00	$72.00
Fairfield Inn & Suites Auburn	82	70%	5%	25%	65.0%	$111.00	$72.00
Comfort Inn Auburn	71	60%	5%	35%	56.0%	$73.00	$41.00
La Quinta Inn & Suites Auburn	99	55%	5%	40%	57.0%	$77.00	$44.00
Total/Wtd. Avg.	447	68%	5%	27%	63.0%	$97.00	$61.00
(1)   Source: Appraisal.
(2)   Estimated 2011 performance.

Cash Flow Analysis.

Portfolio Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 2/29/2012	U/W	U/W Per Room
Occupancy	67.1%	73.9%	75.6%	75.6%
ADR	$113.10	$115.41	$117.67	$117.67
RevPAR	$75.94	$85.32	$88.90	$88.90
Room Revenue	$9,673,301	$10,867,937	$11,355,644	$11,324,618	$32,449
F&B Revenue	642,758	732,186	747,323	745,281	2,135
Other Revenue(1)	148,511	162,059	162,962	162,517	466
Total Dept. Revenues	$10,464,570	$11,762,182	$12,265,929	$12,232,416	$35,050
Total Dept. Expenses	2,890,477	3,146,456	3,213,773	3,204,992	9,183
Total Dept. Profit	$7,574,093	$8,615,726	$9,052,156	$9,027,423	$25,867
Total Undistributed Expenses	3,821,387	4,138,447	4,195,378	4,211,506	12,067
Total Fixed Charges	801,655	747,714	742,721	756,248	2,167
Net Operating Income	$2,951,051	$3,729,565	$4,114,057	$4,059,669	$11,632
FF&E	418,583	470,488	490,637	489,297	1,402
Net Cash Flow	$2,532,468	$3,259,077	$3,623,420	$3,570,372	$10,230
(1)	Other Revenue includes Telephone Revenue and Other Departmental Revenue.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

Property Management. The Roedel Hotel Portfolio Properties are managed by RGH Hospitality, LLC, an affiliate of the Borrowers.

Lockbox / Cash Management.  The Roedel Hotel Portfolio Loans are each structured with a hard lockbox and springing cash management.  Active cash management (with the excess cash flow disbursed to the related Borrower) is triggered upon the DSCR with respect to an individual property falling below 1.30x.  Active cash management and a full sweep of excess cash flow with respect to an individual property is triggered upon (i) an event of default under any of the Roedel Hotel Portfolio Loans, (ii) bankruptcy or insolvency of a Borrower, the Sponsor or property manager, (iii) the DSCR for such property falling below 1.20x, or (iv) a PIP Reserve Event with respect to the Holiday Inn Express Auburn Property. “PIP Reserve Event” means the monthly payment date that is twelve (12) months prior to the expiration of any franchise agreement.

Initial Reserves.  At closing, the Borrowers deposited (i) $1,800,000 into a ground lease option reserve account, (ii) $173,403 into a tax reserve account, (iii) $72,915 into an insurance reserve account, and (iv) $11,250 into an immediate repairs account for immediate repairs at the Hilton Garden Inn Fishkill Property.

Ongoing Reserves.  On a monthly basis, the Borrowers are currently required to deposit reserves of (i) $11,092 into a ground rent reserve account, (ii) $38,470 into a tax reserve account, (iii) $9,594 into an insurance reserve account, and (iv) 1/12th of 4.00% of the prior calendar year’s gross income from operations into an FF&E reserve account.

Ground Lease.  The ground lease at the Holiday Inn Express Auburn Property expires on April 30, 2016.  Pursuant to the ground lease and the loan agreement, the Holiday Inn Express Auburn Borrower is required to purchase the fee interest in the Holiday Inn Express Auburn Property on April 30, 2016 for $1,800,000, which amount was deposited into a ground lease option reserve account at closing of the loan. The Borrower has collaterally assigned its purchase option to lender, and lender is authorized to purchase the property should Borrower fail to do so.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

Partial Release/Defeasance. The Roedel Hotel Portfolio loan documents permit each Borrower (in each such case, the “Selling Borrower”) to obtain a release of its Roedel Hotel Portfolio Property from the lien of the related mortgage in connection with a sale of such property, subject to, among other things, (i) the sale of the property must be to a non-affiliated party, (ii) delivery of defeasance collateral in an amount at least equal to 125% of the principal and interest scheduled to be due under the Selling Borrower’s note from the loan closing date until the open prepayment commencement date, (iii) determination by the lender that the DSCR after the release is at least equal to the greater of (A) the DSCR as of loan closing and (B) the DSCR as of the date immediately preceding the release, and (iv) determination by the lender that immediately following the release, the LTV ratio is not greater than the lesser of (A) the LTV ratio as of loan closing and (B) the LTV ratio as of the date immediately preceding the release.

Partial Release/Assumption.  The loan documents also permit each Borrower to transfer its respective loan to a non-affiliated party the (“Assuming Borrower”) (subject to lender consent and other standard assumption requirements as set forth in the loan documents). The Assuming Borrower and the related loan and related property will be released from the from the cross-collateralization/cross-defaulting provisions of the Roedel Hotel Portfolio Loans provided the other Borrowers (“Non-Assigning Borrowers”) each deliver defeasance collateral in an amount at least equal to 25% of the current principal balance of loan to be transferred  to the Assuming Borrower and released from the cross.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Roedel Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,903,383 69.8% 1.57x 12.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Net Lease
Credit Estimate:	BBB(low)(DBRS)		Collateral:	Fee Simple - Land Only
Sponsor:	Michael Levine; Norman Friedman		Location:	Franklin Park, NJ
Borrower:	Franklin Norse, LLC		Year Built / Renovated:	1990 / NAP
Original Balance:	$30,000,000		Total Sq. Ft.:	138,364
Cut-off Date Balance:	$30,000,000		Property Management:	Norse Realty, LLC
% by Initial UPB:	2.8%		Underwritten NOI:	$3,244,780
Interest Rate(1):	4.7800%		Underwritten NCF:	$3,244,780
Payment Date:	6th of each month		Appraised Value(4):	$45,300,000
First Payment Date:	October 6, 2012		Appraisal Date:	July 26, 2012
Anticipated Repayment Date(2):	September 6, 2022
Maturity Date(2):	September 6, 2025		Historical NOI
Amortization:	360 months		Most Recent NOI:	$2,796,667 (December 31, 2011)
Additional Debt:	None		2nd Most Recent NOI:	$2,713,333 (December 31, 2010)
Call Protection:	L(24), D(89), O(7)		3rd Most Recent NOI:	$2,675,000 (December 31, 2009)
Lockbox / Cash Management:	Hard / In-Place
			Historical Occupancy
Reserves(3)			Most Recent Occupancy:	100.0% (September 6, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Taxes:	$0	Springing	3rd Most Recent Occupancy:	100.0% (December 31, 2000)
Insurance:	$0	Springing
(1)   The Franklin Towne Center loan accrues interest at a rate per annum equal to 4.7800% (“Regular Interest Rate”) prior to the Anticipated Repayment Date (“ARD”). Thereafter, with respect to each interest accrual period (as defined in the loan documents) occurring after the ARD up to and including the end of the interest accrual period in which the Maturity Date occurs, the interest rate shall be a rate per annum equal to 7.0% per annum plus the positive amount (if any) by which the Treasury Index Rate (as defined in the loan documents) exceeds 4.0%.
(2)   Commencing on the anticipated repayment date (the “ARD”), (i) the interest rate will increase as set forth in the loan documents, (ii) all excess cash flow (net of scheduled debt service, required reserves, approved operating expenses and other items required under the loan documents) will  be swept and applied to the repayment of the outstanding principal balance and the payment of any accrued interest (with respect to any interest above the interest rate applicable prior to the ARD) and (iii) the loan will be  prepayable without penalty or premium.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)  Cut off Date LTV and Balloon LTV are based on the appraised value of $45,300,000, which includes the improvements. However, the lien of the mortgage does not include the improvements. Please see “Collateral” herein.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$217
Balloon Balance / Sq. Ft.:	$177
Cut-off Date LTV(4):	66.2%
Balloon LTV(4):	54.0%
Underwritten NOI DSCR:	1.72x
Underwritten NCF DSCR:	1.72x
Underwritten NOI Debt Yield:	10.8%
Underwritten NCF Debt Yield:	10.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.	% of U/W Base Rent	Lease Expiration	2011 Total Sales (000s)	Sales Per Sq. Ft.	Occupancy Cost (% of Sales)
Anchor Tenants
Stop & Shop Supermarket(2)	BBB/Baa3/BBB	138,364	100.0%	$23.93	100.0%	10/31/2030	NAP	NAP	NAP
Total		138,364	100.0%	$23.93	100.0%
(1)	The ratings are those of the parent company, Koninklijke Ahold NV.
(2)
The Franklin Towne Center Property is 100% leased by Stop & Shop Supermarket Company, LLC; however, the Stop & Shop Supermarket does not physically occupy the property. The Franklin Towne Center Property is 65% subleased to multiple tenants.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2013	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2015	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2016	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2017	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2018	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
Thereafter	1	138,364	100.0	138,364	100.0%	$23.93	100.0	100.0%
Vacant	NAP	0	0.0	138,364	100.0%	NAP	NAP
Total / Wtd. Avg.	1	138,364	100.0%			$23.93	100.0%

The Loan. The Franklin Towne Center loan (“the Franklin Towne Center Loan”) is a $30.0 million, fixed rate loan secured by the borrower’s fee simple interest in the land (but not the related improvements) underlying a 138,364 sq. ft. anchored retail property that is 100% leased to Stop & Shop Supermarket Company, LLC through October 31, 2030 (the “Franklin Towne Center Collateral, and together with the improvements, the “Franklin Towne Center Property.”). The lease is guaranteed by Koninklijke Ahold NV (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P), Stop & Shop Supermarket’s parent company and the world’s third largest grocer. The Franklin Towne Center Property is located at 3391 State Route 27 in Franklin Park, New Jersey. The $30.0 million first mortgage loan has a 13-year term, with a 10-year anticipated repayment date (the “ARD”), and amortizes on a 30-year schedule during the initial 10-year term. From and after the ARD, (i) the interest rate will be subject to such increases at such intervals to be set forth in the loan documents, and (ii) the Remaining Cash Flow (as defined below) shall be swept and applied as follows: (x) first, to the repayment of the outstanding principal balance; and (y) second, to the payment of any accrued interest (with respect to interest above the initial interest rate). Through the end of the interest period in which the ARD occurs, the Franklin Towne Center Loan accrues interest at a fixed rate equal to 4.7800%. Thereafter, interest accrues at a revised rate, as set forth in the Franklin Towne Center Loan documents.

The Franklin Towne Center Loan proceeds were used to refinance existing debt of approximately $29.4 million, pay closing costs of approximately $485,949, and return equity to the Sponsors of approximately $676,000. Based on the appraised value of $45.3 million as of July 26, 2012, the cut-off date LTV is 66.2%. The projected LTV at the ARD date of September 6, 2022 is 54.0% based on the as-is appraised value of $45,300,000.

The Borrower / Sponsor. The borrower, Franklin Norse, LLC (the “Borrower”), is a single purpose New Jersey limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure. The borrower is 100% owned by Levittown Norse Associates, LLC (a New York limited liability company) which in turn is owned by Michael Levine (18.875%), Norman Friedman (38.375%), Charlotte Leibler (38.375%), Murray Zivitz (3.875%) and Franklin Norse Manager (0.5%), a New Jersey corporation. The sponsors of the Borrower and the non-recourse carveout guarantors are Michael Levine and Norman Friedman (the “Sponsors”). As of December 31, 2011 Mr. Levine and Mr. Friedman reported aggregate net worth of $34.5 million and liquidity of $11.7 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

Norse Realty Group, Inc. was founded in 1962 by Norman Friedman and Seymour Leibler. Ten years later, Michael Levine joined Norse Realty as a partner and is currently President of Norse Realty Group, Inc. and Affiliates as well as a certified public accountant with the firm Levine & Schmutter. He has been a Director of New York Community Bancorp, Inc. and New York Community Bank since January 1, 2004. In addition, he has served as a member of the Board of Directors of New York Commercial Bank since its establishment on December 30, 2005. Since its inception Norse Realty has successfully owned, developed and redeveloped numerous commercial properties in the New York Metropolitan area including retail and office developments. As of December 31, 2011, Mr. Friedman and Mr. Levine reported ownership interests in 20 retail and office properties with a totaling 602,725 sq. ft.

The Property.  The Franklin Towne Center Property consists of a 138,364 sq. ft. community center located at 3391 State Route 27 in Franklin Park, Somerset County, New Jersey. It was built in 1990 and is situated on a 13.92-acre site. The entire shopping center is 100% leased by The Stop & Shop Supermarket Company, LLC; however, Stop & Shop Supermarket does not physically occupy the Franklin Towne Center Property. Stop & Shop Supermarket was the former grocery anchor tenant for the Franklin Towne Center Property but relocated to a new Super Stop & Shop Supermarket located ¼-mile east of the Franklin Towne Center Property and reportly opted to lease the entire Franklin Towne Center Property in order to prevent a competing grocer from moving into its former location.

The lease has a 25-year lease term that commenced in October 2005 and expires in October 2030. The lease has a corporate guaranty from the tenant’s parent company, Koninklijke Ahold NV (NYSE: AHO), a grocery retailer based in Holland. The Franklin Towne Center Property has an “L” shape with the space configured as follows: 48,000 sq. ft. of anchor space, 45,036 sq. ft. of junior anchor space and 45,328 sq. ft. of inline space. Stop & Shop Supermarket has reportedly subleased approximately 65% of the Franklin Towne Center Property to tenants that include Stein Mart, Subway, GNC and Club Metro USA.

The Franklin Towne Center Property is located in the northern New Jersey region, which is comprised of eleven counties: Bergen, Essex, Hudson, Hunterdon, Middlesex, Morris, Passaic, Somerset, Sussex, Union, and Warren. The region extends 45 to 55 miles west of Midtown Manhattan. The Franklin Towne Center Property is located in Somerset County, which is a suburban central New Jersey location about 40 miles southwest of New York City, encompassing 21 municipalities in an area of 305 square miles. The county is bounded by Hunterdon County to the west, Morris County to the north, Middlesex County to the east, and Mercer County to the south.

The chart below details the Franklin Towne Center Property’s tenancy by general type.

Franklin Towne Center Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Average Remaining Lease Term (Yrs)	T-12 4/30/2012 Sales Per Sq. Ft.	Occupancy Cost %
Anchor Tenants	138,364	100.0%	$23.93	100.0%	17.9	NAP	NAP
Total	138,364	100.0%	$23.93	100.0%

The Market.    The Franklin Towne Center Property is located in the Edison, NJ (Metropolitan Division) metro area. The four counties that encompass the Edison metro area include Middlesex, Monmouth, Ocean, and Somerset Counties. Major employers include Children’s Hospital at St. Peter’s University, Fujitsu Consulting, Johnson & Johnson, Robert Wood Johnson University Hospital and St. Peter’s University Hospital.  According to a 2Q 2012 market data report, occupancy and rents are considered stable in the 34.8 million sq. ft. Central New Jersey community-neighborhood shopping center market. The vacancy rate increased slightly to 10.5% from 10.4% for the prior quarter.  Net absorption was 95,000 sq. ft. The average asking rent increased 0.1% in the first quarter, to $22.20 per sq. ft., and the average effective rent increased 0.1% $19.47 per sq. ft.  The year-over-year gain was 0.4% by both measures.

The 2012 estimated Somerset County population is 333,871, contained within 118,915 households, which numbers are forecast to grow annually over the next five years by 0.75% and 0.72%, respectively. The 2012 estimated population within a 3 mile radius of the Property is 46,121, contained within 16,870 households, which are forecast to grow over the next five years by 0.97% and 0.82%, respectively.  The median household income within the county as of 2012 is $92,669. The percent of college graduates in the county as of 2010 was 35.4%, and the median household income within the 3 mile radius as of 2012 is $88,463.

The Franklin Towne Center Property’s neighborhood is primary residential with commercial/retail development located along State Route 27. Land uses along SR-27 include retail shopping centers, gas stations, banks, restaurants, offices and multifamily residences. Single-family residential housing is located along interior arterials north and south of SR-28. Adjacent uses include single family to the north and south, retail to the east and multi-family to the west. There are 15 community/neighborhood shopping centers in Somerset County that are greater than 100,000 SF in size. The retail competitive inventory is 2,179,416 sq. ft. and the current occupied inventory is 1,906,299 sq. ft., which equates to an occupancy rate of 87.5%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

The following table below shows the vacancy rate and asking rents of the Franklin Towne Center Property in comparison to direct competitors in the Somerset submarket.

Competitive Property Summary(1)
Property	Year Built / Renovated	Total GLA (sq. ft.)	Occupancy %(2)	Proximity (miles)
Franklin Towne Center Property	1990 / NAP	138,364	100.0%	Subject
Marketplace at Manville	1998 / NAP	275,236	85.8%	10.0
Rutgers Plaza	1973 / NAP	238,000	88.4%	8.5
Somerset Shopping Center	1973 / NAP	207,002	96.4%	17.0
North Plainfield Shopping Center	1989 / NAP	161,100	73.1%	22.0
Montgomery Shopping Center	1967 / NAP	155,000	98.6%	5.7
Neson’s Corner	1984 / NAP	125,326	93.6%	10.0
Raritan Mall	1988 / NAP	117,500	75.3%	16.0
Watchung Plaza	1994 / NAP	115,660	100.0%	38.0
N. Meadow Plaza	1995 / NAP	110,000	100.0%	13.0
The Hills Village Center	1988 / NAP	109,000	90.6%	22.6
Cedar Glen at Branchburg	2007 / NAP	107,852	100.0%	21.0
(1) Source: Appraisal, excluding Proximity (miles).
(2) Based on total GLA including any non-owned anchors.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	U/W	U/W Per Sq. Ft.
Base Rent(1)	$2,713,333	$2,796,667	$3,000,000	$21.68
Rent Steps(2)	0	0	311,000	2.25
Gross Potential Rent	$2,713,333	$2,796,667	$3,311,000	$23.93
Underwriting Adjustment(3)	0	0	(66,220)	(2.0%)
Effective Gross Income	$2,713,333	$2,796,667	$3,244,780	$23.45
Total Operating Expenses(4)	0	0	0	0.0
Net Operating Income	$2,713,333	$2,796,667	$3,244,780	$23.45
TI/LC	0	0	0	0.00
Capital Expenditures	0	0	0	0.00
Net Cash Flow	$2,713,333	$2,796,667	$3,244,780	$23.45
(1)     U/W Base Rent based on December 1, 2010 Rent Roll.
(2)     Rents Steps underwritten through December 31, 2012.
(3)     Vacancy underwritten at 2%.
(4)     All operating expenses are the responsibility of the tenant.

Property Management.  The Franklin Towne Center Property is managed by Norse Realty, LLC., a Borrower affiliate.

Lockbox / Cash Management.  The Franklin Towne Center Loan is structured with a hard lockbox and in-place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the Borrower, the Sponsors or property manager, (iii) the DSCR falls below 1.20x and the Stop & Shop Supermarket lease is no longer in effect, (iv) a monetary or material, non-monetary default under the Stop & Shop Supermarket lease, (v) the bankruptcy or insolvency of Stop & Shop Supermarket, (vi) Stop & Shop Supermarket is downgraded to B- by any rating agency (a “50% Sweep Credit Event”), (vii) Stop & Shop Supermarket is downgraded to “CCC” (or the equivalent) or lower by any rating agency (each a “Cash Sweep Event”), or (viii) the Franklin Towne Center Loan is not repaid in full one month prior to the ARD. In connection with a 50% Sweep Credit Event, only 50% of the excess cash will be swept into the lender controlled account. Upon certain conditions set forth in the Franklin Towne Center Loan documents, the excess cash flow in the reserve account will be available to pay for tenant improvements and leasing commissions related to the re-leasing of the Franklin Towne Center Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

Initial Reserves.  None.

Ongoing Reserves.  Because the Franklin Towne Center Property is leased on a triple net basis to Stop and Shop Supermarket, which lease is guaranteed by its parent company (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P), there are no initial monthly reserves. Upon certain conditions set forth in the loan documents, the Franklin Towne Center Loan documents require monthly escrows in the amount of (i) 1/12th of the taxes Lender estimates will be payable to be deposited into a tax reserve account and (ii) 1/12th of the insurance amount Lender estimates will be payable to be deposited into an insurance reserve account.

Collateral.  The collateral for the Franklin Towne Center Loan consists of the Borrower’s interest in the land and related interests, but the lien of the mortgage does not include the related improvements as required pursuant to the Stop and Shop Supermarket Lease. The appraisal concluded a value for the collateral specifically secured by the lien of the mortgage of $24,700,000.  Based on that appraised value, the Cut-off Date LTV and Balloon LTV would be 121.5% and 99.1%, respectively. The Borrower has covenanted, in a declaration that was recorded by Lender, not to encumber the improvements, and to convey those improvements to Lender upon a foreclosure on the mortgaged property or delivery of a deed-in-lieu of foreclosure. If Borrower breaches either of those covenants, the Franklin Towne Center Loan is fully recourse to the Borrower and the Sponsors. However, because a REMIC cannot acquire foreclosure property if a lien did not exist on such property immediately before default on the related loan was imminent, the trust fund will be required to obtain, prior to acquiring the improvements,  an opinion of counsel that the acquisition and ownership of such improvements will not cause the REMIC to fail to qualify as a REMIC.  As a result, in connection with the exercise of remedies following a default, the Lender may be required to simultaneously foreclose on the mortgaged property and direct the conveyance of the improvements to a third party purchaser, or to sell the loan, which could result in the trust fund realizing less proceeds than would have occurred had it been able to foreclose on the land and improvements. See “Risk Factors-Risks Related to the Mortgage Loans – Special Risks Related to the Franklin Towne Center Property.”

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3391 State Route 27 Franklin Park, NJ 08823	Collateral Asset Summary Franklin Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 66.2% 1.72x 10.8%

Franklin Towne Center
3391 State Route 27
Franklin Park, NJ 08823
South Bound Brook
South Plainfield
South Branch
Manville
Piscataway
Edison
Hillsborough Township
New Brunswick
Millstone
Somerset
Highland Park
Middlebush
SOMERSET COUNTY
North Brunswick
Franklin Township
Milltown
South River
East Brunswick
Montgomery Township
Kendall Park
Rocky Hill
Hopewell
Heathcote
Monmouth Junction
Dayton
Spotswood
Kingston
Princeton
MIDDLESEX COUNTY
Jamesburg
Plainsboro Township
Princeton Junction
Cranbury
Monroe Township
Lawrence Township
MERCER COUNTY
West Windsor Township
East Windsor Township
Ewing
Hamilton Square
Hamilton Township
Trenton
White Horse
Allentown
NJ Turnpike
PENNSYLVANIA
NEW JERSEY
New York
Newark
Jersey City
Philadelphia
Camden
Atlantic Ocean

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Retail - Anchored
Sponsor:	George P. Broadbent		Collateral:	Fee Simple
Borrower:	Evansville Asscociates, LP		Location(2):	Various
	Castleton Point, LP		Year Built / Renovated(2) :	Various / Various
	Clearwater Village, LP		Total Sq. Ft.:	342,317
Original Balance:	$25,569,000		Property Management:	The Broadbent Company, Inc.
Cut-off Date Balance:	$25,569,000		Underwritten NOI:	$3,457,075
% by Initial UPB:	2.4%		Underwritten NCF:	$3,164,123
Interest Rate:	4.8490%		Appraised Value:	$38,800,000
Payment Date:	6th day of each month		Appraisal Date(2):	Various
First Payment Date:	October 6, 2012
Maturity Date:	September 6, 2022		Historical NOI
Amortization:	360 months		Most Recent NOI:	$3,015,117 (T-12 June 30, 2012)
Additional Debt:	None		2nd Most Recent NOI:	$3,485,590 (December 31, 2011)
Call Protection:	L(24), YM1(92), O(4)		3rd Most Recent NOI:	$3,255,226 (December 31, 2010)
Lockbox / Cash Management:	Hard / In-Place
			Historical Occupancy
Reserves(1)			Most Recent Occupancy:	89.3% (July 23, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	86.8% (December 31, 2011)
Taxes:	$220,287	$44,057	3rd Most Recent Occupancy:	89.6% (December 31, 2010)
Insurance:	$55,383	$5,538	(1) See “Initial Reserves” and “Ongoing Reserves” herein. (2) See the Property Summary chart herein.
Replacement:	$869,000	$4,279
TI/LC:	$0	$20,134
Outstanding TI/LC:	$304,365	$0
Deferred Maintenance:	$368,063	$0
Rent Reserve:	$35,200	$0
Environmental Reserve:	$15,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$75
Balloon Balance / Sq. Ft.:		$61
Cut-off Date LTV:		65.9%
Balloon LTV:		53.9%
Underwritten NOI DSCR:		2.14x
Underwritten NCF DSCR:		1.95x
Underwritten NOI Debt Yield:		13.5%
Underwritten NCF Debt Yield:		12.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

Property Summary
Property Name	Location	Borrower	Total Sq. Ft.	Year Built / Renovated	Note Amount	Appraised Value	Occupancy (as of 7/23/2012)
Eastland Place	Evansville, IN	Evansville Associates, LP	201,426	1982 / NAP	$11,480,000	$17,400,000	86.2%
Castleton Point	Indianapolis, IN	Castleton Point, LP	92,517	1985 / 1998	8,017,000	12,800,000	95.8%
Clearwater Village	Indianapolis, IN	Clearwater Village, LP	48,374	1996 / NAP	6,186,000	8,600,000	89.7%
Total / Wtd. Avg.:			342,317		$25,683,000	$38,800,000	89.3%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(2)	% of U/W Base Rent(2)(3)	Lease Expiration	2011 Total Sales (000s)	Sales Per Sq. Ft.(4)	Occupancy Cost (% of Sales)(4)(5)
Anchor Tenants
Jo-Ann Stores	NR/Caa1/CCC+	45,051	13.2%	$8.00	9.3%	1/31/2017	NAV	NAV	NAV
Shoe Carnival	NR/NR/NR	26,473	7.7	$10.00	6.8	1/31/2024	$11,624	$439	3.2%
Designer Shoe
Warehouse	NR/NR/NR	23,387	6.8	$20.99	12.7	11/30/2018	NAV	NAV	NAV
Clark's Sales &
Service	NR/NR/NR	21,000	6.1	$13.00	7.1	1/31/2016	NAV	NAV	NAV
Bridal Superstore	NR/NR/NR	15,540	4.5	$7.34	2.9	8/31/2017	$1,549	$100	11.1%
Subtotal		131,451	38.4%	$11.44	38.9%		NAV	NAV	NAV

Major In-Line Tenants
CEC Entertainment	NR/NR/NR	15,350	4.5%	$11.08	4.4%	12/31/2019	$1,871	$122	12.2%
Disc Replay, Inc.(6)	NR/NR/NR	10,125	3.0	$8.00	2.1	9/30/2017	NAV	NAV	NAV
Trader Joe's	NR/NR/NR	10,000	2.9	$14.00	3.6	9/30/2016	NAV	NAV	NAV
Subtotal		35,475	10.4%	$11.02	10.1%		NAV	NAV	NAV

Other(7)	Various	138,726	40.5%	$14.23	51.0%	Various	$7,663	$352	5.8%
Vacant	NAP	36,665	10.7	NAP	NAP	NAP		NAP	NAP
Total/Wtd. Avg.(8)		342,317	100.0%	$12.66	100.0%			NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent include contractual rent steps through August 31, 2013.
(3)	% of U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.
(4)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 2011 Total Sales figures.
(5)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent and (ii) the tenant-by-tenant expense recoveries per the rent roll dated July 23, 2012, all divided by the 2011 Total Sales figures.

(6)	Disc Replay, Inc. executed a new lease to occupy 10,125 sq. ft. (3.0% NRA) commencing October 1, 2012 with an initial 61-month term.
(7)	Other Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only in-place tenants less than 10,000 sq. ft. that reported both 2011 and 2010 sales.
(8)	Weighted average U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 305,652 and excludes any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM	1	1,200	0.4%	1,200	0.4%	$11.75	0.4%	0.4%
2012	5	12,260	3.6	13,460	3.9%	$11.96	3.8	4.2%
2013	9	28,220	8.2	41,680	12.2%	$14.41	10.5	14.7%
2014	9	22,096	6.5	63,776	18.6%	$18.29	10.4	25.1%
2015	10	26,050	7.6	89,826	26.2%	$12.12	8.2	33.3%
2016	9	58,700	17.1	148,526	43.4%	$13.79	20.9	54.2%
2017	5	77,116	22.5	225,642	65.9%	$8.12	16.2	70.4%
2018	1	23,387	6.8	249,029	72.7%	$20.99	12.7	83.1%
2019	1	15,350	4.5	264,379	77.2%	$11.08	4.4	87.5%
2020	1	6,000	1.8	270,379	79.0%	$13.00	2.0	89.5%
2021	0	0	0.0	270,379	79.0%	$0.00	0.0	89.5%
2022	1	8,800	2.6	279,179	81.6%	$16.00	3.6	93.2%
Thereafter	1	26,473	7.7	305,652	89.3%	$10.00	6.8	100.0%
Vacant	NAP	36,665	10.7	342,317	100.0%	$0.00	NAP
Total /
Wtd. Avg.	53	342,317	100.0%			$12.66	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through August 31, 2013.
(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan. The GPB Portfolio I loan (the “GPB Portfolio I Loan”) is comprised of three individual cross-collateralized and cross-defaulted fixed rate loans totaling $25,569,000 ($75 per sq. ft.) secured by the borrower’s fee simple interest in three Class B retail properties totaling 342,317 sq. ft. and located at 5305-5473 East 82nd Street and 4603-4615 East 82nd Street, Indianapolis, Indiana and 777 North Green River Road, Evansville, Indiana (each, a “GPB Portfolio I Property” and together the “GPB Portfolio I Properties”). The $25,569,000 first mortgage loan has a 10-year term and amortizes on a 30-year schedule. The GPB Portfolio I Loan accrues interest at a fixed rate of 4.8490%.

Loan proceeds are anticipated to be used to refinance existing debt of approximately $22.6 million, fund upfront reserves totaling approximately $1.9 million, pay closing costs of approximately $472,335, and return equity to the Sponsor of approximately $1.1 million. Based on the appraised value of $38.8 million as of July 23, 2012, July 10, 2012 & July 17, 2012, the cut-off date LTV is 65.9%.

The Borrower / Sponsor. The borrowers are single purpose, Indiana limited partnerships structured to be bankruptcy-remote, each with one independent director in its organizational structure (collectively, the “Borrowers”). Each Borrower (i) has an Indiana corporation as its SPE corporate manager, which corporate manager is wholly owned by Mary Clare Broadbent, and holds a 1% ownership interest in the applicable Borrower and (ii) an Indiana limited liability company as its limited partner, which limited partner is wholly owned by George Broadbent and holds a 99% ownership interest in the applicable Borrower. The sponsor of the Borrower and the non-recourse carveout guarantor is George P. Broadbent (the “Sponsor”). Mary Clare Broadbent, Mr. Broadbent’s wife, provided a limited guaranty pursuant to which she agrees to serve as an additional non-recourse carveout guarantor with respect to bankruptcy matters, but such guaranty only is effective if she acquires, directly or indirectly, a majority interest in the GBP Portfolio I Property.

Mr. Broadbent, along with his former partner Robert Skinner, formed The Broadbent Company in 1972. The Broadbent Company owns and manages approximately 42 commercial real estate properties within 3.1 million sq. ft. George P. Broadbent, who, together with his wife Mary Clare Broadbent, owns approximately 30 properties, all family-owned and controlled. The Broadbents have been active commercial developers for approximately 40 years. Josh and Bryan Broadbent, sons of George and Mary Clare, are both involved in the day-to-day operations of the family’s real estate portfolio.

As of his December 31, 2011 personal financial statement, Mr. Broadbent reported total assets of approximately $61.6 million with $17.1 million in liquidity and a net worth of $31.8 million. Mary Clare Broadbent will provide springing limited recourse in the event the Borrower files voluntary bankruptcy.  As of July 18, 2012, Mary Clare Broadbent reported her minimum liquidity was $1.0 million and minimum net worth was $10.0 million. Combined, the Broadbent’s reported total liquidity of $18.1 million and a net worth of $41.8 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

The Borrower under the GPB Portfolio I Loan is affiliated with the borrowers under the GPB Portfolio II and GPB Portfolio III, each of which is a mortgage loan in the UBSB 2012-C3 mortgage pool.

The Properties. The GPB Portfolio I Properties consist of three Class B retail properties located at 5305-5473 East 82nd Street (the “Castleton Point Property”), 4603-4615 East 82nd Street (the “Clearwater Village Property”), Indianapolis, Indiana and 777 North Green River Road, Evansville, Indiana (the “Eastland Place Property”). Indianapolis is the capital of Indiana and the heart of the Indianapolis Statistical Market Area (“SMA”). The Evansville MSA is comprised of four Indiana counties (Vanderburgh, Warrick, Posey and Gibson) and two Kentucky counties (Henderson and Webster). The GPB Portfolio I Properties have a combined 342,317 sq. ft. of net rentable area and as of July 23, 2012 were collectively 89.3% occupied.

The Castleton Point Property, located at 5305-5473 East 82nd Street in Indianapolis, is a single-story Class B retail center consisting of two buildings that were built in 1985, comprising 92,517 sq. ft. of net rentable area and 95.8% leased to 21 tenants. The largest tenants are Clark’s Sales & Service and Bridal Superstore. Clark’s Sales & Service occupies 21,000 sq. ft. (22.7% of the Castleton Point Property NRA) under a lease that expires January 31, 2016. Bridal Superstore occupies 15,540 sq. ft. (16.8% of the Castleton Point Property NRA) under a lease that expires August 31, 2017. The remaining tenants at Castleton Point Property include a mix of typical in-line retail tenants with space ranging in size from 900 sq. ft. to 10,000 sq. ft. The buildings are configured with the 86,917 sq. ft. main building on the rear side of the parking lot and a small building containing 5,600 sq. ft. is on the front of the property near East 82nd Street. The Castleton Point Property has an appraised value of $12,800,000 as of July 10, 2012.

The Clearwater Village Property, located at 4603-4615 East 82nd Street in Indianapolis, is a single-story Class B retail center consisting of one building that was built in 1996, comprising 48,374 sq. ft. of net rentable area and 89.7% leased to 5 tenants. The largest tenant is Designer Shoe Warehouse, which occupies 23,387 sq. ft. (48.3% of the Clearwater Village Property NRA) under a lease that expires November 30, 2018. The remaining tenants at Clearwater Village Property include a mix of typical in-line retail tenants with space ranging in size from 3,207 sq. ft. to 8,800 sq. ft. The one-story building is located on the north side of 82nd street. The Clearwater Village Property has an appraised value of $8,600,000 as of July 10, 2012.

The immediate retail market for the Castleton Point Property and the Clearwater Village Property, consists of 737 buildings totaling 17.4 million sq. ft. of retail space. As of the 2Q 2012, the Northwest County submarket reported a vacancy rate of 4.7%.

The Eastland Place Property, located at 777 North Green River Road in Evansville, is a single-story Class B retail center consisting of five buildings that were built in 1982, comprising 201,426 sq. ft. of net rentable area and 86.2% leased to 28 tenants. The largest tenants are Jo-Ann Stores and Shoe Carnival. Jo-Ann Stores occupies 45,051 sq. ft. (22.4% of the Eastland Place Property NRA) under a lease that expires January 31, 2017. Shoe Carnival occupies 26,473 sq. ft. (13.1% of the Eastland Place Property NRA) under a lease that expires January 31, 2024. The remaining tenants at Eastland Place Property include a mix of typical in-line retail tenants with space ranging in size from 875 sq. ft. to 15,350 sq. ft. The one-story buildings are configured with a large main building at the rear of the property, with four smaller buildings to either side. The Eastland Place Property has an appraised value of $17,400,000 as of July 17, 2012.

The immediate retail market for Eastland Place Property consists of 458 buildings totaling 9.0 million sq. ft. of retail space. As of the 2Q 2012, the Eastside submarket reported a vacancy rate of 8.5%.

The chart below details the GPB Portfolio I Properties’ tenancy by general type.

GPB Portfolio I Tenant Type Summary

Tenant Type	Net Rentable Area. (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	YE 2011 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants	131,451	38.4%	$11.44	38.9%	6.0	NAV	NAV
Major In-Line	35,475	10.4%	$11.02	10.1%	5.7	NAV	NAV
Other	138,726	40.5%	$14.23	51.0%	2.9	$352	5.8%
Vacant	36,665	10.7%	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)	342,317	100.0%	$12.66	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through August 31, 2013.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent and contractual rent steps through August 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated July 23, 2012 but excluding tenant energy costs, all divided by the YE 2011 total sales.

(4)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

The Market.  The Castleton Point Property and the Clearwater Village Property are located in the Northeast County Submarket of Indianapolis, Indiana while the Eastland Place Property is located in the Eastside Submarket of Evansville, Indiana. The Northern part of Indianapolis is one of the largest and most trafficked retail areas in the Indianapolis SMA. The area is suburban in nature and is approximately 95% developed. Land uses in the area consist of retail, mixed use and office developments located along primary thoroughfares, with residential development located along secondary arterial roadways.

Regional access is provided by Interstate 465, the perimeter beltway of Indianapolis. Interstate 465 provides access throughout the Indianapolis SMA and connects with five major interstate systems. On a local level, primary access is provided by East 82nd/86th Street and Keystone Avenue. East 82nd/86th Street is a four-to-six lane primary east/west thoroughfare which links the east and west side of Indianapolis. Keystone Avenue is a primary north/south thoroughfare connecting the area to the Indianapolis CBD approximately 12 miles south and Carmel, a suburban bedroom community, approximately 5 miles north.

The Castleton Point Property and the Clearwater Village Property are situated along East 82nd Street, a major east/west arterial and primary commercial corridor in the neighborhood. The average daily traffic count along East 82nd Street is 39,471 vehicles per day. Retail demand generators include a significant employment base, a densely populated trade area with above average household income levels and proximity of other retail uses.

As of Q2, 2012, the Northeast County retail submarket had a total supply of 17.4 million sq. ft. of space in 737 buildings and an overall vacancy rate of 5.2%, the fourth lowest in the SMA. The average asking rental rate was $15.28 per sq. ft., and the market had total net positive absorption of 15,163 sq. ft.

Competitive Property Summary Castleton Point (1)

Property	Owner	Year Built / Renovated	Total GLA (Sq. Ft.)	Tenants	Occupancy %(2)	Proximity (miles))
Castleton Point Property	Castleton Point, LP	1985 / 1998	92,517	Clark’s Sales & Service Bridal Superstore Trader Joe’s	95.8%	Subject
Clearwater Crossing	Clearwater Crossing, LP	1991 / NAP	224,936	NAV	93.0%	1.5
Shops at Rivers Edge	NAV	1988 / 2011	134,823	NAV	97.4%	4.5
Castleton Crossing	NAV	1974 / NAP	327,370	NAV	93.6%	NAV
Caslteton Place	NAV	1980 / 1997	47,108	NAV	65.2%	NAV
Caslteton Square Mall	NAV	1972 / 1998	1,267,787	NAV	95.5%	0.7
(1)	Source: Appraisal, excluding Proximity (miles).
(2)	Occupancy for the Castleton Point Property is based on total sq. ft. of 92,517, inclusive of storage space totaling 402 sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

Competitive Property Summary Clearwater Village(1)
Property	Owner	Year Built / Renovated	Total GLA (Sq. Ft.)	Tenants	Occupancy %(2)	Proximity (miles))
Clearwater Village Property	Clearwater Village, LP	1996 / NAP	48,374	Designer Shoe Warehouse Half Price Books Philipe's Spa	89.7%	Subject
Fashion Mall Commons	Broadbent Company	1997 / NAP	153,431	Kohl's	NAV	1.2
River's Edge SC	Kite Development	1989 / NAP	110,896	Nordstrom Rack The Container Store Jason's Deli	100.0%	0.5
The Shops at River Crossing	PK Partners	1995 / NAP	122,019	Bed Bath & Beyond Old Navy Champps Americana	73.0%	1.3
Clearwater Shoppes	Clearwater Shoppes LP	1992 / NAP	45,957	Mod Salon	86.0%	1.5
(1)	Source: Appraisal, excluding Proximity (miles).
(2)	Occupancy for the Clearwater Village Property is based on total sq. ft. of 48,374.

The Eastland Place Property is located on the east side of Evansville, approximately 2 miles west of Interstate 164, a regional north/south thoroughfare and approximately 5 miles east of the Evansville CBD. The submarket is one of the busiest commercial corridors in Evansville. The area is suburban in nature and is approximately 85% developed. Land uses consist of commercial/retail, hotels and restaurants to the north and south, two-multi-family complexes to the east and the Eastland Mall to the west. The Eastland Place Property is situated along the east side of N. Green River Road, a primary north/south thoroughfare and commercial corridor in the neighborhood. According to the broker package, the average daily traffic count along N. Green River Road is 40,000 vehicles per day. The Eastland Place Property can be accessed via one curb cut on N. Green Road and additional points of access from Carriage Drive to the north and Virginia Street to the south.

As of Q2, 2012, the Eastside retail submarket had a total supply of 9.0 million sq. ft. of space in 458 buildings and an overall vacancy rate of 8.5%, the fifth lowest in the SMA. The average asking rental rate was $8.18 per sq. ft., and the market had negative net absorption of 16,649 sq. ft.

Competitive Property Summary Eastland Place(1)
Property	Owner	Year Built / Renovated	Total GLA (Sq. Ft.)	Tenants	Occupancy %(2)	Proximity (miles)
Eastland Place Property	Evansville Associates, LP	1982 / NAP	201,426	Jo-Ann Stores Shoe Carnival CEC Entertainment	86.2%	Subject
Plaza East	NAV	1974 / 1996	192,377	Burlington Coat Factory	86.0%	0.4
Eastland Convenience Ctr	NAV	1979 / NAP	175,333	Bed, Bath & Beyond Marshall’s	98.8%	0.3
Eastland Shoppes	NAV	1989 / 1997	163,069	Office Depot JC Penny	89.6%	0.6
Eastwood Plaza	NAV	1985 / NAV	48,984	NAV	97.0%	2.1
Village Commons	NAV	1988 / NAP	207,007	NAV	97.7%	NAV
Woodland Center	NAV	1983 / NAP	51,674	NAV	33.0%	0.4
(1)	Source: Appraisal, excluding Proximity (miles).
(2)	Occupancy for the Clearwater Village Property is based on total sq. ft. of 201,426.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 06/30/2012	U/W	U/W Per Sq. Ft.
Base Rent	$3,830,453	$3,903,517	$3,723,183	$3,842,944	$11.23
Vacancy Gross Up	0	0	0	445,094	1.30
Rent Steps(1)	0	0	0	25,179	0.07
Gross Potential Rent	$3,830,453	$3,903,517	$3,723,183	$4,313,217	$12.60
Total Recoveries	911,708	923,382	866,553	1,200,355	3.51
Less: Vacancy	0	0	0	(597,132)	(10.8%)
Total Other Income(2)	333	365	7,504	0	0.00
Effective Gross Income	$4,742,494	$4,827,264	$4,597,240	$4,916,440	$14.36
Total Operating Expenses	1,487,268	1,341,674	1,582,123	1,459,365	4.26
Net Operating Income	$3,255,226	$3,485,590	$3,015,117	$3,457,075	$10.10
TI/LC	0	0	0	241,604	0.71
Capital Expenditures	0	0	0	51,348	0.15
Net Cash Flow	$3,255,226	$3,485,590	$3,015,117	$3,164,123	$9.24
(1)	Rent Steps are based on steps through August 31, 2013.
(2)	Total Other Income includes other non-rental income.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2009	2010	2011
Bridal Superstore	NAV	$94	$100
Shoe Carnival	$375	$352	$439
(1)	Historical Sales Per Sq. Ft. shown in the table above are based on historical sales statements provided by the Borrower.

Property Management. The GPB Portfolio I Properties are managed by The Broadbent Company,Inc., a Borrower affiliated management company, headquartered in Indianapolis, Indiana. The property management department is led by John A. Stuckey, who has been with the company since 1978. The company currently manages approximately 3.1 million sq. ft. of commercial real estate located in Indiana, Kentucky, Michigan, Ohio and Florida. The company employs a staff of 77 people. The company specializes in the management of retail, self-storage, and office properties.

Lockbox / Cash Management.  The GPB Portfolio I Loan is structured with a hard lockbox and in-place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default, (ii) the occurrence of certain bankruptcy or insolvency events relating to the Guarantor, Sponsor or property manager, or (iii) the DSCR falling below 1.15x.

Initial Reserves.  At closing, the Borrower  deposited  (i) $220, 287 into a tax reserve account, (ii) $55,383 into an insurance reserve account, (iii) $869,000 into a capital expenditure/replacement reserve account, (iv) $304,365 into a TILC reserve account, (v) $368,063 into a deferred maintenance reserve account , (vi) $35,200 into a rent reserve account and (vii) $15,000 into an environmental account.

Ongoing Reserves.  On a monthly basis, the Borrower is  required to deposit reserves of  (i) $44,057 into a tax reserve account, (ii) $5,538 into a insurance reserve account, (iii) $4,279 into a capital expenditure/replacement reserve account, and (iv) $20,134 into a TI/LC reserve account. The TI/LC reserve account is  capped at  $370,072 for Castleton Point Property, $145,122 for Clearwater Village Property if DSW renews its lease for a term extending at least 3 years past the loan maturity date, and $402,856 for Eastland Place Property.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

Partial Release/Prepayment. The GPB Portfolio I Loan documents permit each Borrower to obtain a release of its related GPB Portfolio I Property from the lien of the related mortgage and a release of the related cross, subject to, among other things, (i) prepayment of the GPB Portfolio I Loan by an amount equal to 125% of the loan amount of the released GPB Portfolio I Property (the “Release Amount”), (ii) payment of a premium in an amount equal to the greater of 1% of the Release Amount or yield maintenance, (iii) determination by the lender that the DSCR after the release is at least equal to the greater of (A) the DSCR as of loan closing and (B) the DSCR as of the date immediately preceding the release and (iv) determination by the lender immediately following the release, the LTV ratio is not greater than the lesser of (A) the  LTV ratio as of loan closing and (B) the LTV ratio as of the date immediately preceding the release.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,569,000 65.9% 1.95x 13.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Retail - Anchored
Sponsor:	George P. Broadbent		Collateral:	Fee Simple
Borrower:	Clearwater Crossing, LP		Location:	Indianapolis, IN
	North Willow, LP		Year Built / Renovated(2):	Various / NAP
	Clearwater Shoppes, LP		Total Sq. Ft.:	279,676
Original Balance:	$24,243,000		Property Management:	The Broadbent Company, Inc.
Cut-off Date Balance:	$24,243,000		Underwritten NOI:	$3,235,756
% by Initial UPB:	2.2%		Underwritten NCF:	$2,988,876
Interest Rate:	4.8490%		Appraised Value:	$37,300,000
Payment Date:	6th of each month		Appraisal Date:	July 10, 2012
First Payment Date:	October 6, 2012
Maturity Date:	September 6, 2022		Historical NOI
Amortization:	360 months		Most Recent NOI:	$2,513,124 (T-12 June 30, 2012)
Additional Debt:	None		2nd Most Recent NOI:	$2,856,320 (December 31, 2011)
Call Protection:	L(24), YM1(92), O(4)		3rd Most Recent NOI:	$2,814,674 (December 31, 2010)
Lockbox / Cash Management:	Hard / In-Place
			Historical Occupancy
Reserves(1)			Most Recent Occupancy:	86.3% (July 23, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	88.6% (December 31, 2011)
Taxes:	$211,472	$42,294	3rd Most Recent Occupancy:	89.1% (December 31, 2010)
Insurance:	$41,726	$4,173	(1) See “Initial Reserves” and “Ongoing Reserves” herein.
Replacement:	$943,000	$3,496	(2) See the Property Summary chart herein.
TI/LC:	$300,000	$17,077
Outstanding TI/LC:	$67,076	$0
Deferred Maintenance:	$7,863	$0
Rent Reserve:	$33,257	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$87
Balloon Balance / Sq. Ft.:		$71
Cut-off Date LTV:		65.0%
Balloon LTV:		53.2%
Underwritten NOI DSCR:		2.11x
Underwritten NCF DSCR:		1.95x
Underwritten NOI Debt Yield:		13.3%
Underwritten NCF Debt Yield:		12.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

Property Summary
Property Name	Location	Borrower	Total Sq. Ft.	Year Built / Renovated	Note Amount	Appraised Value	Occupancy (As of 7/23/2012)
Clearwater Crossing	Indianapolis, IN	Clearwater Crossing, LP	130,181	1990 / NAP	$10,334,000	$16,500,000	87.8%
North Willow Commons	Indianapolis, IN	North Willow, LP	103,538	1989 / NAP	8,801,000	13,100,000	87.9%
Clearwater Shoppes	Indianapolis, IN	Clearwater Shoppes, LP	45,957	1989 / NAP	4,858,000	7,700,000	78.5%
Total / Wtd. Avg.:			279,676		$23,993,000	$37,300,000	86.3%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(2)(3)	% of U/W Base Rent(2)(3)	Lease Expiration	2011 Total Sales (000s)	Sales Per Sq. Ft.(4)	Occupancy Cost (% of Sales) (4)(5)
Anchor Tenants
Babies “R” Us	B/B3/CCC+	36,000	12.9%	$9.39	9.4%	12/31/2014	NAV	NAV	NAV
Stein Mart	NR/NR/NR	36,690	13.1	$5.91	6.0	4/30/2014	$6,234	$170	4.7%
OfficeMax	NR/B2/B-	30,120	10.8	$9.00	7.6	10/31/2017	NAV	NAV	NAV
Subtotal		102,810	36.8%	$8.03	23.0%		NAV	NAV	NAV

Major In-Line Tenants
Barnes & Noble	NR/NR/NR	20,040	7.2%	$15.00	8.4%	2/28/2014	NAV	NAV	NAV
Subtotal		20,040	7.2%	$15.00	8.4%		NAV	NAV	NAV

Other	Various	118,582	42.4%	$20.75	68.6%	Various	$1,880	$223	10.9%
Vacant	NAP	38,244	13.7	NAP	NAP	NAP		NAP	NAP
Total/Wtd. Avg.(6)		279,676	100.0%	$14.86	100.0%			NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent include contractual rent steps through August 31, 2013.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.
(4)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 2011 Total Sales figures.
(5)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent and (ii) the tenant-by-tenant expense recoveries per the rent roll dated July 23, 2012 all divided by the 2011 Total Sales figures.

(6)	Weighted Average U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 241,432 and excludes any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM	2	1,962	0.7%	1,962	0.7%	$14.68	0.8%	0.8%
2012	2	4,896	1.8	6,858	2.5%	$19.63	2.7	3.5%
2013	6	14,700	5.3	21,558	7.7%	$20.74	8.5	12.0%
2014	12	112,057	40.1	133,615	47.8%	$11.13	34.8	46.8%
2015	7	17,655	6.3	151,270	54.1%	$20.58	10.1	56.9%
2016	10	27,964	10.0	179,234	64.1%	$18.69	14.6	71.5%
2017	9	53,761	19.2	232,995	83.3%	$15.17	22.7	94.2%
2018	2	8,437	3.0	241,432	86.3%	$24.72	5.8	100.0%
2019	0	0	0.0	241,432	86.3%	$0.00	0.0	100.0%
2020	0	0	0.0	241,432	86.3%	$0.00	0.0	100.0%
2021	0	0	0.0	241,432	86.3%	$0.00	0.0	100.0%
2022	0	0	0.0	241,432	86.3%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	241,432	86.3%	$0.00	0.0	100.0%
Vacant	NAP	38,244	13.7	279,676	100.0%	$0.00	NAP
Total / Wtd. Avg.	50	279,676	100.0%			$14.86	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through August 31, 2013.
(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan. The GPB Portfolio II loan (the “GPB Portfolio II Loan”) is comprised of three individual cross-collateralized and cross-defaulted fixed rate loans totaling $24,243,000 secured by the borrower’s fee simple interest in three Class B retail properties totaling 279,676 sq. ft. and located at 3920 East 82nd Street, 3841-3969 East 82nd Street and 1410-1518 West 86th Street, Indianapolis, Indiana (each, a “GPB Portfolio II Property” and together the “GPB Portfolio II Properties”). The $24,243,000 first mortgage loan has a 10-year term and amortizes on a 30-year schedule. The GPB Portfolio II Loan will accrue interest at a  fixed rate equal to 4.8490%.

Loan proceeds are anticipated to be used to refinance existing debt of approximately $21.1 million, fund upfront reserves totaling approximately $1.6 million, pay closing costs of approximately $453,864, and return equity to the Sponsor of approximately $1.3 million. Based on the appraised value of $37.3 million as of July 10, 2012, the cut-off date LTV is 65.0%.

The Borrower / Sponsor. The borrowers are single purpose, Indiana limited partnerships structured to be bankruptcy-remote, each with one independent director in its organizational structure (collectively, the “Borrowers”). Each Borrower (i) has an Indiana corporation as its SPE corporate manager, which corporate manager is wholly owned by Mary Clare Broadbent, and holds a 1% ownership interest in the applicable Borrower and (ii) an Indiana limited liability company as its limited partner, which limited partner is wholly owned by George Broadbent and holds a 99% ownership interest in the applicable Borrower. The sponsor of the Borrower and the non-recourse carveout guarantor is George P. Broadbent (the “Sponsor”). Mary Clare Broadbent, Mr. Broadbent’s wife, provided a limited guaranty pursuant to which she agrees to serve as an additional non-recourse carveout guarantor with respect to bankruptcy matters, but such guaranty only is effective if she acquires, directly or indirectly, a majority interest in the applicable GBP Portfolio II Property.

Mr. Broadbent, along with his former partner Robert Skinner, formed The Broadbent Company in 1972. The Broadbent Company owns and manages approximately 42 commercial real estate properties within 3.1 million sq. ft. George P. Broadbent, who, together with his wife Mary Clare Broadbent, owns approximately 30 properties, all family-owned and controlled. The Broadbents have been active commercial developers for approximately 40 years. Josh and Bryan Broadbent, sons of George and Mary Clare, are both involved in the day-to-day operations of the family’s real estate portfolio.

As of his December 31, 2011 personal financial statement, Mr. Broadbent reported total assets of approximately $61.6 million with $17.1 million in liquidity and a net worth of $31.8 million. Mary Clare Broadbent will provide springing limited recourse in the event the Borrower files voluntary bankruptcy.  As of July 18, 2012, Mary Clare Broadbent reported her minimum liquidity was $1.0 million and minimum net worth was $10.0 million. Combined, the Broadbent’s reported total liquidity of $18.1 million and a net worth of $41.8 million. The Borrower under the GPB Portfolio II Loan is affiliated with the borrowers under the GPB Portfolio I loan and the GPB Portfolio III loan, each of which is a mortgage loan in the UBSB 2012-C3 mortgage pool.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

The Properties. The GPB Portfolio II Properties consists of three Class B retail properties located at 3920 East 82nd Street (the “Clearwater Crossing Property”), 3841-3969 East 82nd Street (the “Clearwater Shoppes Property”) and 1410-1518 West 86th Street (the “North Willow Commons Property”), Indianapolis, Indiana. Indianapolis is the capital of Indiana and the heart of the Indianapolis Statistical Market Area (“SMA”). The GPB Portfolio II Properties have a combined 279,676 sq. ft. of net rentable area and as of July 23, 2012, were collectively 86.3% occupied.

The Clearwater Crossing Property, located at 3920 East 82nd Street in Indianapolis, is a single-story Class B retail center consisting of two buildings that were built in 1990, comprising 130,181 sq. ft. of net rentable area and 87.8% leased to 15 tenants. The largest tenants are Babies “R” Us, OfficeMax and Barnes & Noble. Babies “R” Us occupies 36,000 sq. ft. (27.7% of the NRA) under a lease that expires December 31, 2014. OfficeMax occupies 30,120 sq. ft. (23.1% of NRA) under a lease that expires October 31, 2017. Barnes and Noble occupies 20,040 sq. ft. (15.4% of NRA) under a lease that expires February 28, 2014. The remaining tenants at Clearwater Crossing Property include a mix of typical in-line retail tenants with spaces ranging in size from 1,600 sq. ft. to 4,410 sq. ft. The buildings are configured on either side of Clearwater Pointe Drive with Barnes & Noble and OfficeMax anchoring the building to the west and Babies “R” Us anchoring the building to the east.

The Clearwater Shoppes Property, located at 3841-3969 East 82nd Street in Indianapolis, is a single-story Class B retail center consisting of one building that was built in 1989, comprising 45,957 sq. ft. of net rentable area and 78.5% leased to 11 tenants. The largest tenants are Elan Furs and Nancy’s Bridal. Elan Furs occupies 7,237 sq. ft. (15.7% of the NRA) under a lease that expires March 31, 2018. Nancy’s Bridal occupies 6,210 sq. ft. (13.5% of NRA) under a lease that expires March 31, 2016. The remaining tenants at Clearwater Shoppes Property include a mix of typical in-line retail tenants with space ranging in size from 1,400 sq. ft. to 4,010 sq. ft. The one-story building is configured on the north side of 82nd street with excellent visibility.

The immediate retail market for Clearwater Crossing Property and Clearwater Shoppes Property, consists of 737 buildings totaling 17.4 million sq. ft. of retail space. As of the 2Q 2012, the Northeast County submarket reported a vacancy rate of 5.2%.

The North Willow Commons Property, located at 1410-1518 West 86th Street in Indianapolis, is a single-story Class B retail center consisting of two buildings that were built in 1989, comprising 103,538 sq. ft. of net rentable area and 87.9% leased to 23 tenants. The largest tenant is Stein Mart which occupies 36,690 sq. ft. (35.4% of the NRA) under a lease that expires April 30, 2014. The remaining tenants at North Willow Commons Property include a mix of typical in-line retail tenants with space ranging in size from 900 sq. ft. to 6,315 sq. ft. The one-story buildings are configured with a 16,623 sq. ft. street front building and an 86,915 sq. ft. back building following the north and west property lines.

The immediate retail market North Willow Commons Property, consists of 309 buildings totaling 5.0 million sq. ft. of retail space. As of the 2Q 2012, the Northwest County submarket reported the third lowest vacancy rate, within the Indianapolis SMA, of 4.7%.

GPB Portfolio II Properties Tenant Type Summary

Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	YE 2011 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants	102,810	36.8%	$8.03	23.0%	2.9	NAV	NAV
Major In-Line	20,040	7.2%	$15.00	8.4%	1.5	NAV	NAV
In-Line	118,582	42.4%	$20.75	68.6%	3.0	$223	10.9%
Vacant	38,244	13.7%	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)	279,676	100.0%	$14.86	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through August 31, 2013 as well as percentage in lieu rent that was calculated based on YE 2011 sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent and contractual rent steps through August 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated July 23, 2012 but excluding tenant energy costs, all divided by the YE 2011 total sales.

(4)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

The Market. The Clearwater Crossing Property and the Clearwater Shoppes Property are located in the Northeast County Submarket while the North Willow Commons Property is located in the Northwest County Submarket. The Northern part of Indianapolis is one of the largest and most trafficked retail areas in the Indianapolis SMA. The area is suburban in nature and is approximately 95% developed. Land uses in the area consist of retail, mixed use and office developments located along primary thoroughfares, with residential development located along secondary arterial roadways.

Regional access is provided by Interstate 465, the perimeter beltway of Indianapolis. Interstate 465 provides access throughout the Indianapolis SMA and connects with five major interstate systems. On a local level, primary access is provided by East 82nd/East 86th Street and North Keystone Avenue. East 82nd/East 86th Street is a four-to-six lane primary east/west thoroughfare which links the east and west side of Indianapolis. North Keystone Avenue is a primary north/south thoroughfare connecting the area to the Indianapolis CBD approximately 12 miles south and Carmel, a suburban bedroom community approximately 5 miles north. North Keystone Avenue connects with Interstate 465, approximately 1.5 miles northwest of the Clearwater Crossing Property. Additionally, public transportation is provided by IndyGo, with the closest bus stop located 0.8 mile northwest of the Clearwater Crossing Property along Keystone Crossing. Overall, the Clearwater Crossing Property has good access and visibility along its intersection of East 82nd Street and Dean Road.

The Clearwater Crossing Property and the Clearwater Shoppes Property are both situated along East 82nd Street, a major east/west arterial and primary commercial corridor in the neighborhood. The average daily traffic count along East 82nd Street is 39,471 vehicles per day. Retail demand generators include a significant employment base, a densely populated trade area with above average household income levels and proximity of other retail uses.

As of Q2, 2012, the Northeast County retail submarket had a total supply of 17.4 million sq. ft. of space in 737 buildings and an overall vacancy rate of 5.2%, the fourth lowest in the SMA. The average asking rental rate was $15.28 per sq. ft., and the market had total absorption of 15,163 sq. ft.

Competitive Property Summary(1)
Property	Owner	Year Built / Renovated	Total GLA (Sq. Ft.)	Tenants	Occupancy %(2)	Proximity (miles)
Clearwater Crossing Property	Clearwater Crossing, LP	1990 / NAP	130,181	Babies “R” Us OfficeMax Barnes & Noble	87.8%	Subject
Clearwater Shoppes Property	Clearwater Shoppes LP	1989 / NAP	45,957	Elan Furs Nancy’s Bridal	78.5%	Subject
Fashion Mall Commons	Broadbent Company	1997 / NAP	153,431	Kohl’s	NAV	0.3
River’s Edge SC	Kite Development	1989 / NAP	110,896	Nordstrom Rack The Container Store Jason’s Deli	100.0%	2.2
The Shops at River Crossing	PK Partners	1995 / NAP	122,019	Bed Bath & Beyond Old Navy Champps Americana	73.0%	0.5
Clearwater Village	Clearwater Village LP	1997 / NAP	48,374	Splash Hair Salon, Inc.	93.0%	1.5
(1)	Source: Appraisal, excluding Proximity (miles).
(2)	Occupancies for the Clearwater Crossing Property and the Clearwater Shoppes Property are based on total sq. ft. of 130,181 and 45,957, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

The North Willow Commons Property is situated at the intersection West 86th Street, a major east/west arterial and primary commercial corridor in the neighborhood, and Ditch Road. According to the broker package, the average daily traffic counts along West 86th Street and Ditch Road are 38,282 and 18,657 vehicles per day, respectively. Retail demand generators include a significant employment base, a densely populated trade area with above average household income levels and proximity of other retail uses.

As of Q2, 2012, the Northwest County retail submarket had a total supply of 5.0 million sq. ft. of space in 309 buildings and an overall vacancy rate of 4.7%, the third lowest in the SMA. The average asking rental rate was $15.66 per sq. ft., and the market had total absorption of 4,831 sq. ft.

Competitive Property Summary(1)

Property	Owner	Year Built / Renovated	Total GLA (Sq. Ft.)	Tenants	Occupancy %(2)	Proximity (miles)
North Willow Commons Property	North Willow, LP	1989 / NAP	103,538	Stein Mart	87.9%	Subject
New Augusta Shoppes	NAV	1999 / NAP	15,600	Marco’s Pizza	NAV	11.7
Fashion Mall Commons	Broadbent Company	1997 / NAP	153,431	Kohl’s	NAV	4.4
River’s Edge Shopping Center	Kite Development	1989 / NAP	110,896	Nordstrom Rack The Container Store	100.0%	5.2
The Shops at River Crossing	PK Partners	1995 / NAP	122,019	Bed Bath & Beyond Old Navy Champps Americana	73.0%	4.6
(1)	Source: Appraisal, excluding Proximity (miles).
(2)	Occupancy for the North Willow Commons Property is based on total sq. ft. of 103,538.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	TTM 06/30/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent	$3,421,340	$3,418,807	$3,336,551	$3,537,170	$12.65
Vacancy Gross Up	0	0	0	723,602	2.59
Rent Steps(2)	0	0	0	50,683	0.18
Percentage Rent	230	2,334	709	0	0.00
Gross Potential Rent	$3,421,570	$3,421,141	$3,337,260	$4,311,455	$15.42
Total Recoveries	966,634	877,621	772,026	1,111,994	3.98
Less: Vacancy	0	0	0	(723,602)	(13.3%)
Total Other Income(3)	4,491	1,539	12,676	0	0.00
Effective Gross Income	$4,392,695	$4,300,301	$4,121,962	$4,699,848	$16.80
Total Operating Expenses	1,578,021	1,443,981	1,608,838	1,464,092	5.23
Net Operating Income	$2,814,674	$2,856,320	$2,513,124	$3,235,756	$11.57
TI/LC	0	0	0	204,928	0.73
Capital Expenditures	0	0	0	41,951	0.15
Net Cash Flow	$2,814,674	$2,856,320	$2,513,124	$2,988,876	$10.69
(1)	U/W Per Sq. Ft. based on collateral square footage of 279,676.
(2)	Rent Steps are based on steps through August 31, 2013.
(3)	Total Other Income includes other non-rental income.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2009	2010	2011
Stein Mart	$198	$188	$180
(1)	Historical Sales Per Sq. Ft. shown in the table above is based on historical sales statements provided by the Borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

Property Management. The GPB Portfolio II Properties are managed by The Broadbent Company, a Borrower affiliated management company, headquartered in Indianapolis, Indiana. The Property Management department is led by John A. Stuckey, who has been with the company since 1978. The company currently manages approximately 3.1 million sq. ft. of commercial real estate located in Indiana, Kentucky, Michigan, Ohio and Florida. The company employs a staff of 77 people. The company specializes in the management of retail, self-storage, and office properties.

Lockbox / Cash Management.  The GPB Portfolio II Loan is structured with a hard lockbox and in-place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default, (ii) the occurrence of certain bankruptcy or insolvency events relating to the Guarantor, Sponsor or property manager, or (iii) the DSCR falling below 1.15x.

Initial Reserves.  At closing, the Borrower  deposited  (i) $211,472 into a tax reserve account, (ii) $41,726 into an insurance reserve account, (iii) $943,000 into a capital expenditure/replacement reserve account, (iv) $300,000 into a general TI/LC reserve account, (v) $67,076 into an outstanding TILC reserve account, (vi) $7,863 into a deferred maintenance reserve account and (vii) $33,257 into a rent reserve account.

Ongoing Reserves.  On a monthly basis, the Borrower is expected to be required to deposit reserves of approximately (i) $42,294 into a tax reserve account, (ii) $4,173 into an insurance reserve account, (iii) $3,496 into a capital expenditure/replacement reserve account, and (iv) $17,077 into a TI/LC reserve account. The TI/LC reserve account is capped at $650,910 for Clearwater Crossing Property, $114,890 for Clearwater Shoppes Property and $207,080 for North Willow Commons Property.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

Partial Release/Prepayment. The GPB Portfolio II Loan documents permit each Borrower to obtain a release of its related GPB Portfolio II Property from the lien of the related mortgage and a release of the related cross, subject to, among other things, (i) prepayment of the GPB Portfolio II Loan by an amount equal to 125% of the loan amount of the released GPB Portfolio II Property (the “Release Amount”), (ii) payment of a premium in an amount equal to the greater of 1% of the Release Amount or yield maintenance, (iii) determination by the lender that the DSCR after the release is at least equal to the greater of (A) the DSCR as of loan closing and (B) the DSCR as of the date immediately preceding the release and (iv) determination by the lender immediately following the release, the LTV ratio is not greater than the lesser of (A) the LTV ratio as of loan closing and (B) the LTV ratio as of the date immediately preceding the release.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary GPB Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,243,000 65.0% 1.95x 13.3%

GPB Portfolio II
1 Clearwater Crossing Indianapolis, IN
2 Clearwater Shoppes Indianapolis, IN
3 North Willow Commons Indianapolis, IN
Carmel
Fishers
Zionsville
BOONE COUNTY
HAMILTON COUNTY
MARION COUNTY
Indianapolis Metropolitan Airfield
Fashion Mall at Keystone
Castleton Square Mall
St. Vincent Hospital and Health Services
St. Vincent Women's Hospital
Williams Creek
Meridian Hills
Crows Nest
Rocky Ripple
Butler University
Indiana School for the Deaf
Indiana State Fair Grounds
Glendale Town Center
Indiana Heart Hospital
Fort Harrison State Park
Lawrence
Eagle Creek Park
Lafayette Square Mall
Marian University
Indianapolis
Riverside Park
Speedway
Indianapolis Motor Speedway
Methodist Hospital
Victory Field
Indiana University-Purdue University at Indianapolis
State Capitol
White River State Park
Downtown
Lucas Oil Stadium
Bankers Life Fieldhouse
Indianapolis International Airport
White River
Garfield Park
George Washington Park
Holliday Park
Broad Ripple Park
Marott Park
Lafayette
Kokomo
Danville
Noblesville
Anderson
Muncie
Crawfordsville
Lawrence
Richmond
Greencastle
Greenwood
ILLINOIS
OHIO
Terre Haute
Bloomington
Columbus
Cincinnati
Covington
INDIANA
Seymour
Madison
Vincennes
Washington
Princeton
Louisville
Lexington
Evansville
Owensboro
KENTUCKY

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

2201-2235 Cottman Avenue Philadelphia, PA 19149	Collateral Asset Summary Great Northeast Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,058,261 72.1% 1.44x 10.9%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor(1):	KIMCO Realty Corporation		Collateral:	Fee Simple
	Morton L. Olshan		Location:	Philadelphia, PA
Borrower:	GNP Partners		Year Built / Renovated:	1962 / 1991
Original Balance:	$23,160,000		Total Sq. Ft.:	292,729
Cut-off Date Balance:	$23,058,261		Property Management:	KRC Property Management I, Inc., a
% by Initial UPB:	2.1%			borrower affiliate
Interest Rate:	5.0260%		Underwritten NOI:	$2,507,747
Payment Date:	6th of each month		Underwritten NCF:	$2,156,471
First Payment Date:	June 6, 2012		Appraised Value:	$32,000,000
Maturity Date:	May 6, 2022		Appraisal Date:	March 23, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(28), D(88), O(4)		Most Recent NOI:	$3,386,676 (December 31, 2011)
Lockbox / Cash Management(2):	Springing Hard / Springing		2nd Most Recent NOI:	$3,075,917 (December 31, 2010)
			3rd Most Recent NOI:	$2,921,260 (December 31, 2009)
Reserves(3)
	Initial	Monthly	Historical Occupancy
Taxes:	$0	Springing	Most Recent Occupancy:	95.7% (March 6, 2012)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	97.0% (December 31, 2011)
Replacement(4):	$0	Springing	3rd Most Recent Occupancy:	96.1% (December 31, 2010)
TI/LC:	$0	Springing	4th Most Recent Occupancy:	94.3% (December 31, 2009)
Deferred Maintenance:	$236,822	$0
(1)       The non-recourse carveout guarantor will be the borrower only.
(2)       A hard lockbox will be required to be put in place and active cash management will be triggered if, among other things, the DSCR is less than 1.20x on a trailing twelve month basis or in the event of a Sears Trigger Event, defined as the occurrence of any of the following (i) Sears gives notice of its intent not to extend or renew its lease, (ii) Sears fails to give notice of its election to extend the lease at least 12 months prior to the then-current lease expiration, (iii) a default under the Sears lease, (iv) any bankruptcy action of Sears, or (v) Sears goes dark or vacates its space. A cash sweep event will be triggered if, among other things, the DSCR is less than 1.10x on a trailing twelve month basis).
(3)       Escrows for taxes, insurance, replacement and TI/LC reserves are required during the continuation of a Cash Management Trigger Event (as defined in the loan documents.)
(4)       Replacement reserve is capped at $600,000.
(5)       During the continuance of a Sears Trigger Event (as defined above), all excess cash flow will be required to be swept into a Sears TI/LC reserve.

Sears TI/LC(5):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$79
Balloon Balance / Sq. Ft.:		$65
Cut-off Date LTV:		72.1%
Balloon LTV:		59.6%
Underwritten NOI DSCR:		1.68x
Underwritten NCF DSCR:		1.44x
Underwritten NOI Debt Yield:		10.9%
Underwritten NCF Debt Yield:		9.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2201-2235 Cottman Avenue Philadelphia, PA 19149	Collateral Asset Summary Great Northeast Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,058,261 72.1% 1.44x 10.9%

TRANSACTION HIGHLIGHTS

▪
Sponsorship. The borrower is owned by Kimco Realty Corporation (50%) and Great Northeast MLO Limited Partnership (50%), which is itself majority owned and controlled by Morton L. Olshan. Kimco Realty Corporation (“KIMCO”) is the largest owner and operator of neighborhood and community shopping centers in North America. Mortan L. Olshan. is Chairman of the Board and President of Mall Property, Inc., a privately-owned firm involved in the ownership and management of a commercial real estate portfolio totaling approximately 29 million sq. ft.

▪
Location and Demographics. The Great Northeast Plaza property is located in a densely-populated, infill location approximately 10 miles northeast of the Philadelphia CBD. More than 300,000 people live within a three-mile radius of the property.

▪
Remaining Equity. Based on their basis in the property of $40.0 million, the sponsors maintain existing equity of nearly $17.0 million. The sponsors’ basis is comprised of the 2006 purchase price of $36.5 million, capital improvements to date of $2.75 million and additional equity contributions to date of $750,000.

▪
KIMCO Presence. KIMCO owns three adjacent retail centers in the area, inclusive of The Great Northeast Plaza property, totaling 838,756 sq. ft. KIMCO indicated that this concentration allows it greater flexibility to coordinate tenancy at the three centers in order to maximize the tenant mix at each individual center.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Business Center of Chicago & Chicago Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 59.9% 1.78x 15.0%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Industrial – Warehouse / Distribution
Sponsor:	Ruben Espinoza; Gloria Flores Soto		Collateral(2):	Fee Simple
Borrower:	CMP Chicago Business Center, LLC		Location(2):	Chicago, IL
	Chicago Marketplace, LLC		Year Built / Renovated(3):	Various / Various
Original Balance:	$23,000,000		Total Sq. Ft.:	793,076
Cut-off Date Balance:	$23,000,000		Property Management:	Marketplace Management Inc.
% by Initial UPB:	2.1%		Underwritten NOI:	$3,443,331
Interest Rate:	5.6740%		Underwritten NCF:	$3,067,577
Payment Date:	6th of each month		Appraised Value:	$38,370,000
First Payment Date:	October 6, 2012		Appraisal Date:	June 18, 2012 & June 26, 2012
Maturity Date:	September 6, 2022
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$2,569,365 (T-12 May 31, 2012)
Call Protection:	L(24), D(93), O(3)		2nd Most Recent NOI:	$2,210,327 (December 31, 2011)
Lockbox / Cash Management(1):	Hard / In-Place		3rd Most Recent NOI:	NAV

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	82.7% (July 2, 2012)
Taxes:	$34,769	$21,731	2nd Most Recent Occupancy(4):	47.0% (December 31, 2011)
Insurance:	$24,232	$12,116	3rd Most Recent Occupancy:	NAV
Capital Expenditures:	$1,200,000	$0
(1)       Cash sweep will be triggered if, among other things, the DSCR is less than 1.40x on a trailing twelve month basis.
(2)       The Chicago Business Center & Chicago Marketplace loan is secured by the borrowers’ fee simple interest in two, cross-collateralized, cross-defaulted, industrial warehouse / distribution properties totaling 793,076 sq. ft. located approximately two miles apart at 2600 W. 35th Street (Chicago Business Center, 683,700 sq. ft.) and 2455 South Damen (Chicago Marketplace, 109,376 sq. ft.) in the city of Chicago, IL.
(3)       The Business Center of Chicago was constructed in two phases. Phase I was completed in 1929 and consists of a 362,486 SF, four-story industrial warehouse building along 35th Street. Phase II was built in 1959 and consists of an attached 321,214 SF, single-story 100% warehouse building. Neither phase has been substantially renovated. The Chicago Marketplace was constructed by the sponsor in 2006.
(4)       Business Center of Chicago was acquired as a vacant property in October 2010.

TI/LC:	$2,400,000	$0
Chicago Blast TI/LC:	$1,000,000	$0
Immediate Repairs:	$350,188	$0
Tuchten Prepd Rent Reserve:	$90,000	$0
Suprema Soccer Reserve:	$31,250	$0
Martinez Litigation Reserve:	$390,000	$0
Debt Service Reserve:	$177,487	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$29
Balloon Balance / Sq. Ft.:		$22
Cut-off Date LTV:		59.9%
Balloon LTV:		45.9%
Underwritten NOI DSCR:		2.00x
Underwritten NCF DSCR:		1.78x
Underwritten NOI Debt Yield:		15.0%
Underwritten NCF Debt Yield:		13.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Business Center of Chicago & Chicago Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 59.9% 1.78x 15.0%

TRANSACTION HIGHLIGHTS

▪
No Release Provisions: The collateral for the loan is two separate properties with no release provisions. Based on the underwritten net cash flow, the Business Center of Chicago property has cash flow sufficient to carry total debt service by a multiple of 1.02x.

▪	Strong Credit Metrics: The properties have a combined Underwritten NCF DSCR of 1.78x and a 15.0% Underwritten NOI Debt Yield.

▪	Upfront Reserves: The loan is structured with approximately $4.6 million of upfront reserves for Tenant Improvements, Leasing Commissions and Capital Expenditures.

▪
Location: The Chicago Business Center and Marketplace of Chicago properties are located within six miles of downtown Chicago in an area known as Chicago’s “Last Mile,” which is a distribution and manufacturing center heavily focused on the food industry, with excellent access to major traffic arteries Interstates 55, 90 and 94.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5665 East Mayo Boulevard Phoenix, AZ 85054	Collateral Asset Summary Residence Inn Phoenix Desert View at Mayo Clinic	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,100,000 64.4% 1.58x 12.2%

Mortgage Loan Information			Property Information
Loan Seller:	AMF II		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality- Extended Stay
Sponsor:	Robert I. Finvarb		Collateral:(6)	Leasehold
Borrower:	Phoenix RI Owner, LLC		Location:	Phoenix, AZ
Original Balance:	$22,100,000		Year Built / Renovated:	2009 / NAP
Cut-off Date Balance:	$22,100,000		Number of Rooms:	208
% by Initial UPB:	2.0%		Property Management:(7)	Residence Inn by Marriott, LLC
Interest Rate:	5.1400%		Underwritten NOI:	$2,685,911
Payment Date:	1st day of each month		Underwritten NCF:	$2,411,693
First Payment Date:	October 1, 2012		Appraised Value:	$34,300,000
Maturity Date:	September 1, 2022		Appraisal Date:	May 22, 2012
Amortization:	318 months
Additional Debt:(1)	$3,250,000 B-Note		Historical NOI
Call Protection:	L(24),D(92),O(4)		Most Recent NOI:	$3,013,537 (T-12 June 15, 2012)
Lockbox / Cash Management:(2)	Soft / Springing		2nd Most Recent NOI:	$2,569,667 (December 31, 2011)
			3rd Most Recent NOI:	$2,394,072 (December 31, 2010)
Reserves(3)
	Initial	Monthly	Historical Occupancy
Taxes:	$0	$0	Most Recent Occupancy:	67.0% (T-12 June 15, 2012)
Insurance:	$0	$0	2nd Most Recent Occupancy:	63.2% (December 31, 2011)
FF&E:	$0	$0	3rd Most Recent Occupancy:	59.8% (December 31, 2010)
Seasonality Reserve:(4)	$0	$60,000
(1)       The B-Note accrues interest at a per annum rate of 13.0000%, provides for monthly payments of interest only and matures on September 1, 2022.
(2)       Cash management will be triggered in the event of a default under the loan documents.
(3)       Ongoing monthly reserve deposits for Taxes, Insurance and FF&E (1/12 of 4% of total Revenue) are suspended as long as such funds are escrowed by Residence Inn by Marriott, LLC, whose parent company is Marriott International, Inc., and applied for their intended purposes.
(4)       Monthly deposits to the Seasonality Reserve in the amount of $60,000 will be collected on the payment dates occurring in November through June up to a maximum balance of $400,000. Funds in a monthly amount not to exceed $170,000 will be applied to debt service due on the payment dates occurring in July through October to the extent that there is insufficient property cash flow to make such payments.
(5)       No ground rent is currently payable under the ground lease due to a credit granted by the ground lessor in favor of the Borrower for site work completed during construction of the property which will be reduced quarterly by the amount of ground rent that would otherwise be due. As of June 30, 2012, the ground lease credit balance was $663,633. Monthly deposits to the Ground Rent Reserve in the amount of $41,667 will be collected commencing on the first payment date that occurs after the ground lease credit has been reduced to an amount less than $125,000. The Ground Rent Reserve will be capped at a maximum balance of $125,000. Funds in the Ground Rent Reserve will be used to make ground rent payments in the event that Borrower fails to do so.
(6)       The Borrower’s interest in the property is pursuant to a ground lease with Mayo Clinic Arizona expiring on April 17, 2077. The ground lease may be extended twice by terms of 15 and 14 years, respectively, until April 17, 2106. The ground rent calculation is comprised of base rent, percentage rent, and a joint use expense. Base rent was set at $267,217 in 2009 and increases 7.5% every five years. Percentage rent is equal to 5% of gross room revenue for each year less base rent paid for the year. The joint use expense was set at $20,000 in 2009 and increases 3% annually. Calculations of DSCR and debt yield include the rent that would be payable, if not for the credit, under the terms of the ground lease based on the underwritten revenue.
(7)       The property is managed by Residence Inn by Marriott, LLC, whose parent company is Marriott International, Inc., under a 30 year management agreement that commenced in January 2009. The agreement includes two ten year renewal options.

Ground Rent Reserve:(5)	$0	$41,667

Financial Information
		Mortgage Loan
Cut-off Date Balance / Room:		$106,250
Balloon Balance / Room:		$82,565
Cut-off Date LTV:		64.4%
Balloon LTV:		50.1%
Underwritten NOI DSCR:		1.76x
Underwritten NCF DSCR:		1.58x
Underwritten NOI Debt Yield:		12.2%
Underwritten NCF Debt Yield:		10.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5665 East Mayo Boulevard Phoenix, AZ 85054	Collateral Asset Summary Residence Inn Phoenix Desert View at Mayo Clinic	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,100,000 64.4% 1.58x 12.2%

TRANSACTION HIGHLIGHTS

▪
Strong RevPar Penetration. Per a May 2012 travel research report, the property has outperformed its competitive set in terms of occupancy, ADR and RevPar over the trailing 12 months ending in May 2012. The property exhibited positive performance trends with occupancy, ADR and RevPar penetrations of 109.2%, 105.0% and 114.6%, respectively. Since opening in 2009, the property’s RevPAR penetration index has exceeded 100.0 for all reported TTM periods.

▪
Occupancy and ADR Growth. Occupancy and ADR have been trending positively since the hotel opened in 2009. For the TTM period ending June 15, 2012, occupancy has increased to 67.0% and ADR has increased to $120.80, resulting in RevPar of $86.69, an increase of 14.9% over the TTM period ending June 17, 2011.

▪
Strong Borrower/Sponsor. The Robert Finvarb Companies was founded by the sponsor in 2002 to develop Marriott branded hotels. The sponsor has an ownership interest in nine operating hotels containing over 1,500 rooms and is developing two additional hotels that will contain approximately 323 rooms. As of December 31, 2011, the sponsor reported a net worth of approximately $36,000,000.

▪
Sponsor Equity. The sponsor’s total cost of developing the property was approximately $32,700,000, resulting in $7,350,000 of equity remaining in the transaction. Approximately $2,200,000 of new equity was contributed at the funding of the loan.

▪
Location and Limited New Supply. The property is located directly on the Mayo Clinic Hospital campus and situated between the Mayo Clinic and a major corporate campus of American Express. These two accounts represent a significant level of room night production for the property. Additionally, the Mayo Clinic has restricted the supply of hotels serving its campus to 500 rooms in aggregate, 41.6% of which is accounted for by the property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Hamptons Mixed Use Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 64.7% 1.33x 9.0%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Various – Various
Sponsors:	Berand J. Krupinski		Collateral:	Fee Simple
	Bonnie Krupinski		Location(3):	Various / NY
	Bruce Akrongold		Year Built / Renovated(3):	Various / Various
Borrower:	BB Equities LLC		Total Sq. Ft.(3):	46,800
	Grace Properties LTD.		Property Management:	KA Management Inc.
Original Balance:	$19,000,000		Underwritten NOI:	$1,718,742
Cut-off Date Balance:	$19,000,000		Underwritten NCF:	$1,669,239
% by Initial UPB:	1.8%		Appraised Value:	$29,350,000
Interest Rate:	5.2000%		Appraisal Date:	August 1, 2012
Payment Date:	6th of each month
First Payment Date:	October 6, 2012		Historical NOI
Maturity Date:	September 6, 2022		Most Recent NOI:	$1,490,551 (T-12 July 31, 2012)
Amortization:	360 months		2nd Most Recent NOI:	$1,429,207 (December 31, 2011)
Additional Debt:	None		3rd Most Recent NOI:	$1,342,592 (December 31, 2010)
Call Protection(1):	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Soft, Springing Hard / In-Place		Historical Occupancy
			Most Recent Occupancy:	92.8% (August 15, 2012)
Reserves			2nd Most Recent Occupancy:	80.0% (December 31, 2011)
	Initial	Monthly	3rd Most Recent Occupancy:	79.0% (December 31, 2010)
Taxes:	$30,352	$11,674
(1)  Partial defeasance is permitted, subject to among other things, a release price equal to at least 125% of the allocated loan amount, a post-release DSCR at least equal to the pre-release DSCR and a post-release LTV ratio not more than the pre-release LTV ratio.
(2)   Cash sweep will be triggered if, among other things, the DSCR is less than 1.20x on a trailing twelve month basis.
(3)  The Hamptons Mixed Use Portfolio loan is secured by the borrower’s fee simple interest in seven (7) properties consisting of three retail properties, three mixed-use (retail/office) properties and one mixed-use (retail/multifamily) property. Five of the properties are located in East Hampton, NY and two of the properties are located in Southampton, NY. 29 Newtown Lane (2,800 sq. ft. two-story retail building constructed in 1920, subsequently renovated in 2003 and located on Newtown Lane in East Hampton, NY); 47 Newtown Lane (5,052 sq. ft. two-story retail/office building constructed in 1920, subsequently renovated in 2005, and located on Newtown Lane in East Hampton, NY); 55 Newtown Lane (1,352 sq. ft. freestanding, single-story retail condominium constructed in 1920, subsequently renovated in 2005 and located on Newtown Lane in East Hampton, NY); 74 North Main Street (3,846 sq. ft. freestanding, two-story retail/multifamily constructed in 1940 and located on North Main Street in East Hampton, NY); 99 Newtown Lane (8,930 sq. ft. freestanding, two-story retail/office building constructed in 1920, subsequently renovated in 2004 and located on Newtown Lane in East Hampton, NY); 801 County Route 39 (19,892 sq. ft. two-story retail building constructed in 1960 and 1970 and located on Country Road 39 in Southampton, NY); 11 Main Street (4,928 sq. ft. two-story retail/office building constructed in 1920 and located on Main Street in Southampton, NY)

Insurance:	$26,041	$5,208
Replacement:	$0	$792
Deferred Maintenance:	$44,110	$0
TI/LC:	$125,000	$4,875
Condo Common Charges:	$0	$654

Financial Information
Cut-off Date Balance / Sq. Ft.:		$406
Balloon Balance / Sq. Ft.:		$336
Cut-off Date LTV:		64.7%
Balloon LTV:		53.6%
Underwritten NOI DSCR:		1.37x
Underwritten NCF DSCR:		1.33x
Underwritten NOI Debt Yield:		9.0%
Underwritten NCF Debt Yield:		8.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Hamptons Mixed Use Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 64.7% 1.33x 9.0%

TRANSACTION HIGHLIGHTS

▪
Sponsorship. The sponsors and non-recourse carve-out guarantors for the Hamptons Mixed Use Portfolio loan are Bruce Akrongold (50%) and Ben Krupinski and his wife Bonnie Krupinski (50%). Bruce Akrongold founded Fortune Financial Investment Corp in 1984 and has grown it into a full-service real estate acquisition, development and management company focused on the redevelopment of assets situated in the New York Metropolitan Area. Fortune Financial Investment Corp currently owns/manages for its own account a portfolio of residential apartment unitsand industrial properties and conceived as well as operates the Seagate Beach Club, a 10-acre ocean front resort located in Brooklyn, NY. As of June 2012, Bruce Akrongold has a total net worth equal to $21,969,000, with $559,000 of liquidity. Ben Krupinski is the managing partner and principal of Ben Krupinski General Contractor, Inc., which is a general contracting firm based in East Hampton that specializes in custom built homes and commercial building construction principally on the East End of Long Island. As of December 2011, Ben Krupinski and his spouse Bonnie, reported total assets of $143,379,721 and total liabilities of $4,015,967, for a stated net worth of $139,363,754, with $379,033 of liquidity. Real estate accounts for $108,425,205 of his assets. The sponsors (combined) currently have ownership interest in 60 real estate properties located in the NY metro area with very modest leverage profiles on their respective portfolios of 48.0% LTV ratio on Mr. Akrongold’s portfolio and 11.0% LTV ratio on in Mr. Krupinski’s portfolio.

▪	Diverse Tenant Mix. The properties are leased to 26 different tenants, with no one tenant occupying more than 15% of the gross leasable area.

▪	Sponsor Equity. The sponsors have $6.9 million of equity remaining in the properties.

▪
Strong Tenant Sales. The in-line sales for the Hamptons Mixed Use Portfolio as of YE 2011 were equal to $863 per sq. ft., which translates into an average occupancy cost of 7.7%. Of the 16 tenants that reported sales in 2011, 7 of the 16 reported sales in excess of $1,000 per sq. ft.

▪	Location. All seven of the Hamptons Mixed Use Portfolio properties are located in fully built out submarkets with high income demographics as evidenced by in-line sales equal to $863 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2625 Old Denton Road Carrollton, TX 75007	Collateral Asset Summary Shops at Old Denton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 73.9% 1.40x 10.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Shadow Anchored
Sponsor:	Hee Duk Lee		Collateral:	Fee Simple
	Jimmy Youngho An		Location:	Carrollton, TX
	John S. Chong		Year Built / Renovated:	1983 / 2010
Borrower:	Carrollton Asian Town Center, L.P.		Total Sq. Ft.:	178,171
Original Balance:	$17,000,000		Property Management:	TW Realty Advisors, Inc.
Cut-off Date Balance:	$17,000,000		Underwritten NOI:	$1,832,539
% by Initial UPB:	1.6%		Underwritten NCF:	$1,704,144
Interest Rate:	5.9800%		Appraised Value:	$23,010,000
Payment Date:	6th of each month		Appraisal Date:	April 14, 2012
First Payment Date:	October 6, 2012
Maturity Date:	September 6, 2022		Historical NOI
Amortization:	360 months		Most Recent NOI:	$2,215,721 (T-12 June 30, 2012)
Additional Debt:	None		2nd Most Recent NOI:	$1,688,280 (December 31, 2011)
Call Protection:	L(24), D(93), O(3)		3rd Most Recent NOI:	$958,316 (December 31, 2010)
Lockbox / Cash Management(1):	Hard / Springing
			Historical Occupancy
Reserves			Most Recent Occupancy:	89.9% (April 1, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	79.2% (December 31, 2011)
Taxes:	$239,315	$26,591	3rd Most Recent Occupancy:	68.3% (December 31, 2010)
Insurance:	$51,938	$4,769	(1) Cash sweep/management will be triggered if, among other things, the DSCR is less than 1.25x on a trailing twelve month basis. (2) TI/LC reserve is capped at $500,000.
Replacement:	$0	$2,970
TI/LC(2):	$0	$7,424
Deferred Maintenance:	$37,250	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$95
Balloon Balance / Sq. Ft.:		$81
Cut-off Date LTV:		73.9%
Balloon LTV:		62.6%
Underwritten NOI DSCR:		1.50x
Underwritten NCF DSCR:		1.40x
Underwritten NOI Debt Yield:		10.8%
Underwritten NCF Debt Yield:		10.0%

TRANSACTION HIGHLIGHTS

▪
Strong Occupancy/Diverse Tenant Mix: The Shops at Old Denton property is shadow-anchored by a 78,500 sq. ft. Super H Mart that has 41 different locations across the United States. Super H Mart specializes in Asian foods and  is a nationally recognized grocery store chain among the Asian-American community. The property is 89.9% occupied as of April 1, 2012 and consists of a diverse tenant mix with no tenant occupying more than 7.5% of NRA.

▪
Good Location: The property is easily accessible via the President George Bush Turnpike (PGBT) immediately south of the property.  PGBT connects with Interstate-35E approximately 1.3 miles west of the Shops at Old Denton.

▪
Strong Sponsorship: The sponsors have significant commercial real estate experience and according to their financial statements report aggregate liquidity of approximately $6.6 million and net worth of approximately $33.7 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 East Pickwick Park Drive Greenacres, FL 33463	Collateral Asset Summary Pickwick MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,131,812 68.6% 1.62x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	GECC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Manufactured Housing Community
Sponsor:	James L. Bellinson		Collateral:	Fee Simple
Borrower:	Pickwick Mobile Home Park, LLC		Location:	Greenacres, FL
Original Balance:	$16,150,000		Year Built / Renovated:	1970 / NAP
Cut-off Date Balance:	$16,131,812		Total Pads:	369
% by Initial UPB:	1.5%		Property Management:	Riverstone Communities, LLC
Interest Rate:	4.7500%		Underwritten NOI:	$1,659,954
Payment Date:	1st of each month		Underwritten NCF:	$1,641,504
First Payment Date:	September 1, 2012		Appraised Value:	$23,500,000
Maturity Date:	August 1, 2022		Appraisal Date:	June 21, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(92), O(3)		Most Recent NOI:	$1,666,207 (T-12 May 31, 2012)
Lockbox / Cash Management:	NAP / NAP		2nd Most Recent NOI:	$1,657,739 (December 31, 2011)
			3rd Most Recent NOI:	$1,559,606 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$217,589	$24,177	Most Recent Occupancy:	98.1% (June 1, 2012)
Insurance:	$9,494	$1,187	2nd Most Recent Occupancy:	94.6% (December 31, 2011)
Replacement:	$0	$1,538	3rd Most Recent Occupancy:	93.4% (December 31, 2010)
Deferred Maintenance:	$14,473	$0

Financial Information
Cut-off Date Balance / Pad:		$43,718
Balloon Balance / Pad:		$35,684
Cut-off Date LTV:		68.6%
Balloon LTV:		56.0%
Underwritten NOI DSCR:		1.64x
Underwritten NCF DSCR:		1.62x
Underwritten NOI Debt Yield:		10.3%
Underwritten NCF Debt Yield:		10.2%

TRANSACTION HIGHLIGHTS

▪
Location. The Pickwick MHC property is located in Greenacres, within the West Palm Beach-Boca Raton-Boynton Beach metropolitan division, approximately 5 miles southwest of West Palm Beach and in close proximity to the coast. The property is situated near the intersection of South Military Trail and Lake Worth Road which are heavily traveled thoroughfares. The location is urban with a three-mile radius population of 132,841 and the city of Greenacres is virtually built out. The immediate market area has significant residential development, with considerable commercial development along South Military Trail and Lake Worth Road.

▪
Property. The Pickwick MHC property is an all-ages community with a reported unit mix of 267 (72%) single-section and 102 (28%) double-section pads. Amenities include a clubhouse and a leasing office building with laundry facilities, two swimming pools including a children’s swimming pool, a playground, shuffleboard courts, a basketball court, and a tennis court.

▪
Long-term Ownership/Sponsorship. James L. Bellinson owns and operates over 50 manufactured housing communities in 8 states, including more than 35 in Florida. Mr. Bellinson purchased Pickwick MHC in January 2002 reported a net worth in excess of $50MM and liquidity in excess of $5MM on December 31, 2011. The Pickwick MHC property is professionally managed by Riverstone Communities, LLC, owned and operated by Mr. Bellinson.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary East 98th Street Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 69.0% 1.42x 9.1%

Mortgage Loan Information			Property Information
Loan Seller:	AMF II		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Mixed Use – Retail / Office
Sponsor:	Morris Bawabeh; David Bawabeh		Collateral:	Fee Simple
Borrower:	Bermuda Realty No. 4 LLC		Location:	Brooklyn, NY
Original Balance:	$16,000,000		Year Built / Renovated:	2011/NAP; 2005/NAP; 1931/2011
Cut-off Date Balance:	$16,000,000		Total Sq. Ft.:	66,400
% by Initial UPB:	1.5%		Property Management:	Self-Managed
Interest Rate:	4.6630%		Underwritten NOI:	$1,462,925
Payment Date:	1st of each month		Underwritten NCF:	$1,410,503
First Payment Date:	October 1, 2012		Appraised Value:	$23,200,000
Maturity Date:	September 1, 2022		Appraisal Date:	April 25, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24),D(92),O(4)		Most Recent NOI:	$1,584,541 (Ann. YTD June 30, 2012)
Lockbox / Cash Management(1):	Soft, Springing Hard / Springing		2nd Most Recent NOI(7):	$747,511 (December 31, 2011)
			3rd Most Recent NOI(8):	$271,098 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:(2)	$21,240	$0	Most Recent Occupancy:	100.0% (August 8, 2012)
Insurance:(3)	$15,179	$0	2nd Most Recent Occupancy:	NAP
Replacement:(4)	$29,880	$0	3rd Most Recent Occupancy:	NAP
TI/LC:(5)	$400,000	$0
(1)   A hard lockbox and cash management will be triggered in the event of a monetary default under the loan documents.
(2)   At loan funding, the borrower deposited funds into the tax reserve in the amount of $21,240, which amount represents six months’ worth of the current tax payments and is the capped maximum balance for the tax reserve. As long as borrower delivers evidence of payment of taxes, monthly deposits to the tax reserve will not be required. If it is determined that the balance of the tax reserve is insufficient to pay the semi-annual tax bill, borrower will be required to deposit sufficient funds to make up the deficiency.
(3)   At loan funding, the borrower deposited funds into the insurance reserve in the amount of $15,179, which amount represents six months’ worth of the current insurance premiums and is the capped maximum balance for the insurance reserve. As long as borrower delivers evidence of acceptable insurance policies and payment of insurance premiums, monthly deposits to the insurance reserve will not be required. If it is determined that the balance of the insurance reserve is insufficient to pay six months of insurance premiums, borrower will be required to deposit sufficient funds to make up the deficiency.
(4)   At loan funding, the borrower deposited funds into the replacement reserve in the amount of $29,880, which amount is the capped maximum balance for the replacement reserve. As long as borrower adequately maintains the property, monthly deposits to the replacement reserve will not be required. If at any time the balance of the replacement reserve is less than $29,880, borrower will be required to deposit sufficient funds to make up the deficiency.
(5)   At loan funding, the borrower deposited funds into the TI/LC reserve in the amount of $400,000, which amount is the capped maximum balance for the TI/LC reserve. If at any time the balance of the TI/LC reserve is less than $400,000, borrower will be required to deposit sufficient funds to make up the deficiency.
(6)   At loan funding, the borrower deposited funds into a rent abatement reserve in the amount of $1,012,920, representing the total amount of the rent abatement provided to Ascend Charter School during the second and third years of its lease. Funds will be released in a monthly amount of $49,373 on the payment dates occurring in September 2012 through and including August 2013 and in the monthly amount of $35,037 on the payment dates occurring in September 2013 through and including August 2014.
(7)   Historical NOI for 2011 represents partial year operations for tenant spaces at the properties whose fit-out was either not complete or recently completed at the time.
(8)   Historical NOI for 2010 excludes the 86 East 98th Street and 123 East 98th Street properties whose construction and/or renovation was not complete at the time.

Rent Abatement Reserve:(6)	$1,012,920	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$241
Balloon Balance / Sq. Ft.:		$196
Cut-off Date LTV:		69.0%
Balloon LTV:		56.1%
Underwritten NOI DSCR:		1.48x
Underwritten NCF DSCR:		1.42x
Underwritten NOI Debt Yield:		9.1%
Underwritten NCF Debt Yield:		8.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary East 98th Street Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 69.0% 1.42x 9.1%

TRANSACTION HIGHLIGHTS

■
Strong Borrower/Sponsor. The sponsors have ownership and management interests in over 1.5 million square feet of retail properties located throughout Brooklyn, NY. As of August 8, 2012, the sponsors reported a total combined net worth of approximately $106,000,000 and liquidity of approximately $20,000,000.

■
Sponsor Equity. The properties were acquired by the sponsors in various transactions over the past 8 years and they either built or extensively renovated the improvements at a cost of approximately $23,500,000. The sponsors have approximately $7,500,000 of equity remaining in the portfolio.

■
Location. The properties are located in a densely populated, urban in-fill location of Brooklyn, NY. As of 2012, the population within a one mile radius of the properties is estimated to be approximately 177,634.

■	Recent Construction. The properties were all either newly constructed or substantially renovated between 2005 and 2011.

■
Partial Recourse. The sponsors, Morris Bawabeh and David Bawabeh, personally guaranty $4,800,000 of the balance of the loan. Additionally, in the event that the Ascend Charter School vacates its space, costs of tenant improvements necessary to restore the vacated space back to leasable office space in an amount up to $2,000,000 ($43/SF) will be an additional recourse obligation of the sponsors.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

11611 Bernardo Plaza Court San Diego, CA 92128	Collateral Asset Summary Courtyard – Rancho Bernardo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,500,000 49.7% 2.24x 17.9%

Mortgage Loan Information			Property Information
Loan Seller:	KeyBank National Association		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality – Limited Service
Sponsor:	Apple REIT Seven, Inc.		Collateral:	Fee Simple
Borrower:	Apple Seven SPE Rancho		Location:	San Diego, CA
	Bernardo, Inc.		Year Built / Renovated:	1987 / 2006
Original Balance:	$15,500,000		Number of Rooms:	210
Cut-off Date Balance:	$15,500,000		Property Management:	Dimension Development Company, Inc.
% by Initial UPB:	1.4%		Underwritten NOI:	$2,767,508
Interest Rate:	5.0000%		Underwritten NCF:	$2,440,027
Payment Date:	1st of each month		Appraised Value:	$31,200,000
First Payment Date:	October 1, 2012		Appraisal Date:	July 19, 2012
Maturity Date:	September 1, 2022
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$2,769,110 (T-12 June 30, 2012)
Call Protection:	L(24), D(93), O(3)		2nd Most Recent NOI:	$2,480,912 (December 31, 2011)
Lockbox / Cash Management(1):	Soft / Springing		3rd Most Recent NOI:	$2,017,615 (December 31, 2010)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	67.6% (T-12 June 30, 2012)
Taxes:	$140,377	$23,396	2nd Most Recent Occupancy:	66.3% (December 31, 2011)
Insurance(2):	$0	Springing	3rd Most Recent Occupancy:	60.5% (December 31, 2010)
Deferred Maintenance:	$24,150	$0
(1)   Cash management will be triggered if (i) there is an event of default; (ii) there is any bankruptcy action of borrower, operator or manager; (iii) the DSCR is less than 1.20x on a trailing twelve month basis; (iv) there is a judgment in the court case known as “In re Apple REITs Litigation” currently pending in the United States District Court for the Eastern District of New York, wherein borrower, operator, guarantor or the Property are materially adversely affected, financially or otherwise.
(2)   The monthly insurance escrows will be triggered if (i) a cancellation, termination or lapse of any required coverage occurs; (ii) Borrower fails to provide evidence of coverage; or (iii) an event of default.
(3)   The FF&E monthly escrow amount shall be adjusted annually and shall be the greater of (i) the amount required to be escrowed by borrower at any time pursuant to the franchise agreement, or (ii) one-twelfth of 4.0% of the greater of the total gross income from operations or the total projected gross income from operations set forth in the annual budget for the immediately following calendar year.

Renovations:	$975,000	$0
FF&E(3):	$27,290	$27,290

Financial Information
Cut-off Date Balance / Room:		$73,810
Balloon Balance / Room:		$55,176
Cut-off Date LTV:		49.7%
Balloon LTV:		37.1%
Underwritten NOI DSCR:		2.55x
Underwritten NCF DSCR:		2.24x
Underwritten NOI Debt Yield:		17.9%
Underwritten NCF Debt Yield:		15.7%

TRANSACTION HIGHLIGHTS

■
Credit Metrics. Based on the “as is” appraised value of $31.2 million, the loan represents a 49.7% loan to value ratio, and based on the underwriting, the NCF DSCR is 2.24x and the NCF Debt Yield is 15.7%.

■
Increasing Performance. For the trailing twelve month period ending June 30, 2012, the property is performing at the top if its competitive set and the San Diego NE/Escondido Tract in regard to occupancy, average daily rate, and revenue per available room. Net operating income has continually increased over the past three reporting periods, moving from  $2.02 million in 2010, $2.48 million in 2011 to $2.77 million as of the trailing twelve month period ending June 30, 2012. In addition, revenue per available room has increased from  $67.41 in 2010, $75.69 in 2011, to $77.61 as of the trailing twelve month period ending June 30, 2012.

■
Sponsor Equity. Based on the cost basis of $37,433,000, the sponsor had $21,933,000 of equity remaining in the Courtyard – Rancho Bernardo property as of loan closing resulting in a loan-to-cost ratio of 41.4%.

■
Location. The Courtyard – Rancho Bernardo property is located in southern California, approximately 23 miles north of downtown San Diego in Rancho Bernardo. The  property is located along the east side of Interstate 15, approximately two miles from Rancho Bernardo Business Park, a 685-acre office complex where approximately 50,000 workers are employed. Sony Electronics, Hewlett-Packard, Northrop Grumman, BAE Systems, NCR Corporation, SAIC, Cymer and Eastman Kodak Co. are located in the Rancho Bernardo Business Park.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary Cooper Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,483,914 71.9% 1.54x 11.0%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	Ted H. Cooper		Collateral:	Fee Simple
	Jennifer Cooper		Location(6):	Various
Borrower:	The Somerset Center Cooper, LLC		Year Built / Renovated(6):	Various / Various
	Magnolia Place Cooper, LLC		Total Sq. Ft. (6):	211,750
	The Saufley Station Cooper, LLC		Property Management:	Wheeler/Kolb Management
Original Balance:	$15,500,000			Company
Cut-off Date Balance:	$15,483,914		Underwritten NOI:	$1,706,579
% by Initial UPB:	1.4%		Underwritten NCF:	$1,558,354
Interest Rate:	5.1000%		Appraised Value(7):	$21,550,000
Payment Date:	6th of each month		Appraisal Date(7):	Various
First Payment Date:	September 6, 2012
Maturity Date:	August 6, 2022		Historical NOI
Amortization:	360 months		Most Recent NOI:	$1,742,663 (T-12 May 31, 2012)
Additional Debt:	None		2nd Most Recent NOI:	$1,537,349 (December 31, 2011)
Call Protection(1):	L(25), D(92), O(3)		3rd Most Recent NOI:	$1,262,378 (December 31, 2010)
Lockbox / Cash Management(2):	Hard / Springing
			Historical Occupancy
Reserves			Most Recent Occupancy(8):	97.7% (Various)
	Initial	Monthly	2nd Most Recent Occupancy:	82.3% (December 31, 2011)
Taxes:	$84,642	$14,567	3rd Most Recent Occupancy:	72.4% (December 31, 2010)
Insurance:	$22,406	$3,734
(1)       Partial defeasance is permitted subject to, among other things, a release price equal to at least 115% of the allocated loan amount, a post-release DSCR at least equal to the greater of closing date DSCR or the pre-release DSCR and a post-release LTV ratio not more than the lesser of closing date LTV and the pre-release LTV ratio, provided that the loan documents prohibit the partial release of the Magnolia Place property.
(2)       Cash management and cash sweep will be triggered if, among other things, the DSCR is less than 1.15x on a trailing twelve month basis or upon the occurrence of certain tenant-specific trigger events as described in the transaction highlights below.
(3)       Replacement reserve is capped at $120,000.
(4)       TI/LC reserve is capped at $1,000,000. Upon the occurrence of certain trigger events excess cash flow will be swept into additional TI/LC reserve accounts, as described in the transaction highlights below.
(5)       Free Rent Reserve is equal to the remaining rent credits attributable to Burke’s Outlet ($2,708.33 per month from August 2012 to September 2013) and Sleep Tight ($5,696 for each of August and September 2012).
(6)       The Cooper Retail Portfolio loan is secured by the borrower’s fee simple interest in three anchored retail centers totaling a combined 211,750 sq. ft. - Magnolia Place (103,638 sq. ft., built in 1995 and renovated in 2007 / 2011, and located in Columbus, MS); Saufley Plaza (51,282 sq. ft., built in 1998 and located in Pensacola, FL); and Somerset Center (56,840 sq. ft., built in 2000 and renovated in 2011, and located in Somerset, KY).
(7)       Magnolia Place has an appraised value of $11.1 million as of June 1, 2012. Saufley Plaza has an appraised value of $6.2 million as of June 4, 2012. Somerset Center has an appraised value of $4.25 million as of June 1, 2012.
(8)       The borrower reported occupancy of 95.3% as of June 21, 2012 for Magnolia Place, 100.0% as of September 6, 2012 for Saufley Plaza and 100.0% as of May 31, 2012 for Somerset Center.

Replacement(3):	$0	$3,529
TI/LC(4):	$0	$27,778
Free Rent Reserve(5):	$50,395	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$73
Balloon Balance / Sq. Ft.:		$60
Cut-off Date LTV:		71.9%
Balloon LTV:		59.3%
Underwritten NOI DSCR:		1.69x
Underwritten NCF DSCR:		1.54x
Underwritten NOI Debt Yield:		11.0%
Underwritten NCF Debt Yield:		10.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Cooper Retail Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,483,914 71.9% 1.54x 11.0%

TRANSACTION HIGHLIGHTS

▪	Multi-Property Loan. The Cooper Retail Portfolio loan is comprised of three mortgaged properties located in three different states.

▪
Cash Equity. Based on the reported total basis of $24.5 million (comprised of the combined purchase price of $22.0 million in 2006 and reported equity invested since the acquisition of $2.5 million), the sponsors had approximately $9.0 million of equity remaining in the Cooper Retail Portfolio properties as of loan closing resulting in a loan to cost ratio of 63.3%.

▪
Reserve Structure. The Cooper Retail Portfolio loan is structured with springing cash flow sweeps to separate TI/LC reserve accounts upon any of the “Specified Tenants” (as defined below) (i) failing to give notice of its intent to extend or renew its lease upon expiration, (ii) engaging in any bankruptcy action, or (iii) going dark, vacating or discontinuing operations at the related property. The Specified Tenants are Winn Dixie, Burke’s, TJ Maxx, Office Depot, and any other tenant that (a) then occupies more than 10,000 sq. ft. at the properties, (b) accounts for more than 8% of the in place base rent at the properties, or (c) satisfies certain other conditions as set forth in the loan documents.

▪	Below Market Rents. According to the appraisals, all of the tenants at the Cooper Retail Portfolio properties pay at or below market rents.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Zeune Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,266,479 65.7% 1.52x 10.9%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Self Storage
Sponsor:	Kim E. Zeune		Collateral:	Fee Simple
Borrower:	A Storage Solution of Destin, L.L.C.		Location(3):	Various
	A Storage Solution of Daphne, LLC		Year Built / Renovated(3):	Various
	Michigan Storage Center II LLC		Total Units(3):	3,120
	Zeune Michigan Storage Center,		Property Management:	Zeune Construction & Development, Inc.
	III, LLC;		Underwritten NOI:	$1,662,074
	Etna Storage, LLC		Underwritten NCF:	$1,597,957
	Broad & York Street Mini Storage,		Appraised Value:	$23,250,000
	LTD.		Appraisal Date(4):	April 2012
Original Balance:	$15,295,000
Cut-off Date Balance:	$15,266,479		Historical NOI
% by Initial UPB:	1.4%		Most Recent NOI:	$1,684,947 (T-12 June 30, 2012)
Interest Rate:	5.5500%		2nd Most Recent NOI:	$1,528,748 (December 31, 2011)
Payment Date:	6th of each month		3rd Most Recent NOI:	$1,263,456 (December 31, 2010)
First Payment Date:	August 6, 2012
Maturity Date:	July 6, 2022		Historical Occupancy
Amortization:	360 months		Most Recent Occupancy:	78.8% (June 30, 2012)
Additional Debt:	None		2nd Most Recent Occupancy:	74.1% (December 31, 2011)
Call Protection:	L(26), D(91), O(3)		3rd Most Recent Occupancy:	63.3% (December 31, 2010)
Lockbox / Cash Management(1) :	Hard / Springing
(1)       Cash management and a cash sweep will be triggered if, among other things, the DSCR is less than 1.10x on a trailing twelve month basis.
(2)       Replacement reserve is capped at $192,350 or 3 years of collections.
(3)       The Zeune Self Storage Portfolio loan is secured by the borrower’s fee simple interest in six self storage facilities containing 3,120 units (427,444 sq. ft.) – A Storage Solution of Destin (798 units built in 2005-2006 and is located in Destin, FL); Michigan Storage Centers – Farmington Hills (666 units built in 2004 and is located in Farmington, MI); A Storage of Daphne (531 units built in 2009 and is located in Daphne, AL); Michigan Storage Centers – Oak Park (556 units built in 1964 and renovated in 2006 is located in Oak Park, MI); Broad and York Storage (365 units built in 1995-2009 and is located in Pataskala, OH); and Etna Storage (204 units built in 2009 and is located in Pataskala, OH).
(4)       A Storage Solution of Destin has an appraised value of $7.5 million as of April 4, 2012. Michigan Storage Centers – Farmington Hills has an appraised value of $5.4 million as of April 10, 2012. A Storage of Daphne has an appraised value of $3.4 million as of April 5, 2012. Michigan Storage Centers – Oak Park has an appraised valueof $2.6 million as of April 10, 2012. Broad & York Storage has an appraised value of $2.9 million as of April 3, 2012. Etna Storage has an appraised value of $1.45 million as of April 3, 2012.

Reserves
	Initial	Monthly
Taxes:	$203,264	$24,473
Insurance:	$31,957	$6,967
Replacement(2):	$0	$5,343
Daphne Wind Insurance
Deductible:	$200,000	$0

Financial Information
Cut-off Date Balance / Unit:		$4,893
Balloon Balance / Unit:		$4,101
Cut-off Date LTV:		65.7%
Balloon LTV:		55.0%
Underwritten NOI DSCR:		1.59x
Underwritten NCF DSCR:		1.52x
Underwritten NOI Debt Yield:		10.9%
Underwritten NCF Debt Yield:		10.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various	Collateral Asset Summary Zeune Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,266,479 65.7% 1.52x 10.9%

TRANSACTION HIGHLIGHTS

▪
Sponsorship. Kim E. Zeune has over 30 years of experience in commercial real estate, constructing over one million square feet of retail space nationwide for 84 Lumber Company with Zeune Brothers Construction (ZBC). From 1983 to 1989, ZBC completed seven self storage projects totaling approximately 500,000 sq. ft.  In 1989, Mr. Zeune formed Zeune Construction & Development (ZCD). ZCD has completed construction on over a million square feet of self storage, retail, office, and convenience store facilities. Zeune’s current portfolio consists of an ownership interest in nine self storage facilities with 4,766 units, totaling 631,324 sq. ft. The properties are located in Alabama, Florida, Ohio, and Michigan. Mr. Zeune has a net worth of approximately $9.7 million and liquidity of $251,117 as of December 31, 2011.

▪	Multi-Property Loan. The collateral for the Zeune Self Storage Portfolio loan is comprised of six mortgaged properties located across four states (MI, OH, AL and FL).

▪
Strong Loan Economics. Based on total Underwritten Net Cash Flow of $1,597,957, the Zeune Self Storage Portfolio loan performs at a U/W NCF DSCR of 1.52x and U/W NOI DY of 10.9%. Based on current in place rent, the breakeven occupancy for the Zeune Self Storage Portfolio loan is 58.6%.

▪
Improving Portfolio Performance. From year end 2009 through year end 2011, total revenue improved at a compounded annual growth rate of 12.1% from $2,095,101 to $2,634,674. Over this same period Net Cash Flow improved at a compounded annual growth rate of 21.0% from $1,043,472 to $1,528,748. Occupancy for the Zeune Self Storage Portfolio properties has improved from 57.5% in 2009 to 73.6% in 2011 with current occupancy as of June 30, 2012 of 85.5% (based on total square footage of 427,444.) Current occupancy on a per unit basis is 78.8%.

▪
Management. The Zeune Self Storage Portfolio properties are managed by a sponsor related entity, Stop-N-Go Storage. Stop-N-Go, headquartered in Westerville, Ohio, is a privately held self-storage management company formed in 1981 to run the property management operations of the Zeune Construction and Development portfolio. Stop-N-Go currently manages all nine of the Zeune self-storage properties located in Alabama, Florida, Michigan, and Ohio and employs six on-site property managers and three off-site employees who oversee the daily operations and leasing at each property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS TERM SHEET

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The securities offered by these materials are being offered when, as and if issued. You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of the offered certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the offered certificates will first be made. You are advised that offered certificates may not be issued that have the characteristics described in these materials. An underwriter’s obligation to sell the offered certificates to you is conditioned on the mortgage loans and offered certificates having the characteristics described in these materials. If for any reason the depositor does not deliver the offered certificates, the underwriter will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase.

The information in this term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any conflicting information contained in any prior similar materials relating to the offered certificates. The information in this document may be amended or supplemented prior to the time of your contractual commitment to purchase any of the offered certificates. This term sheet is being delivered to you solely to provide you with information about the offered certificates and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the offered certificates, until the underwriters have accepted your offer to purchase those certificates. Any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

The information contained in this term sheet may not pertain to any securities that will actually be sold. The information contained in this term sheet may be based on assumptions regarding market conditions and other matters as reflected in this term sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this term sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this term sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this term sheet or derivatives thereof (including options). None of UBS Securities LLC, Barclays Capital Inc., KeyBanc Capital Markets Inc., Drexel Hamilton, LLC or Citigroup Global Markets Inc. provides accounting, tax or legal advice.